Exhibit 10 (JJ)

Exhibit 10 (JJ) PURCHASE AND SALE AGREEMENT Between 2445 M STREET PROPERTY LLC and 2445 DEBT HOLDING TRUST SELLER, and WRIT – 2445 M, LLC PURCHASER. Premises: 2445 M Street, NW Washington, D.C. June 16, 2008

TABLE OF CONTENTS

Page

1. DEFINITIONS 1

2. PURCHASE AND SALE 1

3. ACCESS; DUE DILIGENCE 4

4. PURCHASE PRICE AND DEPOSIT 7

5. STATUS OF TITLE 11

6. TITLE INSURANCE; LIENS 12

7. APPORTIONMENTS 14

8. PROPERTY NOT INCLUDED IN SALE 23

9. COVENANTS OF SELLER 23

10. ASSIGNMENTS BY SELLER AND ASSUMPTIONS BY PURCHASER; SECURITY DEPOSITS; CONDITIONS TO CLOSING 25

11. CONDITION OF THE PROPERTY; REPRESENTATIONS 27

12. DAMAGE AND DESTRUCTION 34

13. CONDEMNATION 36

14. BROKERS AND ADVISORS 37

15. TAX REDUCTION PROCEEDINGS 38

16. TRANSFER TAXES AND TRANSACTION COSTS 39

17. DELIVERIES TO BE MADE ON THE CLOSING DATE 39

18. CLOSING DATE 42

19. NOTICES 43

20. DEFAULT BY PURCHASER OR SELLER 45

21. FIRPTA COMPLIANCE 46

22. ENTIRE AGREEMENT 46

-i-

23.	AMENDMENTS 47
24.	WAIVER 47
25.	PARTIAL INVALIDITY 47
26.	SECTION HEADINGS 47
27.	GOVERNING LAW 47
28.	PARTIES; ASSIGNMENT AND RECORDING 47
29.	CONFIDENTIALITY AND PRESS RELEASES 48
30.	FURTHER ASSURANCES 48
31.	THIRD PARTY BENEFICIARY 48
32.	JURISDICTION AND SERVICE OF PROCESS 49
33.	WAIVER OF TRIAL BY JURY 49
34.	MISCELLANEOUS 49
35.	ATTORNEYS’ FEES 50
36.	ADDITIONAL CONDITIONS TO CLOSING 50
37.	EXCULPATION 54
-ii-

Schedules

A. Description of the Land

B. Personalty

C. Loan Documents

D. List of Leases

E. List of Contracts

F. List of Security Deposits

G. Litigation

H. Brokerage Agreements

I. Outstanding Leasing Commissions and Tenant Improvement Allowances

J-l. Survey

J-2. Permitted Encumbrances—Title

K Wilmer Payments Received Through May 2008

L Loan Document Changes

Exhibits

1. Escrow Agent’s Wire Instructions

2. Form of Deed

3. Form of Bill of Sale

4. Form of Notice to Tenants

5. Form of FIRPTA Affidavit

6. Form of Assignment and Assumption of Leases and Contracts

7. Form of Omnibus Assignment and Assumption Agreement

8. Form of Assignment and Assumption of Parking Management Agreement and Parking

Garage Agreement

9. Form of Tenant Estoppel Certificate

10. Form of Assignment Application

11. Form of Owner’s Affidavit and Gap Indemnity

-i-

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) made on this 16th day of June, 2008 (the “Effective Date”) between 2445 M STREET PROPERTY LLC, a Delaware limited liability company (“Owner”) and 2445 DEBT HOLDING TRUST, a Massachusetts trust (“2445 Trust”; Owner and 2445 Trust are collectively “Seller”), both having an address c/o Broadway Partners Fund Manager, LLC, 375 Park Avenue, 29th Floor, New York, New York 10152, and WRIT—2445 M, LLC, a Delaware limited liability company, having an address at 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852 (“Purchaser”).

WITNESSETH:

WHEREAS, Owner is the owner and holder of the fee simple estate in and to that certain plot, piece and parcel of land (the “Land”) commonly known as 2445 M Street, N.W., Washington, D.C., and more particularly described in Schedule A, together with the building and all other improvements (collectively, the “Building”) located on the Land (the Building and the Land being sometimes referred to hereinafter, collectively, as the “Premises”);

WHEREAS, 2445 Trust is the holder of that certain Promissory Note in the original principal amount $22,644,207.00 made by Wilmer Cutler & Pickering (“Wilmer”) dated October 20, 2003 (the “Wilmer Note”), and the beneficiary under that certain $6,000,000 Irrevocable Standby Letter of Credit No. 61615305, as amended, issued by Citibank, NA (the “Wilmer LC”), which was delivered by Wilmer as collateral to secure Wilmer’s obligations under the Wilmer Note and as a security deposit under Wilmer’s lease; the Wilmer LC together with the Wilmer Note and all other documents evidencing the pledge of the Wilmer LC (including, but not limited to, the Security Deposit Agreement and Amended and Restated Security Agreement between Wilmer and Owner dated as of October 20, 2003, as amended (the “Wilmer Security Agreement”)) are collectively, the “Wilmer Receivable”; and

WHEREAS, Seller desires to sell the Property (as hereinafter defined) to Purchaser, and Purchaser desires to purchase the Property from Seller, upon and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1. DEFINITIONS

2445 Trust Preamble

ABC Audit Section 7(b)(ix)

ABC Other Audit Section 7(b)(ix)

ABC Rent Audit Section 7(b)(ix)

Additional Rent Section 7(b)(xi)

Agreement Preamble

Apportionment Date Section 7(a)

Approved Letter of Credit Section 4(a)

Assumption Agreement Section 36(b)(i)(B)

Base Rents Section 7(b)(i)

Broker Section 14(a)

Brokerage Agreements Section 11(c)(viii)

Building Recitals

business day Section 4(f)

Closing Section 18(a)

Closing Date Section 18(a)

Consent Date Section 18(b)

Contracts Section 10(a)(ii)

Cure Extension Notice Section 11(h)

Default Rate Section 7(m)

Deposit Section 4(a)

Diligence Party Section 11(d)

Diligence Termination Date Section 3(f)

Disclosed Survey Items Section 5(a)

Effective Date Preamble

Environmental Law Section 11(c)(xvii)

ERISA Section 11(f)(iii)

Escrow Agent Section 4(a)

Estoppels Section 36(a)

Exculpated Parties Section 11(a)

Existing Financing Section 4(d)

Existing Lender Section 36(b)(i)

Existing Lender Reserves and Escrows Section 36(b)(vi)

Existing Mezzanine Debt Section 4(d)

Final Closing Statement Section 7(1)

FIRPTA Section 21

Future Commissions Section 7(g)(i)

Future Tenant Inducement Costs Section 7(g)(ii)

Government Lists Section 11(f)(v)

Interpark Section 7(k)

Land Recitals

Leases Section 10(a)(i)

Lender Section 4(d)

Lender’s Consent Section 36(b)(i)(B)

Limitation Period Section 11(h)

Loan Assumption Fees Section 36(b)(v)

Loan Documents Section 4(d)

Mezz Section 4(d)

New Closing Notice Section 6(d)

Notices Section 19

Non-Objectionable Encumbrances Section 6(a)(iii)

OFAC Section 11(f)(v)

Operating Statements Section 3(b)

Overage Rent Section 7(b)(iii)

Owner Preamble

Parking Garage Agreement Section 9(b)(v)

Parking Management Agreement Section 7(k)

Patriot Act Offense Section 11(f)(v)

PB Rent Audit Section 7(b)(ix)

Permitted Encumbrances Section 5

Personalty Section 2(a)

Preliminary Closing Statement Section 7(1)

Premises Recitals

Principal Section 3(e)

Proceeding Section 11(h)

Property Section 2(a)

Property Taxes Section 7(a)(ii)

Purchase Price Section 4

Purchaser Preamble

Purchaser’s Representatives Section 3(a)

Rent Audit Section 7(b)(viii)

Rents Section 7(a)(i)

Seller Preamble

Seller Knowledge Individual Section 11(c)

Seller Related Parties Section 3(e)

Seller’s Actual Knowledge Section 11(c)

Seller’s Affiliates Section 37

Seller’s Broker Section 14(a)

Seller’s Indemnity Section 36(b)(i)(B)

Seller’s Post-Closing Indemnitor Section 37

Seller’s Representations Section 11(d)

Substitute Guarantor Section 36(b)(iii)

Survey Section 5(a)

Taking Section 13(a)

Tax Certiorari Proceeding Section 15

Tenant Inducement Costs Section 7(g)(ii)

Tenant Violations Section 6(f)

Termination Notice Section 3(f)

Title Commitment Section 6(a)(i)

Title Company Section 6(a)(i)

Title Cure Period Section 6(a)(iii)

Title Objections Section 6(a)(ii)

Transfer Taxes Section 16(a)

Transfer Tax Laws Section 16(a)

Transferred Security Deposits Section 17(a)(vii)

Underlying Documents Section 6(a)(i)

Update Exception Section 6(a)(ii)

Update Objection Deadline Section 6(a)(ii)

Utilities Section 7(e)

Violations Section 6(f)

Westin Section 9(a)(iv)

Westin Documents Section 9(b)(v)

Westin Estoppel Section 9(a)(vii)

Wilmer Recitals

Wilmer LC Recitals

Wilmer Note Recitals

Wilmer Receivable Recitals

Wilmer Security Agreement Recitals

2. PURCHASE AND SALE.

(a) Seller shall sell, assign and convey to Purchaser, and Purchaser shall purchase and assume from Seller, subject to the terms and conditions of this Agreement, all of Seller’s right, title and interest in and to (i) the Premises; (ii) the fixtures, furnishings, furniture, equipment, machinery, inventory, appliances and other personal property owned by Seller, located at the Premises (as listed on Schedule B hereto) (collectively, the “Personalty”), subject to depletions, replacements or additions thereto in the ordinary course of business of the Property; and (iii) the Leases in effect on the Closing Date (subject to Section 9), (iv) the Contracts in effect on the Closing Date that Purchaser elects to or must assume (subject to Section 9), (v) any trade name used in connection with the ownership, operation and promotion of the Premises, all logos used in connection with the advertising and promotion of the Premises, any assignable licenses issued by a governmental authority to Seller and necessary for the operation of the Premises, and all local telephone numbers and listings for the Premises, (vi) all assignable warranties or guaranties presently in effect from contractors, suppliers or manufacturers of Personalty installed in or used in connection with the Premises or any work performed or improvements included as a part of the Premises, and (vii) the Wilmer Receivable. The items described in clauses (i) through (vii) above are sometimes referred to hereinafter, collectively, as the “Property.”

(b) The parties hereto acknowledge and agree that the value of the Personalty is de minimis and that no part of the Purchase Price is allocable thereto.

3. ACCESS; DUE DILIGENCE

(a) Subject to the provisions of Section 3(c), provided no Purchaser default has occurred under this Section 3, Purchaser, and its agents, employees, consultants, inspectors, appraisers, engineers and contractors (collectively, “Purchaser’s Representatives”) shall have the right, through the Closing Date, from time to time, upon the advance notice required pursuant to Section 3(c), to enter upon and pass through the Premises during normal business hours to examine and inspect the same for purposes of interviewing tenants and conducting such surveys and environmental and engineering tests, including inspections, investigations and studies, as Purchaser deems necessary or desirable to evaluate the Property. In addition, Purchaser may conduct such non-intrusive (or intrusive, subject to the provisions of Sections 3(c) and 3(d)) architectural, engineering, environmental, economic and other studies of the Real Property as Purchaser may deem desirable. Purchaser’s inspections of the Premises shall be subject to the provisions of Section 3(c) and Section 3(d). Notwithstanding any such inspection, or anything to the contrary herein contained, except as set forth in Section 3(f) hereof, Purchaser’s obligations hereunder shall not be limited or otherwise affected as a result of any fact, circumstance or other matter of any kind discovered by Purchaser’s Representatives prior to the Diligence Termination Date in connection with any such inspection, access or otherwise; it being agreed that Seller is permitting Purchaser such right of inspection to allow Purchaser to determine whether or not to terminate this Agreement under the provisions of Section 3(f).

(b) (i) Seller shall make available to Purchaser, either at Seller’s management office at the Premises or at the offices of Broadway Partners Fund Manager, LLC, 375 Park Avenue, 29th Floor, New York, New York 10152, the following items, to the extent in Seller’s possession and without representation or warranty whatsoever, except as otherwise expressly set forth herein: (i) architectural, mechanical, electrical and structural plans and specifications for the Premises; (ii) engineering, architectural, physical inspection, maintenance, geological and environmental reports relating to the Premises; (iii) copies of all Leases and Contracts; (iv) Seller’s books and records relating to the operation of the Property (but excluding Seller’s income tax records, its corporate records with its members or partners and any records relating to Seller’s selling or financing negotiations or third party appraisals or any internal documents relating to the value of the Property); (v) the latest survey of the Land showing all improvements, rights of way, easements, dedications and similar matters; (vi) all licenses and all certificates of occupancy issued for the Building or to the tenants in the Building; (vii) certificates of insurance for all casualty, liability and other insurance policies currently in effect with respect to the Premises, except to the extent the same is part of a “portfolio insurance program” maintained by Seller’s parent entity, plus a history of claims for the last three (3) years; (viii) statements of income and expense of the Premises for calendar years 2005, 2006 and 2007, and monthly statements of income and expense for the Premises for the months of January through April, 2008 (collectively, the “Operating Statements”), and copies of all tenant billings for 2007 covered by the Operating Statements; (ix) all assessments and bills for real estate and any other taxes affecting the Premises, and for special assessments affecting the Premises, for the preceding three (3) full tax years, together with a summary of any contested tax assessments affecting the Premises during such three (3)-year period and copies of any income and expense statements filed with any governmental authorities having jurisdiction for such three (3)-year period; (x) a copy of Seller’s current rent roll (in such detail as is used by Seller) of all Leases in effect; (xi) a list of all outstanding material litigation affecting the Premises; (xii) all business and professional license/tax returns filed by Seller for the last two (2) fiscal years and copies of any material correspondence from governmental authorities related to such returns; (xiii) all warranties and guarantees related to the Property which are currently in effect; (xiv) a list of proposed leases/renewals/expansions being actively negotiated by Seller, showing proposed effective/expiration dates, rental rates, expense stops, rent concessions or abatements, tenant improvements and expected completion dates, escalation provisions, common area maintenance charges, tax, insurance and maintenance charges to be reimbursed by the proposed tenant, and options to extend or expand to be granted to such proposed tenant; (xv) payment history for each tenant for the twelve (12) months prior to the Effective Date; and (xvi) copies of the actual utility bills for all utilities serving the Premises for the twelve (12) months prior to the Effective Date.

(c) In conducting any inspection of the Premises or otherwise accessing the Premises, Purchaser shall at all times comply with all laws and regulations of all applicable governmental authorities, and neither Purchaser nor any of Purchaser’s Representatives shall (i) contact or have any discussions with any of Seller’s employees, agents or representatives (including, without limitation, the property manager), or with tenants, without first arranging such contact or discussions with Anthony Chang at (212) 810-4942, (ii) interfere with the business of Seller (or any of its tenants or contractors providing services to the Premises) conducted at the Premises or disturb the use or occupancy of any occupant of the Premises, or (iii) damage the Property. In conducting the foregoing inspection or otherwise accessing the Premises, Purchaser and Purchaser’s Representatives shall at all times comply with, and shall be subject to, the rights of the tenants under the Leases (and any persons claiming under or through such tenants). Seller may from time to time establish reasonable rules of conduct for Purchaser and Purchaser’s Representatives in furtherance of the foregoing. Purchaser shall schedule and coordinate all inspections or other access with Seller and shall give Seller at least one (1) business day prior written notice thereof. Seller shall be entitled to have a representative present at all times during each such inspection or other access. Purchaser agrees to pay to Seller on demand the cost of repairing and restoring any damage which Purchaser or Purchaser’s Representatives shall cause to the Property. All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by Purchaser or Purchaser’s Representatives relating to such inspection and its other access shall be at the sole expense of Purchaser. In the event that the Closing hereunder shall not occur for any reason whatsoever (other than Seller’s default), Purchaser shall: (A) promptly deliver to Seller, at no cost to Seller, the originals of all tests, reports and inspections of the Premises made and conducted by Purchaser or Purchaser’s Representatives or for Purchaser’s benefit which are in the possession or control of Purchaser or Purchaser’s Representatives, and (B) promptly return to Seller copies of all due diligence materials delivered by Seller to Purchaser and destroy all copies and abstracts thereof. Purchaser and Purchaser’s Representatives shall not be permitted to conduct borings of the Premises or drilling in or on the Premises, or any other invasive testing, in connection with the preparation of an environmental audit or in connection with any other inspection of the Premises without the prior written consent of Seller, which may be granted or withheld in Seller’s sole discretion (and, if such consent is given, Purchaser shall be obligated to pay to Seller on demand the cost of repairing and restoring any damage as aforesaid). The provisions of Section 3(c) shall survive the Closing or any termination of this Agreement.

(d) Prior to conducting any physical inspection or testing at the Premises, other than mere visual examination, including without limitation, boring, drilling and sampling of soil, Purchaser shall obtain, and during the period of such inspection or testing shall maintain, at its sole cost and expense, commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, with Seller, Broadway Real Estate Services LLC, and each lender, if any, as additional insureds, from an insurer reasonably acceptable to Seller, which insurance policies must have limits for bodily injury and death of not less than Five Million Dollars ($5,000,000) for any one occurrence and not less than Five Million Dollars ($5,000,000) for property damage liability for any one occurrence. Prior to making any entry upon the Premises, Purchaser shall furnish to Seller a certificate of insurance evidencing the foregoing coverages.

(e) Purchaser and, by its execution hereof, Washington Real Estate Investment Trust, a Maryland real estate investment trust (“Principal”), jointly and severally agree to indemnify and hold Seller and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, affiliates, representatives, accountants, lawyers and contractors, and any successors or assigns of the foregoing (collectively with Seller, “Seller Related Parties”) harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) incurred by any of Seller’s Related Parties arising from or by reason of Purchaser’s and/or Purchaser’s Representatives’ access to, or inspection of, the Premises, or any tests, inspections or other due diligence conducted by or on behalf of Purchaser. The provisions of Section 3 (e) shall survive the Closing or any termination of this Agreement.

(f) Purchaser shall have the right, exercisable on or before the Effective Date (the “Diligence Termination Date”) to terminate this Agreement for any reason or no reason. Any such termination, to be effective, shall be delivered by written notice (a “Termination Notice”) to Seller and Escrow Agent on or before 5:00 P.M. Eastern Time on the Diligence Termination Date, TIME BEING OF THE ESSENCE. Upon any such termination in accordance with this provision, Escrow Agent shall return the Deposit to Purchaser and neither party shall have any further liability to the other pursuant to this Agreement except for those obligations that expressly survive the termination hereof. In the event that Purchaser does not deliver the Termination Notice on or before the Diligence Termination Date, Purchaser’s right to terminate this Agreement pursuant to this Section 3(f) shall be waived and, and Purchaser shall be deemed to have elected to proceed to Closing subject to the terms of this Agreement. Purchaser acknowledges as of the Effective Date that it has received the due diligence documents and other Property documents necessary to perform its inspection, has had the opportunity to inspect the Property and shall have no right to terminate this Agreement pursuant to this Section 3.

4. PURCHASE PRICE AND DEPOSIT.

The purchase price to be paid by Purchaser to Seller for the Property (the “Purchase Price”) is One Hundred Eighty-One Million Seven Hundred Fifty Thousand Dollars ($181,750,000.00), subject to apportionment as provided in Section 7, payable as follows:

(a) Within three (3) business days after the execution of this Agreement by Purchaser and Seller, Purchaser shall deliver to the Title Company (as hereinafter defined), as escrow agent (the “Escrow Agent”) a deposit, which shall be either (i) a wire transfer in immediately available federal funds equal to Nine Million One Hundred Thousand Dollars ($9,100,000.00) to the escrow account of Escrow Agent in accordance with the wire instructions set forth on Exhibit 1, or (ii) an Approved Letter of Credit (as hereinafter defined) payable to Escrow Agent or Seller (i.e. can be drawn by either), in the amount of Nine Million One Hundred Thousand Dollars ($9,100,000.00) (such deposit, together with interest accrued thereon, if in cash, which is made pursuant to this Section 4(a) is referred to as the “Deposit”). If Purchaser fails to deliver the Deposit, then this Agreement shall be deemed terminated and neither party hereto shall have any further liability to the other. As used herein “Approved Letter of Credit” means an irrevocable standby letter of credit issued by a financial institution acceptable to Seller and which (a) is payable to Escrow Agent or Seller (i.e. can be drawn by either) upon presentment to a local branch of the issuing party of a sight draft or certificate stating only that Escrow Agent or Seller (as applicable) is entitled to draw on such letter of credit, and (b) is for term not less than one year. Notwithstanding anything contained herein to the contrary, if such letter of credit does not automatically renew on its face, and Purchaser has not caused such letter of credit to be renewed at least thirty (30) days prior to the then current expiration date of the letter of credit for a period of at least one year, then the Escrow Agent is irrevocably authorized and directed to draw on such letter of credit and hold the proceeds therefrom as the Deposit hereunder.

(b) (i) Upon receipt by Escrow Agent of the Deposit, if the Deposit is in the form of cash (whether initially or as a result of Escrow Agent’s actions under Section 4(a)), Escrow Agent shall cause the same to be deposited into an interest bearing account or other investment in New York, New York designated by Escrow Agent and reasonably approved by Seller and Purchaser, it being agreed that Escrow Agent shall not be liable for (y) any loss of such investment (unless due to Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement) or (z) any failure to attain a favorable rate of return on such investment. Escrow Agent shall deliver the Deposit to Seller or to Purchaser, as the case may be, under the following conditions:

(1) The Deposit shall be delivered to Seller at the Closing if the Deposit is in the form of cash, or to Purchaser at the Closing if the Deposit is in the form of a letter of credit; or

(2) The Deposit shall be delivered to Seller following receipt by Escrow Agent of written demand therefor from Seller stating that Purchaser has defaulted in the performance of its obligations under this Agreement, provided Purchaser shall not have given written notice of objection in accordance with the provisions set forth below; or

(3) The Deposit shall be delivered to Purchaser following receipt by Escrow Agent of written demand therefor from Purchaser stating that Seller has defaulted in the performance of its obligations under this Agreement or that this Agreement was terminated under circumstances entitling Purchaser to the return of the Deposit (other than pursuant to Section 3(f)), and specifying the Section of this Agreement which entitles Purchaser to the return of the Deposit, in each case provided Seller shall not have given written notice of objection in accordance with the provisions set forth below;

(4) The Deposit shall be delivered to Purchaser or Seller as directed by joint written instructions of Seller and Purchaser; or

(5) The Deposit shall be delivered to Purchaser following receipt by Escrow Agent of a timely written demand therefor from Purchaser stating that Purchaser has terminated this Agreement under the provisions of Section 3(f), and Seller shall not have the right to object to such delivery, notwithstanding the foregoing provisions of this Section 4(b).

(ii) Upon the filing of a written demand for the Deposit by Seller or Purchaser, pursuant to subsection (2) or (3) above, Escrow Agent shall promptly give notice thereof (including a copy of such demand) to the other party. The other party shall have the right to object to the delivery of the Deposit, by giving written notice of such objection to Escrow Agent at any time within five business (5) days after such party’s receipt of notice from Escrow Agent, but not thereafter. Such notice shall set forth the basis (in reasonable detail) for objecting to the delivery of the Deposit. Upon receipt of such notice of objection, Escrow Agent shall promptly give a copy of such notice to the party who filed the written demand. If Escrow Agent shall have timely received such notice of objection, Escrow Agent shall continue to hold the Deposit until (x) Escrow Agent receives written notice from Seller and Purchaser directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit, in accordance with said direction, or (y) litigation is commenced between Seller and Purchaser, in which case Escrow Agent shall deposit the Deposit with the clerk of the court in which said litigation is pending (provided that if the Deposit is a letter of credit, the Escrow Agent is irrevocably authorized and directed to draw on such letter of credit prior to depositing the Deposit with such clerk), or (z) Escrow Agent takes such affirmative steps as Escrow Agent may elect, at Escrow Agent’s option, in order to terminate Escrow Agent’s duties hereunder, including but not limited to depositing the Deposit, in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party in such interpleader action.

(iii) Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Seller or Purchaser, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent’s own gross negligence, willful misconduct or default. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Agent’s duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. Escrow Agent shall be reimbursed by Seller and Purchaser for any expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Agent’s fees and expenses with respect to any interpleader action incurred in connection with this Agreement, and such liability shall be joint and several; provided, however, that, as between Purchaser and Seller, the prevailing party in any dispute over the Deposit shall be entitled to reimbursement by the losing party of any such expenses paid to Escrow Agent. In the event that Escrow Agent shall be uncertain as to Escrow Agent’s duties or rights hereunder, or shall receive instructions from Purchaser or Seller that, in Escrow Agent’s opinion, are in conflict with any of the provisions hereof, Escrow Agent shall, except as otherwise permitted pursuant to Section 4(b)(ii) above, hold the Deposit and decline to take any other action. After delivery of the Deposit in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.

(iv) Escrow Agent shall have the right at any time to resign upon ten (10) business days prior notice to Seller and Purchaser. Seller shall select a successor Escrow Agent, subject to Purchaser’s approval, not to be unreasonably withheld, and shall notify

Escrow Agent of the name and address of such successor Escrow Agent within ten (10) business days after receipt of notice of Escrow Agent of its intent to resign. If Escrow Agent has not received notice of the name and address of such successor Escrow Agent within such period, Escrow Agent shall have the right to select on behalf of Seller and Purchaser a bank or trust company approved by them to act as successor Escrow Agent hereunder. At any time after the ten (10) business day period, Escrow Agent shall have the right to deliver the Deposit, and the interest accrued thereon, to any successor Escrow Agent selected hereunder, provided such successor Escrow Agent shall execute and deliver to Seller and Purchaser an assumption agreement whereby it assumes all of Escrow Agent’s obligations hereunder. Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Agent shall become the Escrow Agent for all purposes hereunder and shall have all of the rights and obligations of the Escrow Agent hereunder, and the resigning Escrow Agent shall have no further responsibilities or obligations hereunder.

(v) If the Deposit is in cash, the party receiving interest that is a part of the Deposit shall pay any income taxes thereon. Seller’s taxpayer identification numbers are 42-6642458 (2445 M Street Property LLC) and 20-0741869 (2445 Debt Holding Trust); Purchaser’s taxpayer identification number is 52-1969764. The provisions of this Section 4(b) shall survive the Closing or termination of this Agreement.

(c) On the Closing Date, TIME BEING OF THE ESSENCE, if the Deposit is in the form of cash, Escrow Agent shall pay the Deposit to Seller as a part of the Purchase Price, and Purchaser shall deliver the balance of the Purchase Price (i.e., the Purchase Price less the cash Deposit, or the entire Purchase Price if the Deposit is a letter of credit) to Seller, as adjusted pursuant to Section 7.

(d) Purchaser acknowledges that (i) Owner is the borrower under that certain mortgage loan encumbering the Property originated by Greenwich Capital Financial Products Inc. and Lehman Brothers Bank, FSB (collectively, “Lender”) in the principal amount of One Hundred and One Million Eight Hundred Sixty-Five Thousand Five Hundred Seventy-Two Dollars ($101,865,572) (the “Existing Financing); and (ii) Purchaser’s acquisition of the Property shall be subject to the Existing Financing. The “Loan Documents” as such term is used herein shall mean all of the material instruments and documents evidencing and securing the Existing Financing, which are listed on Schedule C. Seller acknowledges, has advised Purchaser and agrees that (i) 2445 M Street Holding LLC (“Mezz”) is a borrower under that certain mezzanine loan from Lender secured in part by a pledge of Mezz’s membership interest in Seller (the “Existing Mezzanine Debt”); and (ii) at or prior to Closing, Seller will obtain a release of the Existing Mezzanine Debt.

(e) All monies payable by Purchaser under this Agreement, unless otherwise specified in this Agreement, shall be paid by Purchaser causing such monies to be wire transferred in immediately available federal funds at such bank account or accounts designated by Seller, and divided into such amounts designated by Seller as may be required to consummate the transactions contemplated by this Agreement.

(f) As used in this Agreement, the term “business day” shall mean every day other than Saturdays, Sundays, all days observed by the federal or the District of Columbia government as legal holidays and all days on which commercial banks in the District of Columbia are required by law to be closed. Any reference in this Agreement to a “day” or a number of “days” (other than references to a “business day” or “business days”) shall mean a calendar day or calendar days.

(g) The provisions of this Section 4 shall survive the Closing or the termination hereof.

5. STATUS OF TITLE.

Subject to the terms and provisions of this Agreement, Owner’s right, title and interest in the Premises shall be sold, assigned and conveyed by Owner to Purchaser, and Purchaser shall accept and assume same, subject to the following (collectively, the “Permitted Encumbrances”):

(a) the state of facts disclosed (the “Disclosed Survey Items”) on the Survey obtained by Purchaser (the “Survey”), the existing survey as set forth on Schedule J-1, and any further state of facts which are not Disclosed Survey Items as an accurate and current ALT A survey of the Premises would disclose;

(b) the standard printed exclusions from coverage contained in the ALTA form of owner’s title policy currently in use by the Title Company, the easements, conditions, restrictions, agreements and encumbrances and those permitted exceptions on Schedule J-2, including, without limitation, those certain liens and encumbrances created by the Existing Financing, it being understood and agreed that at Closing Seller will execute an owner’s affidavit in the form attached hereto as Exhibit 11;

(c) Non-Objectionable Encumbrances (as hereinafter defined); and any liens, encumbrances or other title exceptions approved or waived by Purchaser as provided in this Agreement;

(d) Property Taxes (as hereinafter defined) which are a lien but not due and payable as of the Closing, subject to proration in accordance with Section 7 hereof;

(e) any laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Premises, including, without limitation, those relating to zoning and land use;

(f) any utility company or governmental rights, easements, vault rights or vault agreements and franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon the Premises, provided that, in the case of any of the foregoing items which shall not be of record, the same do not materially adversely affect the present use of the Premises;

(g) any installment not yet due and payable of assessments imposed by a governmental authority after the Effective Date and affecting the Premises or any portion thereof;

(h) all Violations (as hereinafter defined) now or hereafter issued or noted, subject to Section 6(f);

(i) the rights and interests held by tenants under the Leases in effect at Closing (and any non-disturbance agreements and memorandum of lease relating thereto);

(j) any lien or encumbrance against the Property, which is a result of any act done or suffered by any tenant (or subtenant thereof) or Purchaser or their agents or contractors; and

(k) all other matters which, pursuant to the terms of this Agreement, are deemed Permitted Encumbrances.

6. TITLE INSURANCE; LIENS.

(a) (i) Purchaser has received a commitment (the “Title Commitment”) for an owner’s policy of title insurance with respect to Purchaser’s acquisition of the Premises from Chicago Title Insurance Company (the “Title Company”) and copies of the instruments (the “Underlying Documents”) shown on the Title Commitment.

(ii) Purchaser shall direct the Title Company to deliver a copy of any update to the Title Commitment to Seller simultaneously with its delivery of the same to Purchaser. If, after the Diligence Termination Date and prior to the Closing Date, the Title Company shall deliver any update to the Title Commitment which discloses liens, encumbrances or other title exceptions which do not constitute Permitted Encumbrances hereunder (each, an “Update Exception”), then Purchaser shall have until the earlier of (x) three (3) business days after delivery of such update to Purchaser or its counsel or (y) the business day immediately preceding the Closing Date, time being of the essence (the “Update Objection Deadline”) to deliver written notice to Seller objecting to any one or more of the Update Exceptions (collectively, the “Title Objections”). If Purchaser fails to deliver such objection notice by the Update Objection Deadline, Purchaser shall be deemed to have waived its right to object to any Update Exceptions (and the same shall not constitute Title Objections, but shall instead be deemed Permitted Encumbrances). If Purchaser shall deliver such objection notice by the Update Objection Deadline, any Update Exceptions, which are not objected to in such notice, shall not constitute Title Objections, but shall be Permitted Encumbrances.

(iii) Purchaser shall not be entitled to object to, and shall be deemed to have approved, any liens, encumbrances or other title exceptions (and the same shall not constitute Title Objections, but shall instead be deemed to be Permitted Encumbrances) (A) over which the Title Company is willing to insure (without additional cost to Purchaser or where Seller pays such cost for Purchaser), (B) against which the Title Company is willing to provide affirmative insurance (without additional cost to Purchaser or where Seller pays such cost for Purchaser), (C) which will be extinguished upon the transfer of the Property, or (D) which are the responsibility of any tenant (or any subtenant thereof) under the Leases, or Purchaser or their contractors to cure, correct or remove (collectively, the “Non-Objectionable Encumbrances”). Notwithstanding anything to the contrary contained herein, if Seller elects to cure a Title Objection but is unable to eliminate the Title Objections by the Closing Date, unless the same are waived by Purchaser without any abatement in the Purchase Price, Seller may, upon at least two (2) business days’ prior notice to Purchaser (except with respect to matters first disclosed during such two (2) business day period, as to which matters notice may be given at any time through and including the Closing Date) adjourn the Closing Date, for a period not to exceed sixty (60) days (the “Title Cure Period”), in order to attempt to eliminate such exceptions.

(b) If Seller is unable or unwilling to eliminate any Title Objection prior to Closing or within the Title Cure Period, then Purchaser may (i) accept the Property subject to such Title Objection without abatement of the Purchase Price, in which event (x) such Title Objection shall be deemed to be, for all purposes, a Permitted Encumbrance, (y) Purchaser shall close hereunder notwithstanding the existence of same, and (z) Seller shall have no obligations whatsoever after the Closing Date with respect to Seller’s failure to cause such Title Objection to be eliminated, or (ii) terminate this Agreement by notice given to Seller on or prior to the Closing Date, or not later than five (5) business days following expiration of the Title Cure Period, as the case may be, TIME BEING OF THE ESSENCE, in which event Purchaser shall be entitled to a return of the Deposit. If Purchaser shall fail timely to deliver the termination notice described in clause (ii), time being of the essence, Purchaser shall be deemed to have made the election under clause (i). Upon the timely giving of any termination notice under clause (ii), this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder other than those which are expressly provided to survive the termination hereof.

(c) It is expressly understood that in no event shall Seller be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections, or take any other actions to cure or remove any Title Objections, or to otherwise cause title to the Premises to be in accordance with the terms of this Agreement on the Closing Date. Notwithstanding anything in this Section 6 to the contrary, Seller shall be required to remove, by payment, bonding or otherwise, any Title Objections which have been voluntarily recorded or otherwise placed by Seller against the Property following the Effective Date (other than with the approval or deemed approval of Purchaser which approval shall not be unreasonably withheld, conditioned or delayed).

(d) If Seller shall have adjourned the Closing Date in order to cure Title Objections in accordance with the provisions of this Section 6, Seller shall, upon the satisfactory cure thereof, promptly reschedule the Closing Date, upon at least five (5) business days’ prior notice to Purchaser (the “New Closing Notice”); it being agreed, however, that if any Title Objections arise between the date the New Closing Notice is given and the rescheduled Closing Date, Seller may again adjourn the Closing for a reasonable period or periods, in order to attempt to cause such exceptions to be eliminated (in which event the provisions of this Section 6 shall again apply); provided, however, that Seller shall not be entitled to adjourn the new Closing Date pursuant to this Section 6 for a period or periods in excess of sixty (60) days in the aggregate.

(e) If the Title Commitment discloses judgments or bankruptcies against other persons having names the same as or similar to that of Seller, on request Seller shall deliver to the Title Company affidavits showing that such judgments or bankruptcies are not against Seller in order to request the Title Company to omit exceptions with respect to such judgments or bankruptcies or to insure over same.

(f) Subject to the terms hereof regarding Tenant Violations or Violations (as hereinafter defined) noted or issued in writing after the Diligence Termination Date, Purchaser agrees to purchase the Premises subject to (1) any Tenant Violations, and (2) any Violations. If any Tenant Violations are noted or issued in writing after the Diligence Termination Date which (1) do not relate to the manner of use or occupancy of the leased premises, and (2) cost greater than $150,000 to cure, and if Seller does not cause the applicable tenant to cure such Tenant Violation on or prior to Closing, then Purchaser may elect to either terminate this Agreement or proceed to Closing pursuant to the provisions hereof with no abatement to the Purchase Price. If Purchaser elects to terminate this Agreement, Seller may elect, by delivering written notice within five (5) days of such termination notice, to credit Purchaser at Closing with an amount sufficient to cure such Tenant Violations which exceed $150,000 and in such event Purchaser shall proceed to Closing pursuant to the provisions hereof. If any Violations are noted or issued in writing after the Diligence Termination Date which have a material adverse effect on the Property, then Purchaser may elect to either terminate this Agreement or proceed to Closing pursuant to the provisions hereof with no abatement to the Purchase Price. If Purchaser elects to terminate this Agreement, Seller may elect, by delivering written notice within five (5) days of such termination notice, to credit Purchaser at Closing with an amount sufficient to cure such Violations and in such event Purchaser shall proceed to Closing pursuant to the provisions hereof. If Purchaser terminates this Agreement in accordance with this provision, Escrow Agent shall return the Deposit to Purchaser and neither party shall have any further liability to the other pursuant to this Agreement except for those obligations that expressly survive the termination hereof. As used herein “Violations” means all notes or notices of violations of law, or municipal ordinances, orders, designations or requirements whatsoever noted in or issued by any federal, state, municipal or other governmental department, agency or bureau or any other governmental authority having jurisdiction over the Premises. “Tenant Violations” means any Violation that a Tenant is required or obligated to cure under its respective Lease. Seller shall have no duty to remove or comply with or repair any Tenant Violations, and other than as provided hereinabove, Seller shall have no duty to remove or comply with or repair any non-Tenant Violations or any other condition, matter or thing whether or not noted, which, if noted, would result in a violation being placed on the Premises. Except as provided hereinabove, Purchaser shall accept the Premises subject to all such Tenant and non-Tenant Violations, the existence of any conditions at the Premises which would give rise to such Violations, if any, and any governmental claims arising from the existence of such Violations, in each case without any abatement of or credit against the Purchase Price.

7. APPORTIONMENTS.

(a) For purposes of this Section 7, all references to “Seller” shall be limited to “Owner”, except in the case of subsection (j) below where reference to Seller shall mean 2445 Trust. The following shall be apportioned between Seller and Purchaser as of 11:59

p.m. on the day immediately preceding the Closing Date (the “Apportionment Date”) on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date and based upon the actual number of days in the month and a 365 day year:

(i) subject to Section 7(b), prepaid rents, fixed rents and additional rents payable pursuant to the Leases (including, without limitation, operating expense escalation payments, real estate tax escalation payments and percentage rent, if any, payable under the Leases) to the extent collected (collectively, “Rents”);

(ii) real estate taxes, sewer rents and taxes, water rates and charges (to the extent not accounted for pursuant to clause (i) above), vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Premises (collectively, “Property Taxes”), on the basis of the respective periods for which each is assessed or imposed, to be apportioned in accordance with Section 7(c);

(iii) fuel, if any, as estimated by Seller’s supplier, at current cost, together with any sales taxes payable in connection therewith, if any (a letter from Seller’s fuel supplier shall be conclusive evidence as to the quantity of fuel on hand and the current cost therefor);

(iv) prepaid fees for licenses and other permits assigned to Purchaser at the Closing;

(v) any amounts prepaid or payable by the owner of the Property under the Contracts that are assumed by Purchaser;

(vi) all other operating expenses with respect to the Property; and

(vii) such other items as are customarily apportioned in real estate closings of commercial properties in Washington, D.C.

(b) (i) Monthly base rents (collectively, “Base Rents”) under the Leases shall be adjusted and prorated on an if, as and when collected basis. Base Rents collected by Purchaser or Seller after the Closing Date from tenants who owe Base Rents for periods prior to the Closing Date, shall be applied, (A) first, in payment of Base Rents for the calendar month in which the Closing Date occurs (subject to apportionment under this Section 7); (B) second, in payment of Base Rents for all periods after the Closing Date (until any amounts then currently due are satisfied); and (C) third, in payment of Base Rents for all periods preceding the Closing Date. Each such amount, less reasonable collection costs, shall be adjusted and prorated as provided above, and the party receiving such amount shall, within five (5) business days, pay to the other party the portion thereof to which it is so entitled.

(ii) Purchaser shall bill tenants owing Base Rents for periods prior to the Closing Date, on a monthly basis and Purchaser shall use commercially reasonable efforts to collect such past due Base Rents; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such past due Base Rents. Rents collected by Purchaser after the Closing Date to which Seller is entitled shall be paid to Seller within five (5) business days after receipt thereof by Purchaser. In addition to the foregoing, Seller shall have the right to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits); provided, however, that Seller may not cause any Lease to be terminated.

(iii) With respect to any Lease that provides for the payment of additional or escalation rent based upon increases in real estate taxes, operating expenses, labor costs, cost of living indices or porter’s wages (collectively, “Overage Rent”), such Overage Rent shall be adjusted and prorated on an if, as and when collected basis.

(iv) Purchaser shall (A) promptly render bills for any Overage Rent payable for any accounting period that expired prior to the Closing Date, but which is to be paid after the Closing Date; (B) bill tenants for such Overage Rent attributable to an accounting period that expired prior to the Closing Date, on a monthly basis; and (C) use commercially reasonable efforts in the collection of such Overage Rent; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such Overage Rents. In addition to the foregoing, Seller shall have the right to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits); provided, however, that Seller may not cause any Lease to be terminated. Seller shall furnish to Purchaser all information relating to the period prior to the Closing Date necessary for the billing of such Overage Rent, and Purchaser shall deliver to Seller, concurrently with delivery to tenants, copies of all statements relating to Overage Rent for any period prior to the Closing Date. Purchaser shall bill tenants for Overage Rents for accounting periods prior to the Closing Date in accordance with and on the basis of such information furnished by Seller.

(v) Overage Rent payable for the accounting period in which the Closing Date occurs shall be apportioned between Seller and Purchaser based upon the ratio that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period. If, prior to the Closing Date, Seller receives any installments of Overage Rent attributable to Overage Rent for periods from and after the Closing Date, such sums shall be apportioned at the Closing Date. If Purchaser receives any installments of Overage Rent attributable to Overage Rent for periods prior to the Closing Date, such sums (less reasonable collection costs actually incurred by Purchaser) shall be paid to Seller within five (5) business days after Purchaser receives payment thereof.

(vi) Any payment by tenants of Overage Rent shall be applied to Overage Rents then due and payable in the following order of priority: (A) first, in payment of Overage Rents for the accounting period in which the Closing Date occurs (subject to apportionment pursuant to this Section 7); (B) second, in payment of Overage Rents for the accounting period following the one in which the Closing Date occurs (until any amounts then currently due are satisfied); and (C) third, in payment of Overage Rents for the period preceding the accounting period in which the Closing Date occurs.

(vii) To the extent any portion of Overage Rent is required to be paid monthly by tenants on account of estimated amounts for the current period, and at the end of each calendar year (or, if applicable, at the end of each lease year or tax year or any other applicable accounting period), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year, with the appropriate adjustments being made with such tenants, then such portion of the Overage Rent shall be prorated between Seller and Purchaser on the Closing Date based on such estimated payments (i.e., with (x) Seller entitled to retain all monthly installments of such amounts with respect to periods prior to the calendar month in which the Closing Date occurs, to the extent such amounts are as of the Closing Date estimated to equal the amounts ultimately due to Seller for such periods), (y) Purchaser entitled to receive all monthly installments of such amounts with respect to periods following the calendar month in which the Closing Date occurs, and (z) Seller and Purchaser apportioning all monthly installments of such amounts with respect to the calendar month in which the Closing Date occurs). At the time(s) of final calculation and collection from (or refund to) tenants of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts have been prorated, there shall be a re-proration between Seller and Purchaser, with the net credit resulting from such re-proration, after accounting for amounts required to be collected from (or refunded to) tenants, being payable to the appropriate party.

(viii) Except to the extent provided in Section 7(b)(ix) below with respect to the ABC Audit and the PB Audit, to the extent that any tenant, pursuant to a right contained in a Lease, conducts an audit respecting any Overage Rent calculation (a “Rent Audit”) for an accounting period that expired prior to the Closing Date, or otherwise becomes entitled to a refund of Overage Rent with respect to a period prior to the Closing Date, Seller shall be liable for any refunds due to such tenant or shall be entitled to receive and retain any additional payments due from such tenant as the result of such Rent Audit. The results of any Rent Audit for any other accounting period shall be apportioned in the same manner as Overage Rent. Rent Audits for accounting periods that expire prior to the Closing Date shall be settled by Seller in accordance with the applicable existing tenant Lease, subject to Purchaser’s approval, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that Purchaser’s consent to any such settlement shall not be required if the tenant as part of such settlement agrees that such settlement shall not be binding on the landlord in calculating similar amounts for subsequent years and that such tenant will not introduce any such settlement in challenging amounts due in any such subsequent year. Except as set forth hereinbelow, Rent Audits for accounting periods prior to the Closing Date but extending after the Closing Date shall be settled by Purchaser in accordance with the applicable existing Lease, but Seller shall receive notice of all negotiations or proceedings in connection therewith, shall have the right to participate and/or intervene therein and shall be entitled to approve all matters to be approved by the landlord under the applicable existing tenant Lease in connection therewith, which approval shall not be unreasonably withheld, delayed or conditioned.

(ix) Seller and Purchaser acknowledge that The Advisory Board Company has been conducting a Rent Audit for 2005, 2006 and 2007 (the “ABC Rent Audit”) and other audits under the Lease (“ABC Other Audit”; the ABC Rent Audit and ABC Other Audit are collectively the “ABC Audit”). Notwithstanding the provisions of this Section 7(b), until Closing, Seller shall have the sole right to negotiate and settle the ABC Audit. If Seller is successful in settling the ABC Audit prior to Closing, and if Seller provides Purchaser with a written notice executed by The Advisory Board Company confirming that the ABC Audit has been settled in full, together with evidence of payment of such settlement amount to The Advisory Board Company, Seller shall be relieved of any further liability on account of the ABC Audit from and after Closing. If Seller is unable to settle the ABC Audit on or prior to Closing in accordance with the preceding sentence, but Seller produces a written notice executed by ABC setting forth the amount it is willing to accept in full settlement of the ABC Audit or The Advisory Board Company confirms such amount in The Advisory Board Company Estoppel provided that such amount does not exceed $475,000 (the “ABC Settlement Amount”), then at Closing, Seller shall give Purchaser a credit equal to the ABC Settlement Amount (or such lesser amount if Seller is able to produce a written notice executed by The Advisory Board Company confirming that The Advisory Board Company will agree to a full settlement of the ABC Audit for such lesser amount) and Seller shall be relieved of any further liability on account of the ABC Audit from and after Closing. If the ABC Settlement Amount noted in The Advisory Board Estoppel or in the written notice from the Advisory Board Company exceeds $475,000, Seller has the right, but not the obligation, to elect to credit Purchaser for the entire ABC Settlement Amount and if so credited, Seller shall be relieved of any further liability on account of the ABC Audit from and after Closing. If the ABC Settlement Amount exceeds $475,000, and if Seller does not elect to credit Purchaser on the Closing Date with the entire ABC Settlement Amount, then Purchaser shall have the right to terminate this Agreement by delivering written notice to Seller on or prior to the Closing Date, in which event Purchaser shall be entitled to a return of the Deposit and neither party hereto shall have any further rights or obligations hereunder other than those which are expressly provided to survive the termination hereof. Seller and Purchaser acknowledge that Patton Boggs LLP has commenced a Rent Audit for years prior to 2008 (the “PB Audit”). Notwithstanding the provisions of this Section 7(b), until Closing, Seller shall have the sole right to negotiate and settle the PB Audit. If Seller is successful in settling the PB Audit prior to Closing, and if Seller provides Purchaser with a written notice executed by Patton Boggs LLP confirming that the PB Audit has been settled in full, together with evidence of payment of such settlement amount to Patton Boggs LLP, then Seller shall be relieved of any further liability on account of the PB Audit from and after Closing. If Seller is unable to settle the PB Audit on or prior to Closing in accordance with the preceding sentence, then at Closing, Seller shall give Purchaser a credit of $400,000 (or such lesser amount if Seller is able to produce a written notice, executed by Patton Boggs confirming that Patton Boggs will agree to a full settlement of the PB Audit for such lesser amount) and Seller shall be relieved of any further liability on account of the PB Audit from and after Closing.

(x) To the extent that any amounts are paid or payable to Seller by a tenant under a Lease in advance of the period to which such expense applies, whether as a one time payment or in installments (e.g. for real property tax escalations), such amounts shall be apportioned as provided above but based upon the period for which such payments were or are being made.

(xi) To the extent tenants pay items of Rent which are not Base Rents or Overage Rents, such as charges for electricity, steam, water, cleaning, overtime services, sundry charges or other charges of a similar nature (collectively, “Additional Rent”), such rent shall be applied based on the period covered by such Additional Rent charge (i.e., the period the applicable work, utility or service was provided). In the case of any Additional Rent payable for a period that expired prior to the Closing Date, but which is to be paid after the Closing Date, Purchaser shall pay the entire amount thereof to Seller within five (5) business days after receipt thereof, less any reasonable collection costs actually incurred. Purchaser shall (A) promptly render bills for any Additional Rent payable for any period that expired prior to the Closing Date, but which is to be paid after the Closing Date; (B) bill tenants for such Additional Rent attributable to a period that expired prior to the Closing Date, on a monthly basis, and (C) use commercially reasonable efforts in the collection of such Additional Rent; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such Additional Rent. In addition to the foregoing, Seller shall have the right to pursue tenants to collect delinquencies in the payment of Additional Rent for periods prior to the Closing Date (including, without limitation, the prosecution of one or more lawsuits); provided, however, that Seller may not cause any Lease to be terminated. Additional Rent payable for the period in which the Closing Date occurs shall be apportioned between Seller and Purchaser based upon the same method used to apportion the underlying expense being billed to such tenant, or if such expense is not being apportioned, then based upon the ratio that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period. Purchaser agrees to send bills to tenants for any such Additional Rent and, in such connection, Seller shall furnish to Purchaser all information relating to the period prior to the Closing Date necessary for the billing of such Additional Rent. Purchaser shall deliver to Seller, concurrently with delivery to tenants, copies of all statements relating to Additional Rent for any period prior to the Closing Date. Purchaser shall bill tenants for Additional Rent relating to periods prior to the Closing Date in accordance with and on the basis of such information furnished by Seller.

(xii) To the extent any payment received from a tenant after Closing does not indicate whether the payment is for an item of Base Rent, Overage Rent or Additional Rent, and the same cannot be clearly determined from the context of such payment, then such payment will be applied (x) first to payment of any Base Rent then due or delinquent, in accordance with paragraphs (i) and (ii) above, (y) second to payment of any Additional Rent then due or delinquent, in accordance with paragraph (x) above and (z) third to any Overage Rent then due or delinquent, in accordance with paragraphs (iii)-(ix) above.

(c) Property Taxes shall be apportioned on the basis of the fiscal period for which assessed. If the Closing Date shall occur before an assessment is made or a tax rate is fixed for the tax period in which the Closing Date occurs, the apportionment of such Property Taxes based thereon shall be made at the Closing Date by applying the tax rate for the preceding year to the latest assessed valuation, but, promptly after the assessment and/or tax rate for the current year are fixed, the apportionment thereof shall be recalculated and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other within five (5) business days based on such recalculation. If as of the Closing Date the Premises or any portion thereof shall be affected by any special or general assessments which are or may become payable in installments of which the first installment is then a lien and has become payable, Seller shall pay the unpaid installments of such assessments which are due prior to the Closing Date and Purchaser shall pay the installments which are due on or after the Closing Date.

(d) If there are water meters at the Premises, the unfixed water rates and charges and sewer rents and taxes covered by meters, if any, shall be apportioned (i) on the basis of an actual reading done within thirty (30) days prior to the Apportionment Date, or (ii) if such reading has not been made, on the basis of the last available reading. If the apportionment is not based on an actual current reading, then, upon the taking of a subsequent actual reading, the parties shall, within ten (10) business days following notice of the determination of such actual reading, readjust such apportionment and Seller shall deliver to Purchaser or Purchaser shall deliver to Seller, as the case may be, the amount determined to be due upon such readjustment.

(e) Charges for all electricity, steam, gas and other utility services (collectively, “Utilities”) shall be billed to Seller’s account up to the Apportionment Date and, from and after the Apportionment Date, all Utilities shall be billed to Purchaser’s account. If for any reason such changeover in billing is not practicable as of the Closing Date as to any Utility, such Utility shall be apportioned on the basis of actual current readings or, if such readings have not been made, on the basis of the most recent bills that are available. If any apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, within ten (10) business days following notice of the determination of such actual reading, readjust such apportionment and Seller shall promptly deliver to Purchaser, or Purchaser shall promptly deliver to Seller, as the case may be, the amount determined to be due upon such adjustment.

(f) Purchaser shall have no right to receive any rental insurance proceeds which relate to the period prior to the Closing Date and, if any such proceeds are delivered to Purchaser, Purchaser shall, within five (5) business days following receipt thereof, pay the same to Seller.

(g) (i) Purchaser agrees that it shall be responsible for the payment of all Future Commissions as set forth in this subsection. For purposes hereof, the term “Future Commissions” shall mean (1) all leasing commissions which may become due and payable (whether before or after the Closing Date) by reason of the exercise of any renewal option, extension option, expansion option, lease of additional space, right of first offer, right of first refusal or similar right or option or the lapse or waiver of any right of cancellation contained in a Lease to the extent applicable to the period after the Effective Date, (2) all leasing commissions which may become due and payable (whether before or after the Closing Date) in connection with any new Leases entered into between the Effective Date and the Closing Date, in each case which have been approved (or deemed approved) by Purchaser in accordance with the terms of this Agreement, and (3) any leasing commissions that may become due under the Brokerage Agreements. Seller shall be responsible for the payment of all leasing commissions listed on Schedule I hereto. If as of the Closing Date any leasing commissions as set forth on Schedule I remain unpaid, Seller shall pay the same or credit Purchaser therefor at Closing, and Purchaser shall assume the obligation to pay such leasing commissions for which a credit was given.

(ii) Purchaser further agrees that it shall be responsible for the payment of all Future Tenant Inducement Costs as set forth in this subsection. For purposes hereof, the term “Future Tenant Inducement Costs” shall mean (1) any Tenant Inducement Costs which may become due and payable (whether before or after the Closing Date) by reason of the exercise of any renewal option, extension option, expansion option, lease of additional space, right of first offer, right of first refusal or similar right or option or the lapse or waiver of any right of cancellation contained in a Lease, to the extent applicable to periods after the Effective Date, and (2) all Tenant Inducement Costs which may become due and payable (whether before or after the Closing Date) in connection with any new Leases entered into between the Effective Date and the Closing Date, in each case which have been approved (or deemed approved) by Purchaser to the extent required by the terms hereof. For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease or other agreement with a tenant to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which are in the nature of a tenant inducement or concession, including, without limitation, tenant improvement costs, free rent, design, refurbishment and other work allowances, lease buyout costs, and moving allowances. Seller shall be responsible for the payment of all Tenant Inducement Costs listed on Schedule I hereto. If as of the Closing Date any Tenant Inducement Costs for which Seller is responsible as set forth on Schedule I remain unpaid, Seller shall pay the same or credit Purchaser therefor at Closing, and Purchaser shall assume the obligation to pay such Tenant Inducement Costs for which a credit was given; provided, however, if, prior to Closing, The Advisory Board Company confirms in writing that Seller has paid The Advisory Board Company (either as part of the ABC Settlement Amount or otherwise) an amount equal to at least Seventy Thousand Two Hundred Sixteen Dollars ($70,216.00) (the “ABC Stairwell Payment Amount”), and such payment fully satisfies the dispute with respect to the 5th floor stairwell in the amount of Seventy Thousand Two Hundred Sixteen Dollars ($70,216.00) as shown on Schedule I hereto, or if The Advisory Board Company confirms in writing that the ABC Stairwell Payment Amount is included within the ABC Settlement Amount if a credit is given to Purchaser pursuant to Section 7(b)(ix) for the ABC Settlement Amount, then Purchaser shall not be entitled to a credit under this subsection (ii) for the ABC Stairwell Amount. Seller and Purchaser acknowledge that The Advisory Board Company is entitled to a free rent credit for the period of September 1, 2008 through December 31, 2008 in the aggregate amount of Four Hundred Forty-Nine Thousand Eight Hundred Fifty-Eight and 32/100 Dollars ($449,858.32) (i.e. One Hundred Twelve Thousand Four Hundred Sixty-Four and 58/100 Dollars ($112,464.58) per month during such free rent period). Provided that the Closing occurs on or before December 31, 2008, Purchaser shall be entitled to a credit equal to the amount of unapplied free rent as of the Closing Date, and if the Closing Date is not the first day of the month, the credit due Purchaser for such month’s free rent shall be pro-rated on a daily basis (The “ABC Rent Credit Amount”). At Purchaser’s election, Purchaser may direct the Escrow Agent to pay the ABC Rent Credit Amount directly to The Advisory Board Company at Closing.

(h) Seller shall deliver the original letters of credit which are the security deposits under the Leases, together with duly executed assignment documents assigning its rights under such letter of credit, to Purchaser at Closing.

(i) If applicable, debt service payments allocable to the month of Closing under the Existing Financing shall be adjusted as of the Apportionment Date. Purchaser shall receive a credit for the outstanding principal balance of the Existing Financing as of the Closing Date and Seller shall receive a credit at Closing for Loan Assumption Fees, to the extent paid by Seller, and the Existing Lender Reserves and Escrows, all set forth in Section 36(b).

(j) The Rent Subsidy, and the Rent Equivalent Payment (if any) (as such terms are defined in the Wilmer Note) payment paid for the month of Closing under the Wilmer Note shall be adjusted as of the Apportionment Date. The Stipend (as defined in the Wilmer Note) payment paid for the period of June 1, 2008—May 31, 2009 shall be adjusted as of the Apportionment Date based upon a 365-day year. No other payments under the Wilmer Note will be prorated hereunder and Seller shall be entitled to retain all other amounts paid by Wilmer under the note as of the Closing Date. At Closing, Seller shall deliver to Purchaser the Wilmer LC, and shall assign the Wilmer Receivable, including, without limitation, the Wilmer Note, without recourse, to Purchaser.

(k) All payments due Owner under that certain Parking Management Agreement by and between Owner, as successor to Square 24 Associates, and InterPark Incorporated (“Interpark”), as successor to C&C Corporation, dated October 15, 1985, as amended by Amendment to Parking Management Agreement dated February 16, 1993, and a Letter dated January 27, 2005 (the “Parking Management Agreement”) shall be applied (A) first, in payment for the month prior to Closing, (B) second, in payment for the month in which Closing occurs, (C) third, to Purchaser in payment of any amounts then due and owing, until such amounts are satisfied, and (D) fourth, to Seller in payment of any amounts for the period preceding the Closing Date (exclusive of the month prior to the Closing Date).

(l) At or prior to the Closing, Seller and Purchaser and/or their respective agents or designees will jointly prepare a preliminary closing statement (the “Preliminary Closing Statement”) which will show the net amount due either to Seller or to Purchaser as the result of the adjustments and prorations provided for in this Agreement, and such net due amount will be added to or subtracted from the cash balance of the Purchase Price to be paid to Seller at the Closing pursuant to Section 4, as applicable. As soon as practicable, but not later than the first (1st) anniversary of the Closing Date, Seller and Purchaser will jointly prepare a final closing statement reasonably satisfactory to Seller and Purchaser in form and substance (the “Final Closing Statement”) setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid). The net amount due Seller or Purchaser, if any, by reason of adjustments to the Preliminary Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within five (5) business days following that party’s receipt of the approved Final Closing Statement. The adjustments, prorations and determinations agreed to by Seller and Purchaser in the Final Closing Statement shall be conclusive and binding on the parties hereto except for (i) any items which are not capable of being determined at the time the Final Closing Statement is agreed to by Seller and Purchaser, which items shall be determined and paid in the manner set forth in the Final Closing Statement and (ii) other amounts payable hereunder pursuant to provisions which survive the Closing. Prior to and following the Closing Date, each party shall provide the other with such information as the other shall reasonably request (including, without limitation, access to the books, records, files, ledgers, information and data with respect to the Property during normal business hours upon reasonable advance notice) in order to make the preliminary and final adjustments and prorations provided for herein.

(m) If any payment to be made after Closing under this Section 7 shall not be paid when due hereunder, the same shall bear interest (which shall be paid together with the applicable payment hereunder) from the date due until so paid at a rate per annum equal to the Prime Rate (as such rate may vary from time to time) as reported in The Wall Street Journal plus 3% (the “Default Rate”). To the extent a payment provision in this Section 7 does not specify a period for payment, then for purposes hereof such payment shall be due within five (5) business days of the date such payment obligation is triggered.

(n) The provisions of this Section 7 shall survive the Closing for a period of two (2) years.

8. PROPERTY NOT INCLUDED IN SALE.

Notwithstanding anything to the contrary contained herein, it is expressly agreed by the parties hereto that any fixtures, furniture, furnishings, equipment or other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Building) owned or leased by any tenant, managing agent, leasing agent, contractor, or employee at the Building shall not be included in the Property to be sold to Purchaser hereunder.

9. COVENANTS OF SELLER .

(a) During the period from the Effective Date until the Closing Date, Seller shall:

(i) be permitted to enter into any agreements (other than leases) with respect to all or any portion of the Property provided that such agreements expire by their terms on or prior to the Closing Date or, in accordance with their terms, would not be effective following the Closing Date, or, in the case of Contracts, may be terminated by the owner of the Property without penalty to Purchaser upon not more than thirty (30) days’ (or less) prior notice;

(ii) maintain in full force and effect the insurance policies currently in effect with respect to the Premises (or replacements continuing similar coverage); and

(iii) operate and manage the Premises in a manner consistent in all material respects with past practice.

(iv) deliver to Purchaser, promptly after receipt by Seller, a copy of any material (1) notices from tenants under Leases, (2) notices from the service providers under any Contracts, (3) notices of Violations, (4) notices from the Existing Lender and (5) notices from Wilmer or any third party in respect of the Wilmer Note; and (5) notices from Westin Hotels & Resorts or the successor thereto under the Westin Documents (“Westin”) and Interpark;

(v) terminate all Brokerage Agreements effective as of the Closing Date, at no cost or expense to Purchaser, so that Purchaser shall have no liability or obligation under the Brokerage Agreements from and after the Closing Date, except as expressly provided in Section 7(g); and

(vi) terminate any Contracts that Purchaser has designated in writing on or before the Diligence Termination Date to be terminated (other than those which must be assumed by Purchaser as set forth in Section 10(a)(ii)), to the extent that such Contracts so designated may be terminated without penalty or premium (unless Purchaser has agreed to pay such penalty or premium).

(vii) deliver to Westin for execution an estoppel in the form provided by Purchaser (the “Westin Estoppel”), it being agreed that the failure to obtain the Westin Estoppel shall not be a breach by Seller under this Agreement nor constitute a failure of any condition precedent to Purchaser’s obligation to close under this Agreement. Purchaser shall deliver the form Westin Estoppel to Seller within fifteen (15) days of the Effective Date.

(b) During the period from the Effective Date until the Closing Date, Seller shall not, to the extent the same would be binding on or affect the Premises or any owner thereof after the Closing without Purchaser’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed:

(i) enter in any new Lease or terminate (other than the termination of any Lease by its terms or as a result of the tenant’s default thereunder), amend or modify any Lease or consent to an assignment or sublease under any Lease (except in each case as required pursuant to its terms); provided that any agreement entered into by Seller with a tenant to confirm the terms of any right or option exercised by such tenant shall not require Purchaser’s consent;

(ii) amend or modify (other than non-material amendments or modifications) or renew any of the Contracts;

(iii) affirmatively subject the Property to any additional liens, encumbrances, covenants or easements, which would not constitute Permitted Encumbrances;

(iv) enter into a contract for the sale of the Property to any other Person unless such contract covers at least one (1) additional property owned by an affiliate of Seller or Seller’s Post-Closing Indemnitor;

(v) amend or modify (A) any of the Loan Documents or (B) any of the documents constituting the Wilmer Receivable in any material respect, or (C) any of those recorded documents listed as Items 5, 8-12 and 14 on Schedule J-2 hereto and that certain unrecorded Parking Agreement (“Parking Garage Agreement”) dated August 13, 1985 between predecessors of Owner and Westin Center Hotel Company, a Delaware corporation (collectively, the “Westin Documents”), in any material respect, or (D) amend or modify the Parking Management Agreement in any material respect;

(c) Whenever in Section 9(b) Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, within five (5) business days after receipt of Seller’s request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its disapproval within said five (5) business day period, Purchaser shall be deemed to have approved same.

(d) Seller’s covenants contained in this Section 9 shall survive Closing for a period of two hundred seventy (270) days from the Closing Date; provided that if prior to the Closing, Purchaser or any Diligence Party shall obtain actual knowledge of any information that is contradictory to, or would constitute the basis of a breach of any covenant of Seller under this Section 9 and Purchaser shall have closed notwithstanding such knowledge, Purchaser shall not be entitled to bring any action after the Closing Date based on such breach.

10. ASSIGNMENTS BY SELLER AND ASSUMPTIONS BY PURCHASER; SECURITY DEPOSITS; CONDITIONS TO CLOSING.

(a) Assignment. On the Closing Date, Seller agrees to assign to Purchaser, pursuant to the instruments referenced in Sections 17 (c)(ii) and (iii), without recourse, representation or warranty (except as expressly set forth in this Agreement), all of Seller’s right, title and interest in, and Purchaser agrees to assume Seller’s obligations accruing on and after the Closing Date under, the documents or matters described in clauses (i), (ii), (iii), (iv) (v) and (vi) below:

(i) the leases, licenses and other occupancy agreements demising space at the Premises, whether written or oral, together with all amendments and modifications thereof and supplements relating thereto set forth on Schedule D hereto (collectively, “Leases”; the term Leases shall not include subleases, licenses and occupancy agreements entered into by tenants under the Leases) which are then in effect;

(ii) to the extent transferable, the service, maintenance, supply and other agreements relating to the operation of the Property, together with all amendments and modifications thereof and supplements relating thereto (collectively, “Contracts”) which are then in effect and not terminated as of the Closing Date by Seller pursuant to Section 9(a)(vi); provided however that the Contracts designated as “Must be assumed” set forth on Schedule E shall not be terminated at Closing and shall be assumed by Purchaser hereunder;

(iii) the transferable permits and licenses, if any, relating to the Property and the other intangible Personalty;

(iv) all Future Commissions and Future Tenant Inducement Costs;

(v) all leasing commissions payable by Seller (in accordance with the terms of the Brokerage Agreements), and all Tenant Inducement Costs payable by Seller, to the extent Seller has given Purchaser a credit pursuant to Section 7(g); and

(vi) the Parking Management Agreement and the Parking Garage Agreement.

(b) Security Deposits. Prior to the Closing, Seller shall have the right (i) to apply any security deposits held under Leases in respect of defaults by tenants under the applicable Leases and (ii) to return the security deposit of any tenant thereunder who in the good faith judgment of Seller is entitled to the return of such deposit pursuant to the terms of its Lease or otherwise by law; provided that Seller shall notify Purchaser of such actions in writing.

(c) Conditions to Obligations of Seller. The obligation of Seller to effect the Closing shall be subject to the fulfillment (or written waiver by Seller) at or prior to the Closing Date of the following conditions:

(i) Purchaser’s Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made at and as of the Closing Date.

(ii) Performance of Obligations. Purchaser shall have paid the full balance of the Purchase Price, executed, acknowledged (if applicable) and/or delivered all documents required to be executed, acknowledged (if applicable) and/or delivered by Purchaser hereunder on the Closing Date; and in all material respects performed all other obligations required to be performed by it under this Agreement on or prior to the Closing Date.

(iii) Consent of Existing Lender. Lender’s Consent shall have been received, as more fully set forth in Section 36(b) hereof, and shall be in effect as of the Closing Date.

(d) Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Closing shall be subject to the fulfillment (or written waiver by Purchaser) at or prior to the Closing Date of the following conditions:

(i) Seller’s Representations and Warranties. All of the representations and warranties of Seller contained in Sections 11(c), except those set forth in Sections 11(c)(iii), (c)(iv), (c)(vi), (c)(xi) and (c)(xix) of this Agreement, shall be true and correct in all material respects as of the Closing Date, as though made at and as of the Closing Date, except to the extent that the failure of any such representations to be true and correct in all material respects as of the Closing Date would not result in a material adverse effect.

(ii) Performance of Obligations. Seller shall have executed, acknowledged (if applicable) and/or delivered all documents required to be executed, acknowledged (if applicable) and/or delivered by Seller hereunder on the Closing Date and Seller shall in all material respects performed all other obligations required to be performed by Seller under this Agreement on or prior to the Closing Date.

(iii) Additional Conditions to Closing. The conditions to Closing set forth in Section 36 shall have been satisfied.

(iv) Consent of Existing Lender. Lender’s Consent shall have been received, as more fully set forth in Section 36(b) hereof, and shall be in effect as of the Closing Date.

(v) Additional Conditions to Closing. The condition to Closing set forth in Section 36(a) (relating to the Estoppels) shall have been satisfied.

(vi) Title. On the Closing Date, Seller’s title to the Premises shall conform to the provisions of Sections 5 and 6.

(e) Failure of Condition. Subject to the adjournment rights under Section 18, or the adjournment rights under Section 36 for the failure to obtain the Estoppels, if Purchaser or Seller is unable to timely satisfy the conditions precedent to the other party’s obligation to effect the Closing (and such party benefited by the failed condition precedent has not waived such condition in writing), then the party benefited by the failed condition shall be entitled to terminate this Agreement by notice thereof to the other party. If this Agreement is so terminated, then Purchaser shall be entitled to receive the Deposit and neither party shall have any further obligations hereunder, except those expressly stated to survive the termination hereof, subject to the provisions of Section 20 in the case where a failure of a condition is caused by the default of a party.

11. CONDITION OF THE PROPERTY; REPRESENTATIONS.

(a) PURCHASER HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER, NOR ANY PERSON ACTING ON BEHALF OF SELLER, NOR ANY PERSON OR ENTITY WHICH PREPARED OR PROVIDED ANY OF THE MATERIALS REVIEWED BY PURCHASER IN CONDUCTING ITS DUE DILIGENCE, NOR ANY DIRECT OR INDIRECT OFFICER, DIRECTOR, PARTNER, MEMBER, SHAREHOLDER, EMPLOYEE, AGENT, REPRESENTATIVE, ACCOUNTANT, ADVISOR, ATTORNEY, PRINCIPAL, AFFILIATE, CONSULTANT, CONTRACTOR, SUCCESSOR OR ASSIGN OF ANY OF THE FOREGOING PARTIES (SELLER, AND ALL OF THE OTHER PARTIES DESCRIBED IN THE PRECEDING PORTIONS OF THIS SENTENCE (OTHER THAN PURCHASER) SHALL BE REFERRED TO HEREIN COLLECTIVELY AS THE “EXCULPATED PARTIES”) HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY ORAL OR WRITTEN REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE (INCLUDING WITHOUT LIMITATION WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WITH RESPECT TO THE PROPERTY, THE PERMITTED USE OF THE PROPERTY OR THE ZONING AND OTHER LAWS, REGULATIONS AND RULES APPLICABLE THERETO OR THE COMPLIANCE BY THE PROPERTY THEREWITH, THE REVENUES AND EXPENSES GENERATED BY OR ASSOCIATED WITH THE PROPERTY, OR OTHERWISE RELATING TO THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREIN. PURCHASER FURTHER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL MATERIALS WHICH HAVE BEEN PROVIDED BY ANY OF THE EXCULPATED

PARTIES HAVE BEEN PROVIDED WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED AS TO THEIR CONTENT, SUITABILITY FOR ANY PURPOSE, ACCURACY, TRUTHFULNESS OR COMPLETENESS AND PURCHASER SHALL NOT HAVE ANY RECOURSE AGAINST SELLER OR ANY OF THE OTHER EXCULPATED PARTIES IN THE EVENT OF ANY ERRORS THEREIN OR OMISSIONS THEREFROM. PURCHASER IS ACQUIRING THE PROPERTY BASED SOLELY ON ITS OWN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTY AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY SELLER, OR ANY OF THE OTHER EXCULPATED PARTIES, EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER EXPRESSLY DISCLAIMS ANY INTENT TO RELY ON ANY SUCH MATERIALS PROVIDED TO IT BY SELLER IN CONNECTION WITH ITS DUE DILIGENCE AND AGREES THAT IT SHALL RELY SOLELY ON ITS OWN INDEPENDENTLY DEVELOPED OR VERIFIED INFORMATION.

(b) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT IT IS PURCHASING THE PROPERTY “AS IS” AND “WITH ALL FAULTS”, BASED UPON THE CONDITION (PHYSICAL OR OTHERWISE) OF THE PROPERTY AS OF THE DATE OF THIS AGREEMENT, REASONABLE WEAR AND TEAR AND, SUBJECT TO THE PROVISIONS OF SECTIONS 6(f), 12 AND 13 OF THIS AGREEMENT, LOSS BY CONDEMNATION OR FIRE OR OTHER CASUALTY EXCEPTED. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE SUBJECT TO ANY FINANCING CONTINGENCY OR OTHER CONTINGENCIES OR SATISFACTION OF CONDITIONS AND PURCHASER SHALL HAVE NO RIGHT TO TERMINATE THIS AGREEMENT OR RECEIVE A RETURN OF THE DEPOSIT EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT.

(c) Seller hereby represents and warrants to Purchaser as of the Effective Date as follows:

(i) Seller has full power and authority to enter into and, subject to Lender’s Consent, perform this Agreement in accordance with its terms. This Agreement and all documents executed by Seller which are to be delivered to Purchaser at Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Seller, and at the time of Closing will be the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, and do not and, at the time of Closing will not, violate any provision of any agreement or judicial order to which Seller or the Property is subject.

(ii) Schedule D sets forth a true, correct and complete list of the Leases in effect and Seller has delivered to Purchaser, or made available to Purchaser for review, true and complete copies of all Leases set forth on Schedule D, and all such Leases are in full force and effect. Except as set forth on Schedule D, there are no other written agreements or understandings between Seller and any tenant in the Premises. Seller has neither received nor delivered any written notices from or to any of the tenants under the Leases asserting that either

Seller or any such tenant is in default in any material respects under any of the respective Leases (other than defaults that have been cured in all material respects).

(iii) To Seller’s Actual Knowledge, (x) Schedule E sets forth a true, correct and complete list of the material Contracts in effect as of the Effective Date and (y) Seller has delivered to Purchaser, or made available to Purchaser for review, true and complete copies of all Contracts, as set forth on Schedule E. Seller has neither received nor delivered any written notices from or to any of the service providers under the Contracts asserting that either Seller or any such service provider is in default in any material respects under any of the respective Contracts (other than defaults that have been cured in all material respects).

(iv) Schedule F sets forth is a true, correct and complete list of the security deposits currently held by Seller under the Leases.

(v) Except for the matters set forth on Schedule G, there is no action, suit, litigation, hearing or administrative proceeding pending against Seller, or, to Seller’s Actual Knowledge, threatened against Seller regarding all or any portion of the Premises in each case which is not or would not be covered by insurance.

(vi) There are no condemnation or eminent domain proceedings pending, or to Seller’s Actual Knowledge, threatened against the Premises.

(vii) Schedule C sets forth a true, and complete list of all material Loan Documents. Seller has delivered to Purchaser, or made available to Purchaser for review, true and complete copies of all of the material Loan Documents set forth of Schedule C. Purchaser hereby acknowledges having received a copy of the material Loan Documents. Seller (or an affiliate thereof) (i) has made all payments of principal, interest and any other sums that are due and payable under, or with respect to such Loan Documents, (ii) has not received any written notice alleging that Seller (or an affiliate thereof) are in default in the performance or observance of any of the terms, covenants or conditions to be kept, observed or performed by such parties under such Loan Documents, and (iii) is not in material default of any material non-monetary covenant that would entitle the Existing Lenders to accelerate the Existing Financing or to exercise remedies against the guarantor due to a breach of any so-called non-recourse carve-outs (other than to a de minimis extent). To Seller’s Actual Knowledge, the principal amount of the Existing Mortgage Debt that is outstanding under the Loan Documents as of the Effective Date is $101,865,572.

(viii) Schedule H sets forth a true, and complete list of all brokerage and commission agreements related to the leasing of the Property (the “Brokerage Agreements”). Seller has delivered to Purchaser, or made available to Purchaser for review, true and complete copies of all of the Brokerage Agreements set forth on Schedule H.

(ix) To Seller’s Actual Knowledge, no party, other than Purchaser, has any option, right of first refusal, or other right to purchase the Property. Seller has not entered into any written agreement providing for a sale of the Property to any party which agreement remains in effect on the Effective Date.

(x) Neither Seller nor the Property is in the hands of a receiver nor is an application pending for a receiver for Seller or the Property. Seller has not made any assignment for the benefit of creditors, nor has Seller filed, or had filed against it, any petition in bankruptcy under federal of state bankruptcy laws.

(xi) Except as shown on Schedule I, there are no leasing commissions, fees or other compensation or tenant improvement costs with respect to any Lease, or any renewal, extension or the expansion of the leased premises thereunder, or with respect to the Brokerage Agreements, which are due and payable with respect to the current lease term of any Lease.

(xii) There is no contract or agreement in effect for the management of the Premises which will be binding on the Purchaser from and after the Closing Date.

(xiii) Seller is a “United States person” within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(xiv) The Operating Statements of Seller are in accordance with the books and records of Seller in all material respects and were prepared in the ordinary course of business for use by Seller.

(xv) Seller has no employees for which Purchaser shall be liable from and after the Closing Date.

(xvi) Seller has delivered to Purchaser, or made available to Purchaser for review, a true and complete copy of the Wilmer Note, the Wilmer LC and all other documents constituting the Wilmer Receivable, and all of the documents constituting the Wilmer Receivable are in full force and effect. Seller has not sent or received any written notice of default with respect to the Wilmer Note and attached hereto as Schedule K is schedule of payments received by Seller under the Wilmer Note through May, 2008.

(xvii) Seller has delivered or made available to Purchaser copies of all environmental phase I assessment reports ordered by Seller. Seller has not received any written notice from any governmental agency that any portion of the Property is in violation of any Environmental Law. For purposes hereof, “Environmental Law” means any law relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. § 9601 et seq., and any so-called “Super Fund” or “Super Lien” law, any law requiring the filing of reports and notices relating to hazardous materials), environmental laws administered by the Environmental Protection Agency, and any District of Columbia laws concerning the environment, industrial hygiene or public health or safety).

(xviii) Seller has delivered to Purchaser, or made available to Purchaser for review, a true and complete copy of all of the material Westin Documents (to the extent not recorded), and, to Seller’s Actual Knowledge, all of the Westin Documents are in full force and effect. Except for the Westin Documents, there are no agreements between Seller and

Westin. Seller has not sent or received any written notice of default with respect to any of the Westin Documents.

(xix) Seller has delivered to Purchaser, or made available to Purchaser for review, a true and complete copy of the Parking Management Agreement, and, to Seller’s Actual Knowledge, the Parking Management Agreement is in full force and effect. Except for the Parking Management Agreement, there are no agreements between Seller and Interpark. Seller has not sent or received any written notice of default with respect to the Parking Management Agreement.

Any and all uses of the phrase, “to Seller’s Actual Knowledge” or other references to Seller’s knowledge in this Agreement or any other document or instrument executed and delivered by Seller to Purchaser at Closing, shall mean the actual, present, conscious knowledge of Anthony Chang, the asset manager of the Property, Aharon Friedman, Associate General Counsel, Jason Semmel, Executive Vice President and General Counsel, and David Peretz, Director of Acquisitions—Eastern US (collectively, the “Seller Knowledge Individual”) as to a fact at the time given without any investigation or inquiry. Without limiting the foregoing, Purchaser acknowledges that the Seller Knowledge Individual has not performed and is not obligated to perform any investigation or review of any files or other information in the possession of Seller, or to make any inquiry of any persons, or to take any other actions in connection with the representations and warranties of Seller set forth in this Agreement. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Seller Knowledge Individual or of any other individual or entity, shall be imputed to the Seller Knowledge Individual. In no event shall the Seller Knowledge Individual have any personal liability under this Agreement.

(d) The representations and warranties of Seller contained in Sections 11(c) and 14(b) and in any document or instrument executed and delivered by Seller to Purchaser at Closing (collectively, the “Seller’s Representations”), are subject to the following additional limitations: (i) Seller does not represent or warrant that any particular Contract will be in force or effect as of the Closing or that the service providers thereunder will not be in default thereunder, and Seller will not be in default hereunder if any particular Lease is not in force or effect as of the Closing or if any tenant under a Lease is in default thereunder (ii) to the extent that Seller has delivered or made available to Purchaser (or to any Diligence Party (as defined below)) any Leases, Contracts or other written information with respect to the Property at any time prior to the Effective Date, and such Leases, Contracts or other written information contain provisions inconsistent with any of such representations and warranties, then such representations and warranties shall be deemed modified to conform to such provisions and Purchaser shall be deemed to have knowledge thereof, (iii) Seller shall not be deemed in breach of its representations and warranties contained in Section 11(c)(iii). as the case may be, if Seller does not require Purchaser to assume, or Purchaser elects not to assume, responsibility for the Contract(s), respectively, which violate(s) such representations and warranties and neither Purchaser nor the Property would otherwise be bound thereby, and (iv) in the event that, prior to the Closing, Purchaser or any Diligence Party shall obtain actual knowledge of any information that is contradictory to, and would constitute the basis of a breach of, any representation or warranty or failure to satisfy any condition on the part of Seller, and Purchaser shall have closed notwithstanding such knowledge, Purchaser shall not be entitled to bring any action after the Closing Date based on such representation or warranty. Without limiting the generality of the foregoing, Purchaser shall be deemed to know that any representation or warranty contained herein is untrue, inaccurate or breached to the extent that (1) Purchaser or any Diligence Party has actual knowledge of any fact or written information which is inconsistent with such representation or warranty or (2) this Agreement or any Leases, Contracts or other written information with respect to the Property delivered or made available to Purchaser or any Diligence Party contain provisions inconsistent with any of such representations and warranties. “Diligence Party” shall mean any of the following: (i) Purchaser, and (ii) any officers, directors, employees, agents, consultants, advisors, affiliates, attorneys and representatives of Purchaser, who were directly involved in the negotiation of this Agreement, the review of any Leases, Contracts or other information relating to the Property, or the performance of the due diligence with respect to the transactions contemplated by this Agreement.

(e) Each of Seller’s Representations shall survive the Closing, but such survival shall be limited in the manner set forth in Sections 11(d) and 1l(h).

(f) Purchaser hereby represents and warrants to Seller as of the Effective Date and as of Closing that:

(i) Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and, is and in good standing and qualified to do business under the laws of the District of Columbia.

(ii) Purchaser has full power and authority to enter into and perform this Agreement in accordance with its terms and this Agreement and all documents executed by Purchaser which are to be delivered to Seller at Closing will be at the time of Closing, duly authorized, executed and delivered by Purchaser and will be, at the time of Closing the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

(iii) Purchaser is not acquiring the Property with the assets of an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or, if plan assets will be used to acquire the Property, Purchaser will deliver to Seller at Closing a certificate containing such factual representations as shall permit Seller and its counsel to conclude that no prohibited transaction would result from the consummation of the transactions contemplated by this Agreement. Purchaser is not a “party in interest” within the meaning of Section 3(3) of ERISA with respect to any beneficial owner of Seller.

(iv) There are no judgments, orders or decrees of any kind against Purchaser unpaid or unsatisfied of record and no legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated which could be filed before any court or administrative agency which has, or is likely to have, any material adverse effect on (i) the business or assets or the condition, financial or otherwise, of Purchaser or (ii) the ability of Purchaser to perform its obligations under this Agreement.

(v) Neither Purchaser nor any member, partner or shareholder of Purchaser, nor any owner of a direct interest in Purchaser (x) is listed on any Government Lists (as defined below), (y) is a Person who has been determined by competent authority to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Executive Orders in respect thereof, or (z) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (I) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”), (II) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender or its servicer notified Purchaser in writing is now included in “Governmental Lists”, or (III) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America.

(g) Except with respect to any claims made after the Closing arising out of any breach of the Seller’s Representations, Purchaser, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its employees, agents, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Purchaser has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners for environmental matters.

(h) (1) Subject to the provisions of Section 7(n) and Section 37, Seller’s Representations and covenants under this Agreement or under any documents executed and delivered by Seller to Purchaser at Closing and the provisions of this Section 11(h) shall survive the Closing for two hundred seventy (270) days following the Closing Date (the “Limitation Period”). Except as expressly set forth herein, each of Seller’s Representations, and covenants to be performed prior to the Closing Date, shall automatically be null and void and of no further force and effect on or after the 270th day following the Closing Date unless, prior to such 270th day, Purchaser shall have provided Seller with a notice alleging that Seller was in breach of such Seller’s Representation or covenant on the Closing Date (as such Seller’s Representations and covenants may be updated) and specifying in reasonable detail the nature of such breach. Purchaser shall allow Seller sixty (60) days after its notice within which to cure such breach or if such breach cannot be cured within such sixty (60) day period, and Seller notifies Purchaser it wishes to extend its cure period (the “Cure Extension Notice”), such additional reasonable period of time as is required to cure the same so long as such cure has been commenced within such sixty (60) day period and is being diligently pursued to completion (not to exceed one hundred twenty (120) days in the aggregate). If Seller fails to cure such breach after written notice thereof, Purchaser’s sole remedy (subject to Section 11(h)(2)) shall be to commence a legal proceeding against Seller alleging that Seller was in breach of such Seller’s Representations on the Effective Date, or Seller was in breach of a covenant, and that Purchaser shall have suffered actual damages as a result thereof (a “Proceeding”), which Proceeding must be commenced, if at all, within sixty (60) days after the expiration of the Limitation Period; provided, however, that if Purchaser gives Seller written notice of such a breach within the Limitation Period and Seller subsequently sends a Cure Extension Notice, then Purchaser shall have until the date which is thirty (30) days after the date Seller notifies Purchaser it has ceased endeavoring to cure such breach or the expiration of the applicable cure period, whichever is later, to commence such Proceeding. In the event that Seller shall be in breach of any of the Seller’s Representations or covenants, and except as expressly set forth in Section 37, Purchaser shall have no recourse to the property or other assets of Seller or any of the other Exculpated Parties, other than the net sale proceeds from the sale of the Property and Purchaser’s sole remedy, in such event, shall be as described above. Notwithstanding anything contained in this Agreement to the contrary, in no event shall Seller be liable to Purchaser, and Purchaser shall have no action against Seller, for a breach of any of Seller’s Representations prior to Closing, except as set forth in Section 20.

(2) Notwithstanding anything to the contrary set forth in this Agreement, and subject to the limitations set forth in this Section 11, regarding all claims against Seller after the Closing Date: (x) Purchaser shall not assert any claim against Seller for breach of Seller’s Representations or a breach of any of Seller’s covenants hereunder unless the aggregate liability for such claim and all prior claims so asserted shall exceed the sum of Ninety Thousand Dollars ($90,000.00); provided, however, that if Purchaser’s damages exceed such amount, the liability of Seller shall be with respect to the entire amount of such damages (i.e. Purchaser shall be permitted to make claims beginning with “dollar one”); and further provided that Seller’s liability for post-Closing adjustments under Section 7 shall not be subject to the $90,000 limitation herein; and (y) Seller’s aggregate liability for any and all claims arising out of any such covenants, agreements, representations and warranties shall not exceed Five Million Dollars ($5,000,000.00) in the aggregate. In addition, in no event shall Seller be liable for any incidental, consequential, indirect, punitive, special or exemplary damages, or for lost profits, unrealized expectations or other similar claims, and in every case Purchaser’s recovery for any claims referenced above shall be net of any insurance proceeds recovered by Purchaser from any insurance company. Purchaser agrees to diligently pursue the recovery of insurance proceeds as applicable to any claims referenced above.

12.	DAMAGE AND DESTRUCTION.

(a) If all or any part of the Building is damaged by fire or other casualty occurring on or after the Effective Date and prior to the Closing Date, whether or not such damage affects a material part of the Building, then:

(i) if the estimated cost of repair or restoration is less than or equal to Five Million Dollars ($5,000,000) and if the estimated time to substantially complete such repair or restoration is twelve (12) months or less, Purchaser shall not have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such destruction or damage. In such event, Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Premises on account of such physical damage or destruction as shall be necessary to perform repairs to the Building and/or to rebuild the Building to substantially the same condition as it existed prior to the occurrence of such fire or other casualty and Purchaser shall receive a credit against the cash due at Closing for the amount of the deductible on such casualty insurance policy less any amounts reasonably and actually expended by Seller to collect any such insurance proceeds or to remedy any unsafe conditions at the Property or to repair or restore any damages, in no event to exceed the amount of the loss. In the event such amount spent by Seller shall exceed the amount of the deductible on such casualty insurance policy, then Purchaser shall deliver such excess amount to Seller, within five (5) business days of its receipt of any casualty insurance proceeds received on account of such casualty.

(ii) if the estimated cost of repair or restoration exceeds Five Million Dollars ($5,000,000) or if the estimated time to substantially complete such repair or restoration exceeds twelve (12) months, Purchaser shall have the option, exercisable within ten (10) days after receipt of notice of the occurrence of such fire or other casualty, time being of the essence, to terminate this Agreement by delivering notice of such termination to Seller, whereupon the Deposit shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except for such provisions which are expressly provided in this Agreement to survive the termination hereof. If a fire or other casualty described in this clause (ii) shall occur and Purchaser shall not timely elect to terminate this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such destruction or damage and, in such event, Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Premises on account of such physical damage or destruction as shall be necessary to perform repairs to the Building and/or to rebuild the Building to substantially the same condition as existed prior to the occurrence of such fire or other casualty and Purchaser shall receive a credit against the cash due at Closing for the amount of the deductible on such casualty insurance policy less any amounts reasonably and actually expended by Seller to collect any such insurance proceeds or to remedy any unsafe conditions at the Property or to repair or restore any damages, in no event to exceed the amount of the loss. In the event such amount spent by Seller shall exceed the amount of the deductible on such casualty insurance policy, then Purchaser shall deliver such excess amount to Seller, within five (5) business days of its receipt of any casualty insurance proceeds received on account of such casualty.

(b) The estimated cost to repair and/or restore and the estimated time to complete contemplated in subsection (a) above shall be established by estimates obtained by Seller from independent contractors, subject to Purchaser’s review and reasonable approval of the same and the provisions of Section 12(c) below. The Closing Date may be extended up to a maximum extension of ninety (90) days, as reasonably required to obtain such estimates (including the resolution of any arbitration required pursuant to paragraph (c)), determine the availability and amount of insurance proceeds and give the notices required under this Section 12. Seller and Purchaser shall cooperate and exercise due diligence to obtain damage estimation and insurance proceeds.

(c) The provisions of this Section 12 supersede any law applicable to the Premises governing the effect of fire or other casualty in contracts for real property. Any disputes under this Section 12 as to the cost of repair or restoration or the time for completion of such repair or restoration shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an arbitrator within five days after a dispute arises, then either party may request the office of the American Arbitration Association located in Washington, D.C. to designate an arbitrator. Such arbitrator shall be an independent architect or engineer having at least ten (10) years of experience in the construction of office buildings in Washington, D.C. The determination of the arbitrator shall be conclusive and binding upon the parties. The costs and expenses of such Arbitrator shall be borne equally by Seller and Purchaser.

(d)	The provisions of this Section 12 shall survive the Closing.
13.	CONDEMNATION.

(a) If, prior to the Closing Date, any part of the Premises is taken (other than a temporary taking), or if Seller shall receive an official notice from any governmental authority having eminent domain power over the Premises of its intention to take, by eminent domain proceeding, any part of the Premises (a “Taking”), then:

(i) if such Taking results in a diminution of value to the Premises of Five Million Dollars ($5,000,000) or less as determined by an independent appraiser chosen by Seller (subject to Purchaser’s review and reasonable approval of such determination and the provisions of Section 13(b)), Purchaser shall not have any right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.

(ii) if such Taking results in a diminution of value to the Premises of more than Five Million Dollars ($5,000,000) as determined by an independent appraiser chosen by Seller (subject to Purchaser’s review and reasonable approval of such determination and the provisions of Section 13(b)), Purchaser shall have the option, exercisable within ten (10) days after receipt of notice of such Taking, time being of the essence, to terminate this Agreement by delivering notice of such termination to Seller, whereupon the Deposit shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except pursuant to the provisions of this Agreement which are expressly provided to survive the termination hereof. If a Taking described in this clause (ii) shall occur and Purchaser shall not timely elect to terminate this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.

(b) The provisions of this Section 13 supersede any law applicable to the Premises governing the affect of condemnation in contracts for real property. Any disputes under this Section 13 as to whether the Taking results in a diminution of value to the Premises of more than Five Million Dollars ($5,000,000) shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an arbitrator within five days after a dispute arises, then either party may request the office of the American Arbitration Association located in Washington, D.C. to designate an arbitrator. Such arbitrator shall be an independent architect having at least ten (10) years of experience in the construction of office buildings in Washington, D.C. The costs and expenses of such Arbitrator shall be borne equally by Seller and Purchaser.

(c)	The provisions of this Section 13 shall survive the Closing.
14.	BROKERS AND ADVISORS.

(a) Purchaser represents and warrants to Seller that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any broker, finder, consultant, advisor, or professional in the capacity of a broker or finder (each a “Broker”) in connection with this Agreement or the transactions contemplated hereby other than Eastdil Secured, L.L.C. (“Seller’s Broker”). Purchaser hereby agrees to indemnify, defend and hold Seller and the other Seller Related Parties harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (other than Seller’s Broker) engaged by or claiming to have dealt with Purchaser in connection with this Agreement or the transactions contemplated hereby.

(b) Seller represents and warrants to Purchaser that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any Broker in connection with this Agreement or the transactions contemplated hereby other than Seller’s Broker. Seller hereby agrees to indemnify, defend and hold Purchaser and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors and any successors or assigns of the foregoing, harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (including Seller’s Broker) engaged by or claiming to have dealt with Seller in connection with this Agreement or the transactions contemplated hereby.

(c)	The provisions of this Section 14 shall survive the termination of this Agreement or the Closing.
15.	TAX REDUCTION PROCEEDINGS.

Seller may file and/or prosecute an application for the reduction of the assessed valuation of the Premises or any portion thereof for real estate taxes or a refund of Property Taxes previously paid (a “Tax Certiorari Proceeding”) to the District of Columbia for any fiscal year. Seller shall have the right to withdraw, settle or otherwise compromise Tax Certiorari Proceedings affecting real estate taxes assessed against the Premises (i) for any fiscal period prior to the fiscal year in which the Closing shall occur without the prior consent of Purchaser, and (ii) for the fiscal year in which the Closing shall occur, provided Purchaser shall have consented with respect thereto, which consent shall not be unreasonably withheld or delayed. The amount of any tax refunds (net of attorneys’ fees and other costs of obtaining such tax refunds) with respect to any portion of the Premises for the tax year in which the Apportionment Date occurs shall be apportioned between Seller and Purchaser as of the Apportionment Date with a prior allocation of the portion thereof which must be returned to tenants pursuant to the terms of the Leases; Seller hereby agreeing to be responsible for the return of such refund to such tenants for the period up to and including the Apportionment Date and Purchaser having such obligation for the return of such refunds attributable to the period from and after the Closing Date. If, in lieu of a tax refund, a tax credit is received with respect to any portion of the Premises for the tax year in which the Apportionment Date occurs, then (x) within thirty (30) days after receipt by Seller or Purchaser, as the case may be, of evidence of the actual amount of such tax credit (net of attorneys’ fees and other costs of obtaining such tax credit), the tax credit apportionment shall be readjusted between Seller and Purchaser, and (y) upon realization by Purchaser of a tax savings on account of such credit, Purchaser shall pay to Seller an amount equal to the savings realized (as apportioned). All refunds, credits or other benefits applicable to any fiscal period prior to the fiscal year in which the Closing shall occur shall belong solely to Seller (and Purchaser shall have no interest therein) and, if the same shall be paid to Purchaser or anyone acting on behalf of Purchaser, same shall be paid to Seller within five (5) days following receipt thereof and, if not timely paid, with interest thereon from the fifth day following such receipt until paid to Seller at a rate equal to the Default Rate. The provisions of this Section 15 shall survive the Closing.

16.	TRANSFER TAXES AND TRANSACTION COSTS.

(a) At the Closing, Seller and Purchaser shall execute, acknowledge, deliver and file all such forms or returns as may be necessary to comply with any District of Columbia tax laws with respect to the transfer of real property or the recordation of instruments in connection therewith (the “Transfer Tax Laws”). The transfer and recordation taxes payable pursuant to the Transfer Tax Laws shall collectively be referred to as the “Transfer Taxes”. Seller and Purchaser shall each pay (or cause to be paid) to the appropriate party one-half (1/2) of the Transfer Taxes payable in connection with the consummation of the transactions contemplated by this Agreement.

(b) Seller shall be responsible for the costs of its legal counsel, advisors and other professionals employed by it in connection with the sale of the Property.

(c) Except as otherwise provided above, Purchaser shall be responsible for (i) the costs and expenses associated with its due diligence, (ii) the costs and expenses of its legal counsel, advisors and other professionals employed by it in connection with the sale of the Property, (iii) all premiums and fees for title examination and title insurance and endorsements obtained and all related charges and survey costs in connection therewith, (iv) all costs and expenses incurred in connection with any financing obtained by Purchaser, including without limitation, loan fees, mortgage recording taxes, financing costs and lender’s legal fees and all Loan Assumption Fees, (v) all escrow and/or closing fees, and (vi) any nominal recording fees for documentation to be recorded in connection with the transactions contemplated by this Agreement.

(d)	The provisions of this Section 16 shall survive the Closing.
17.	DELIVERIES TO BE MADE ON THE CLOSING DATE.

(a) Seller’s Documents and Deliveries: On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser the following:

(i) A duly executed and acknowledged Special Warranty Deed the form of Exhibit 2 conveying the Premises to Purchaser, subject to the Permitted Encumbrances;

(ii) A duly executed Bill of Sale in the form of Exhibit 3;

(iii) Originals or, if originals are unavailable, copies, of the Leases and Contracts then in effect to the extent in Seller’s possession;

(iv) Letters to all tenants under the Leases in the form of Exhibit 4;

(v) Originals or, if originals are unavailable, copies, to the extent same are in Seller’s possession, of the plans and specifications, technical manuals and similar materials for the Building, and any space plans relating to Leases of space in the Building prepared by Seller or on its behalf, and any “as built” computer aided design files (both hard copies and computer disk or CD Rom) relating to the Premises or tenant spaces within the Building prepared by Seller or on its behalf;

(vi) A duly executed certification as to Seller’s nonforeign status as prescribed in Section 21, if appropriate, in the form of Exhibit 5;

(vii) The letters of credit held by Seller as security under the Leases (together with a duly executed assignment thereof), but only to the extent the same have not been applied or returned in accordance with Section 10(b) (the “Transferred Security Deposits”);

(viii) Originals or, if originals are unavailable, copies, of all permits, licenses and approvals relating to the ownership, use or operation of the Premises, to the extent same are in Seller’s possession;

(ix) Keys and combinations in Seller’s possession relating to the operation of the Premises; and

(x)	Originals of the Estoppels obtained (and, if obtained, the Westin Estoppel);

(xi) An owner’s affidavit and gap indemnity agreement in the form attached hereto as Exhibit 11;

(xii) The original Wilmer Note (or if unavailable, a lost note affidavit), the original Wilmer LC, and originals or, if originals are unavailable, copies, of all other documents evidencing or governing the Wilmer Receivable which are still in effect, together with an assignment of 2445 Trust’s interest therein, and a notice to Wilmer from Seller, in a form reasonably acceptable to Purchaser, notifying Wilmer of the assignment of the Wilmer Receivable hereunder;

(xiii) A certificate of Seller certifying that Seller’s Representations are true and correct as of the Closing Date, subject to update by Seller therein;

(xiv) an updated rent roll, without representation or warranty, for the Building as of the Closing Date, in the form previously provided by Seller to Purchaser;

(xv) (1) copies of Seller’s articles of organization and operating agreement and consent of the members of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all of the foregoing being certified as true and correct by the manager(s)/managing member(s), as applicable, of Seller; (2) a good standing certificate issued for Seller by the state of organization of Seller, dated within thirty (30) days of the Closing Date; (3) a good standing certificate for Seller issued by the District of Columbia dated within thirty (30) days of the Closing Date; and (4) an incumbency certificate executed by an officer or manager(s)/managing member(s), as applicable, of Seller with respect to individuals executing any documents or instruments on behalf of Seller in connection with the transactions contemplated herein; and

(xvi) All documents to be executed by Seller in connection with the assumption of the Existing Financing in accordance with the provisions of Section 36(b).

Seller shall be deemed to have delivered the items set forth in clauses (V), (viii), and (ix) above if the same are left in the Building management office on the Closing Date.

(b) Purchaser’s Documents and Deliveries: On the Closing Date, Purchaser shall deliver or cause to be delivered to Seller the following:

(i) Payment of the balance of the Purchase Price payable at the Closing by 10:00 a.m., Eastern time, on the Closing Date, as adjusted for apportionments under Section 7, in the manner required under this Agreement;

(ii) (1) copies of Purchaser’s articles of organization and operating agreement and consent of the members of Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all of the foregoing being certified as true and correct by the manager(s)/managing member(s), as applicable, of Purchaser; (2) a good standing certificate issued for Purchaser by the State of Delaware, dated within thirty (30) days of the Closing Date; (3) a good standing certificate for Purchaser issued by the District of Columbia dated within thirty (30) days of the Closing Date; and (4) an incumbency certificate executed by an officer or manager(s)/managing member(s), as applicable, of Purchaser with respect to individuals executing any documents or instruments on behalf of Purchaser in connection with the transactions contemplated herein; and

(iii) All documents required to be executed by Purchaser and/or Substitute Guarantor in connection with the assumption of the Existing Financing in accordance with Section 36(b).

(c) Jointly Executed Documents: Seller and Purchaser shall, on the Closing Date, each execute, acknowledge (as appropriate) and exchange the following documents:

(i) The returns required under the Transfer Tax Laws, if any, and any other tax laws applicable to the transactions contemplated herein;

(ii) An Assignment and Assumption of Leases and Contracts in the form of Exhibit 6;

(iii) An Omnibus Assignment and Assumption Agreement in the form of Exhibit 7;

(iv) An Assignment and Assumption of the Parking Management Agreement and Parking Garage Agreement in the form of Exhibit 8;

(v) Any other affidavit, document or instrument required to be delivered by Seller or Purchaser or reasonably requested by the Title Company (so long as such request does not add additional warranties, covenants or indemnities from Seller) pursuant to the terms of this Agreement or applicable law in order to effectuate the transfer of title to the Premises, and

(vi) Closing Statement.

18.	CLOSING DATE.

(a) The closing of the transactions contemplated hereunder (the “Closing”) shall occur, and the documents referred to in Section 17 shall be delivered upon tender of the Purchase Price provided for in this Agreement, by 10:00 a.m., Eastern time, on the day which is five (5) business days following the date Existing Lender issues its written indication that it is prepared to give non-contingent preliminary approval of the assumption of the Loan by Purchaser and Lender’s Consent, subject only to the execution of the documents and the delivery of the requirements specified in Section 36 (“Preliminary Approval”) (or if later, the date specified in the Preliminary Approval), (such date, as may extended under this Agreement, is referred to as the “Closing Date”), but in no event shall the Closing Date extend beyond December 2, 2008 (the “Outside Closing Date”). Closing shall be effectuated by deliveries to the Escrow Agent pursuant to reasonable and customary escrow instructions. TIME IS OF THE ESSENCE as to the Purchaser’s and Seller’s obligations to close the transactions contemplated hereunder on the Closing Date. In addition to the rights set forth in Sections 18(b) and (c) below, Seller shall have the right to postpone the scheduled Closing Date for up to thirty (30) days to solely coordinate the payoff of the Existing Mezzanine Debt by delivering Purchaser written notice of such postponement; provided, however that Seller may not extend the Closing Date beyond the earlier to occur of (i) the Outside Closing Date, or (ii) or the date, if any, that the Existing Lender confirms in writing (either in the Preliminary Approval or otherwise) after which the Preliminary Approval would be void or would no longer be valid (the “Preliminary Approval Termination Date”).

(b) In addition to the Seller’s right to extend the Closing Date under Section 18(a) above, Seller shall have the several right to extend the Closing Date for up to an additional thirty (30) days to solely coordinate the payoff of the Existing Mezzanine Debt (but not beyond the earlier of the Outside Closing Date or the Preliminary Approval Termination Date) by delivering notice of such extension(s) to Purchaser. Purchaser shall be entitled to a credit at Closing of $11,250 per day for each day Seller extends the Closing Date under this Section 18(b). In the event that Existing Lender delivers a written notice indicating that it will not issue Lender’s Consent, or if the Existing Lender shall fail or refuse to grant Lender’s Consent on or before December 2, 2008, either party may terminate this Agreement, provided such party is not in default of Section 36 of this Agreement, by delivering written notice to the other party whereupon the Deposit shall be returned to Purchaser and neither Seller nor

Purchaser shall have further liability hereunder or by reason hereof (except pursuant to the provisions of this Agreement which expressly survive termination).

(c) Notwithstanding anything contained in this Agreement to the contrary, Seller shall have the right for any reason or no reason to terminate this Agreement at anytime on or prior to the Closing Date by giving Purchaser written notice of Seller’s election to terminate this Agreement. In consideration of Seller’s right to terminate this Agreement under this Section 18(c), Seller shall pay Purchaser, a termination fee of Ten Million Dollars ($10,000,000) in cash, by wire transfer of immediately available funds, within three (3) business days after Seller’s notice to terminate pursuant to this Section 18(c). If this Agreement is so terminated, then Purchaser shall be entitled to receive the Deposit and neither party shall have any further obligations hereunder, except those expressly stated to survive the termination hereof. Purchaser acknowledges that if Seller terminates this Agreement by reason of Purchaser’s default, a failure of a condition precedent to Seller’s obligation to close or pursuant to any provision of this Agreement other than this Section 18(c), no termination fee shall be due or payable.

19.	NOTICES.

All notices, demands, requests or other communications (collectively, “Notices”) required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national overnight delivery service, or (c) facsimile transmission or e-mail transmission (provided that the original shall be simultaneously delivered by national overnight delivery service or personal delivery), or (d) personal delivery, addressed as follows:

(i)

If to Seller: c/o Broadway Partners 375 Park Avenue, 29th Floor New York, New York 10152 Attention: Jonathon K. Yormak and Jason P. Semmel (with separate notices to each) Yormak Fax: 212-658-9392 Semmel Fax: 212-658-9397 E-Mail: jyormak@broadwaypartners.com

jisemmel@broadwaypartners.com

with a copy to:

Blank Rome LLP The Chrysler Building 405 Lexington Avenue

New York, NY 10174-0208 Attention: Martin Luskin, Esq. Fax: 917-332-3714 E-Mail: mluskin@blankrome.com

And

Blank Rome LLP 600 New Hampshire Avenue, N.W. Washington, DC 20037 Attention: C. Vincent Leon-Guerrero, Esq. Fax: 202-772-1676 E-Mail: leon-guerrero@blankrome.com

(ii) If to Purchaser:

6110 Executive Boulevard Suite 800 Rockville, MD 20852 Attention: George F. McKenzie, President Fax: 301-984-9610 E-Mail: gmckenzie@writ.com and also, for any pre-Closing notices,

Attention: Karen Clark Fax: 301-984-9610 E-Mail: kclark@writ.com with a copy to:

Arent Fox LLP 1050 Connecticut Avenue Washington, D. C. 20036 Attention: Michael H. Leahy, Esq. Fax: 202- 857-6395 E-Mail: leahy.michael@arentfox.com

(iii) If to Escrow Agent:

Chicago Title Insurance Company Washington DC National Commercial Center 2000 M Street, N.W. Suite 610 Washington, DC 20036

Attention: Eric Taylor Fax: 202-466-5070 E-Mail: eric.taylor@ctt.com

Any Notice so sent by certified or registered mail, national overnight delivery service or personal delivery shall be deemed given on the date of receipt or refusal as indicated on the return receipt, or the receipt of the national overnight delivery service or personal delivery service. Any Notice sent by facsimile or e-mail transmission shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt. A Notice may be given either by a party or by such party’s attorney. Seller or Purchaser may designate, by not less than five (5) business days’ notice given to the others in accordance with the terms of this Section 19, additional or substituted parties to whom Notices should be sent hereunder.

20.	DEFAULT BY PURCHASER OR SELLER.

(a) If (i) Purchaser shall default in the payment of the Purchase Price or (ii) Purchase shall default in the performance of any of its other obligations to be performed under this Agreement in any material respect and such default shall continue for ten (10) business days after notice to Purchaser (other than a failure of Purchaser to perform its obligations to close on the Closing Date, for which there shall be no cure period), Seller’s sole remedy by reason thereof shall be to terminate this Agreement and, upon such termination, Seller shall be entitled to retain the Deposit, as liquidated damages for Purchaser’s default hereunder, it being agreed that the damages by reason of Purchaser’s default are difficult, if not impossible, to ascertain, and thereafter Purchaser and Seller shall have no further rights or obligations under this Agreement except for those that are expressly provided in this Agreement to survive the termination hereof. If Seller terminates this Agreement pursuant to a right given to it hereunder and commences any action to recover the Deposit, or if Purchaser takes any wrongful action which interferes with Seller’s ability to sell, exchange, transfer, lease, dispose of or finance the Property or takes any other wrongful actions with respect thereto (including, without limitation, the filing of any list pendens or other form of attachment against the Property) after this Agreement has been terminated by Seller, then the named Purchaser (and any permitted assignee of Purchaser’s interest hereunder) and, by its signature hereto, Principal shall be jointly and severally liable for all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys’ fees, court costs and disbursements and consequential damages) incurred by Seller by reason of such wrongful action by Purchaser.

(b) If (x) Seller shall default in the performance of any of its obligations to be performed under this Agreement in any material respect, or (y) any of Seller’s Representations in his Agreement made as of the Effective Date prove to be untrue in any material respect as of the Effective Date, and any such default or untruth shall continue for ten (10) business days after notice to Seller, Purchaser as its sole remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal or equitable course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, to the extent legally permissible, following and upon advice of its counsel) shall have the right, subject to the limitations and conditions set forth in this Section 20(b), (i) to seek to obtain specific performance of Seller’s obligations hereunder, provided that any action for specific performance shall be commenced within sixty (60) days after such default, and if Purchaser prevails thereunder, Seller shall reimburse Purchaser for all reasonable legal fees, court costs and all other reasonable costs of such action; and further provided that should the remedy of specific performance be awarded, Seller shall not be obligated to spend, or incur any costs, in excess of $500,000 in the aggregate to cure or remedy any of Seller’s Representations, or (ii) to terminate this Agreement and receive a return of the Deposit and a reimbursement of Purchaser’s actual out of pocket due diligence costs not to exceed $250,000 (including Purchaser’s legal fees and any non-refundable amounts paid to the Existing Lender), it being understood that if Purchaser fails to commence an action for specific performance within sixty (60) days after such Seller default or misrepresentation, Purchaser’s sole remedy shall be to receive a return of the Deposit and such reimbursement of due diligence costs. Upon any such termination of this Agreement by Purchaser, neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof. Notwithstanding the foregoing, Purchaser shall have no right to seek specific performance, if Seller shall be prohibited from performing its obligations hereunder by reason of any law, regulation, or other legal requirement applicable to Seller.

(c) The provisions of this Section 20 shall survive the termination hereof.

21. FIRPTA COMPLIANCE.

Seller shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Section 1445 of the Internal Revenue Code of 1986 (as amended, “FIRPTA”). Seller acknowledges that Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Purchaser that withholding of tax is not required upon the disposition of a United States real property interest by Seller, Seller hereby represents and warrants that Seller is not a foreign person as that term is defined in the Internal Revenue Code and Income Tax Regulations. On the Closing Date, Seller shall deliver to Purchaser a certification as to Seller’s non-foreign status in the form of Exhibit 5, and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the Treasury in connection therewith.

22. ENTIRE AGREEMENT.

This Agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between Seller and Purchaser are merged into this Agreement. The provisions of this Section 22 shall survive the Closing or the termination hereof.

23. AMENDMENTS.

This Agreement may not be changed, modified or terminated, except by an instrument executed by Seller and Purchaser. The provisions of this Section 23 shall survive the Closing or the termination hereof.

24. WAIVER.

No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply. The provisions of this Section 24 shall survive the Closing or the termination hereof.

25. PARTIAL INVALIDITY.

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. The provisions of this Section 25 shall survive the Closing or the termination hereof.

26. SECTION HEADINGS.

The headings of the various sections of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. The provisions of this Section 26 shall survive the Closing or the termination hereof.

27. GOVERNING LAW.

This Agreement shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof. The provisions of this Section 27 shall survive the Closing or the termination hereof.

28. PARTIES; ASSIGNMENT AND RECORDING.

(a) This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller and Purchaser and their respective successors and permitted assigns; provided, however, that none of the representations or warranties made by Seller hereunder shall inure to the benefit of any person or entity which is not an affiliate of Purchaser that may, after the Closing Date, succeed to Purchaser’s interest in the Property.

(b) Purchaser may not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder or any of the direct or indirect ownership interests in Purchaser, without first obtaining Seller’s consent thereto; provided, however that Seller’s consent shall not be required for (i) an assignment after the Diligence Termination Date of this Agreement to any limited liability company which is controlled by, and which is at least 50% owned by, Principal and upon further condition that any such assignment does not delay Lender’s Consent and Purchaser and Principal shall not be released from any liability hereunder in connection with such assignment, (ii) transfers of shares in Principal, and (iii) the designation of an entity which complies with subsection (i) herein to take title to the Wilmer Receivable at Closing.

(c) Neither this Agreement nor any memorandum hereof may be recorded without first obtaining Seller’s consent thereto.

(d) The provisions of Section 28(a) and 28(c) shall survive the Closing or the termination hereof. The provisions of Section 28(b) shall survive the termination hereof.

29. CONFIDENTIALITY AND PRESS RELEASES.

(a) Until the Closing, Purchaser and its partners, members, attorneys, agents, employees and consultants will treat the information disclosed to it by Seller, or otherwise gained through Purchaser’s access to the Property and Seller’s books and records, as confidential, giving it the same care as Purchaser’s own confidential information, and make no use of any such disclosed information not independently known to Purchaser except in connection with the transactions contemplated hereby. In the event of a termination of this Agreement, Purchaser shall promptly return all such confidential information to Seller.

(b) Neither Purchaser nor Seller shall issue any press releases (or other public statements) with respect to the transaction contemplated in this Agreement without approval of the other party, which approval may be withheld in such other party’s sole and absolute discretion.

(c) The provisions of Section 29(a) shall survive the termination of this Agreement and the provisions of Section 29(b) shall survive the termination hereof or the Closing.

30. FURTHER ASSURANCES.

Seller and Purchaser will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required by the other party, for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Property and for carrying out the intentions or facilitating the consummation of this Agreement. The provisions of this Section 30 shall survive the Closing.

31. THIRD PARTY BENEFICIARY.

This Agreement is an agreement solely for the benefit of Seller and Purchaser (and their permitted successors and/or assigns). No other person, party or entity shall have any rights hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein. The provisions of this Section 31 shall survive the Closing or the termination hereof.

32. JURISDICTION AND SERVICE OF PROCESS.

The parties hereto agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by registered or certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court. The provisions of this Section 32 shall survive the Closing or termination hereof.

33. WAIVER OF TRIAL BY JURY.

Seller and Purchaser hereby irrevocably and unconditionally waive any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this agreement. The provisions of this Section 33 shall survive the Closing or the termination hereof.

34. MISCELLANEOUS.

(a) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

(b) Any consent or approval to be given hereunder (whether by Seller or Purchaser) shall not be effective unless the same shall be given in advance of the taking of the action for which consent or approval is requested and shall be in writing. Except as otherwise expressly provided herein, any consent or approval requested of Seller or Purchaser may be withheld by Seller or Purchaser in its sole and absolute discretion.

(c) Escrow Agent is hereby designated the “real estate reporting person” for purposes of Section 6045 of the Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Purchaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent’s duties as real estate reporting person.

(d) The delivery of the Deed by Seller, and the acceptance thereof by Purchaser shall be deemed to be the full performance and discharge of every covenant and obligation on the part of Seller to be performed hereunder except those obligations that are expressly provided to survive Closing. No action shall be commenced after the Closing on any covenant or obligation except to the extent expressly provided for herein.

(e) Seller or, provided such exchange does not delay or affect Lender’s Consent, Purchaser shall have the right to structure the sale of the Property as a forward or reverse exchange thereof for other real property of a like-kind to be designated by Seller or Purchaser (including the ability to assign this Agreement to an entity established in order to effectuate such exchange including a qualified intermediary, an exchange accommodation title holder or one or more single member limited liability companies that are owned by any of the foregoing persons), with the result that the exchange shall qualify for non-recognition of gain or loss under Section 1031 of the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder and IRS Revenue Procedure 2000-37. Each party shall execute any and all documents reasonably requested by the other to effect such exchange, and otherwise assist and cooperate with such party in effecting such exchange, provided that any additional reasonable costs and expenses incurred by a party as a result of structuring such transaction as an exchange at the request of the other party, as opposed to an outright sale, shall be borne by the party requesting the exchange.

(f) If required by rules of the Securities and Exchange Commission, Seller grants Purchaser the right, at Purchaser’s sole expense, to prepare an audited income statement of the Property for the most recent fiscal year(s) as specified by Rule 3-14 of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934, and Seller shall, so long as Seller is not required to assume any liability or make any representations, provide and/or fully cooperate in obtaining any and all such other data and financial information which shall be available to Seller (including, without limitation, data and information obtainable from Seller’s management agent for the Property) and as advisable in connection with fulfilling Purchaser’s disclosure obligations as a public company subject to the rules and regulations of the Securities and Exchange Commission.

(g) The provisions of this Section 34 shall survive the Closing or the termination hereof.

35. ATTORNEYS’ FEES.

In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys’ fees and disbursements, incurred herein by the successful party in and as part of the judgment rendered in such litigation.

36. ADDITIONAL CONDITIONS TO CLOSING.

(a) Tenant Estoppels. Seller shall request a tenant estoppel certificate in the form of Exhibit 9 from Patton Boggs LLP and The Advisory Board Company. It shall be a condition precedent to Purchaser’s obligations hereunder that Seller deliver to Purchaser on or before the Closing Date tenant estoppel certificates from Patton Boggs LLP and The Advisory Board Company, substantially in the form of Exhibit 9 or such other form as is provided in the terms of the tenants’ respective Leases, dated not more than forty-five (45) days prior to the Closing Date, and containing statements that are consistent in all material respects with the Lease and Seller’s Representations regarding such Leases, subject to (a) non-material modification thereof, (b) such tenant making note of items which constitute Permitted Encumbrances or items which Seller otherwise agrees to discharge at or prior to Closing, (c) modifications thereof to conform the same to the Leases or other information delivered to Purchaser prior to the Effective Date, (d) any reference in the estoppel from The Advisory Board Company to the ABC Audit if: (1) the ABC Audit has not been settled pursuant to the third sentence of Section 7(b)(ix); (2) Seller provides Purchaser at Closing with a credit for the ABC Settlement Amount, and (3) the estoppel from The Advisory Board Company confirms that the total amount in question regarding the ABC Audit does not exceed the ABC Settlement Amount, and (e) any reference in the estoppel from Patton Boggs to the PB Audit if: (1) the PB Audit has not been settled pursuant to the seventh sentence of Section 7(b)(ix); and (2) Seller provides Purchaser at Closing with a credit for the PB Audit in the amount described in Section 7(b)(ix) (collectively, the “Estoppels”). Seller shall have the right to extend the Closing Date for up to forty-five (45) days (but in no event later than December 2, 2008) to obtain the Estoppels by providing Purchaser with prior written notice of such extension. Purchaser shall have the right to review and affirm each tenant estoppel certificate before it is sent to a tenant.

(b) Assumption Of Existing Financing

(i) Lender’s Consent. (A) Subject to the provisions of this Section 36(b), Seller and Purchaser shall diligently and in good faith seek the written consent of all of the holders of the Existing Financing (collectively, with the servicer of the Existing Financing, the “Existing Lender”), which consent may be executed and delivered by the servicer servicing the Existing Financing, to the following:

(1) the conveyance of the Property to Purchaser and the assumption by Purchaser of Seller’s obligations under the Loan Documents, without material change, as to matters first accruing after the Closing Date;

(2) the substitution of Substitute Guarantor in place of any and all existing guarantors) and indemnitor(s) under all applicable Loan Documents, without material change, as to matters first accruing after the Closing Date; provided that the requirement contained in this subsection (2) shall be for the benefit of Seller only, and Seller may waive such requirement in its sole discretion; and

(3) the release, by Existing Lender, of Seller and any guarantor(s) or indemnitor(s) from all obligations and liability under and with respect to the Existing Financing first accruing from and after the Closing Date; provided that the requirement contained in this subsection (3) shall be for the benefit of Seller only, and Seller may waive such requirement in its sole discretion.

(B) It is understood and agreed that the consent and agreement of the Existing Lender to the foregoing actions will be contained in an Assumption Agreement (or similarly styled agreement) to be executed by Seller, Purchaser, Existing Lender and Substitute Guarantor, and documents ancillary thereto, containing terms and conditions that are reasonably acceptable to Seller, Purchaser, Existing Lender and Substitute Guarantor and which otherwise complies with the provisions herein (the “Assumption Agreement”). It is understood and agreed that neither Purchaser nor Substitute Guarantor shall be required to execute and deliver such Assumption Agreement, or any document ancillary thereto, unless, pursuant to the provisions thereof, (i) Purchaser is assuming the obligations of Seller under the Loan Documents only as to matters first accruing from and after the Closing Date, (ii) Substitute Guarantor is assuming the obligations of the guarantors under the Loan Documents only as to matters first accruing from and after the Closing Date and (iii) the provisions of the Loan Documents are not being amended in a manner that would increase the obligations or liabilities of the obligors thereunder in any material respect; provided however that should Lender refuse to agree to limit Purchaser’s and/or Substitute Guarantor’s liability to matters first accruing from and after the Closing Date, then the foregoing requirements shall be deemed satisfied if Seller indemnifies Purchaser and/or Substitute Guarantor for liability against matters which accrued prior to the Closing Date (“Seller’s Indemnity”). In addition, Purchaser shall not seek any changes to the terms and provisions of Loan Documents, except for those set forth on Schedule L; provided, however that Lender’s agreement to any of the changes set forth on Schedule L shall not be a condition of Closing nor a requirement of Lender’s Consent or the Assumption Agreement (unless any change set forth on Schedule L is also set forth in this Agreement and is a condition to Closing or a requirement of Lender’s Consent or the Assumption Agreement (e.g., the requirements set forth in subsection (A) above)). Such Assumption Agreement, in the form required by the foregoing provisions, and ancillary documents, are herein referred to collectively as the as the “Lender’s Consent”). The parties agree the Lender’s Consent shall be deemed given if the assumption contemplated hereby is permitted, even if such consent is conditioned upon or subject to the execution and delivery at Closing of the documents and deliveries contemplated by this Section 36(b).

(C) Further, and notwithstanding any provision of this Agreement to the contrary, Purchaser understands and agrees that (i) in no event are Purchaser’s obligations under this Agreement conditioned upon any preferred or other equity investor agreeing to terms with Purchaser, or providing any funds to Purchaser, (ii) the provisions of the Loan Documents prohibit additional indebtedness, and the Existing Lender could disapprove a preferred equity investment by any Person for any number of reasons, including for reasons similar to why the Loan Documents prohibit additional indebtedness, (iii) the Lender’s Consent does not include consent to the terms of any joint venture agreement of the Purchaser or the terms or structure of any preferred equity or other investment by any other Person. Purchaser covenants that the structure of Purchaser, as of the Closing Date and as proposed to Lender pursuant to this Section 36(b), shall not involve any other property level or Purchaser debt or mezzanine financing, it being understood that a proposal in violation of the foregoing is materially less likely to result in successfully obtaining Lender’s Consent.

(ii) Request for Consent. On or before the date that is ten (10) days after the execution of this Agreement by Seller and Purchaser, Seller and Purchaser shall notify the Existing Lender of the proposed conveyance of the Property to Purchaser and request that the Existing Lender provide the Lender’s Consent. In such connection, Purchaser shall deliver to the Existing Lender an application to assume the Existing Financing (in form and substance as set forth on Exhibit 10 attached hereto), together with a copy of this Agreement and all information required to be delivered to the Existing Lender by Purchaser in connection with a request for such Lender’s Consent, including a financial statement for its proposed Substitute Guarantor and a preliminary structure chart of Purchaser and its constituent members/partners (inclusive of the Substitute Guarantor). Seller and Purchaser will provide the Existing Lender in a timely fashion with such information and any additional information as may be required by Existing Lender in order to evaluate an initial extension of credit to Purchaser and process of the request for Lenders’ Consent. Purchaser’s submission shall be accompanied by Purchaser’s check in payment of any application fee and any advance legal and processing fees required by the Loan Documents and/or the Existing Lender to commence and expedite the processing of such request. Purchaser shall be responsible for payment of Loan Assumption Fees (as defined hereinafter) whether or not the Existing Lender approves the assumption of the Existing Financing by Purchaser. Purchaser shall keep Seller apprised of its efforts to obtain the Lender’s Consent, shall provide to Seller copies of all drafts and revisions to the Assumption Agreement and all ancillary documents or agreements prepared in connection therewith. Purchaser shall advise Seller of any negotiations with the Existing Lender and allow Seller to participate in such negotiations, provided however that Purchaser shall not be in default under this sentence so long as Seller is given the opportunity to participate in any material negotiations or communications with the Existing Lender. Purchaser and Seller shall use all commercially reasonable efforts to obtain Lender’s Consent and shall act diligently and in good faith to expeditiously procure Lender’s Consent; however, Purchaser shall not unduly influence the Existing Lender to insert a Preliminary Approval Termination Date in the Preliminary Approval (or any other written notice from Existing Lender); provided, however, Seller acknowledges that Purchaser has previously paid a fee to Existing Lender to expedite the loan assumption process and payment of such fee does not constitute “undue influence”. Seller shall cooperate with Purchaser and the Existing Lender in connection with Purchaser’s procurement of Lender’s Consent. Purchaser and Seller shall from time to time upon the other party’s reasonable request provide information and status reports on its efforts to obtain Lender’s Consent.

(iii) Purchaser’s Obligations. Purchaser shall execute and/or deliver or cause to be delivered to the Existing Lender the Assumption Agreement, legal opinions, resolutions, certificates, hazard and title insurance endorsements, and such other instruments and documents as the Existing Lender may require in connection with Purchaser’s assumption of the Existing Financing and obtaining the Lender’s Consent, subject to Purchaser’s reasonable approval as to those documents to be executed by Purchaser and/or Substitute Guarantor. Purchaser shall comply with all of the requirements and provisions of the Loan Documents applicable to it that are conditions to obtaining Lender’s Consent, including provisions requiring Purchaser and certain affiliated entities to be bankruptcy-remote, single-purpose entities. Without limiting the generality of the foregoing, Purchaser agrees that it shall cause Principal (the “Substitute Guarantor”) to execute and deliver replacement guaranties and indemnities in the form required by the Loan Documents. Purchaser further agrees to indemnify, defend and hold Seller harmless from and against any claims, damages, losses, liabilities, judgments, costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements arising as a result of Purchaser’s failure to perform its obligations under the Loan Documents accruing from and after the Closing Date, such indemnity to survive the Closing.

(iv) Seller’s Obligations. Seller shall execute and/or deliver or cause to be delivered to the Existing Lender the Assumption Agreement, legal opinions, resolutions, certificates and such other instruments and documents as the Existing Lender may require in connection with Purchaser’s assumption of the Existing Financing and obtaining the Lender’s Consent and to promptly deliver any requested submissions to Existing Lender in connection with the assumption of the Existing Financing. If applicable, Seller shall also deliver the executed Seller’s Indemnity. Seller shall comply with all of the requirements and provisions of the Loan Documents applicable to it that are conditions to obtaining Lender’s Consent. Seller shall execute and deliver such releases of the Existing Lender as may be requested by the Existing Lender to obtain Lender’s Consent.

(v) Payment of Expenses. Purchaser shall timely pay to the Existing Lender, to the extent provided for in the Loan Documents or the application to assume the Existing Financing (A) all of the Existing Lender’s costs and expenses in connection with Purchaser’s proposed assumption of the Existing Financing and obtaining the Lender’s Consent, including, but not limited to all application or processing fees, application fees, attorneys’ fees, recording fees, underwriting and rating agency fees, (B) the aggregate assumption fee specified in the Loan Documents, (C) all of the Existing Lender’s (or its servicers’) other out-of-pocket costs and expenses in connection with such assumption and obtaining the Lenders’ Consent; and (D) any other fees or expenses provided for in the Loan Documents or the application with respect to the assumption (collectively, “Loan Assumption Fees”).

(vi) Reimbursements and Reserves. At the Closing, in addition to the Purchase Price, Purchaser shall reimburse Seller, in the same manner as is provided for herein for the payment of the balance of the Purchase Price, for any and all (A) cash deposits, reserves and escrows being held as of the Closing Date by the Existing Lender (or its servicers) under the Loan Documents for real estate taxes, insurance, deferred maintenance, capital replacements, re-letting costs and/or tenant improvements and leasing commissions, (B) the cash escrow, if any, being held to secure Wilmer’s obligations under the Wilmer Note (the “Existing Lender Reserves and Escrows”); and (C) for any and all other funds derived from the Premises held by the Existing Lender (or its servicer) for Seller’s benefit in any lockbox or other account or subaccount, subject to adjustment in accordance with proration provisions specified herein. At the Closing, Seller shall assign all of Seller’s right, title and interest in the Existing Lender Reserves and Escrows, and funds in any such lockbox or other account or subaccount, to Purchaser. The provisions of this Section 36(b) shall survive the Closing or earlier termination of this Agreement.37. EXCULPATION.

Except as expressly provided hereinbelow for post-Closing obligations, Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, other than Seller’s Post-Closing Indemnitor (as defined hereinbelow), including, without limitation, Broadway Partners Fund Manager LLC, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller’s Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets, and after Closing, to Seller’s Post-Closing Indemnitor, for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s Affiliates (other than Seller’s Post-Closing Indemnitor after Closing) with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 37, Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller’s Affiliates (but not including Seller’s Post-Closing Indemnitor after Closing), and hereby unconditionally and irrevocably releases and discharges Seller’s Affiliates (but not including Seller’s Post-Closing Indemnitor after Closing) from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Seller’s Affiliates, in connection with or arising out of this Agreement or the transactions contemplated hereby. After the Closing Date, and subject to the limitations set forth in Section 11 and Section 20 above, Broadway Partners Real Estate Fund II, L.P., a Delaware limited partnership, Broadway Partners Parallel Fund B II, L.P., a Delaware limited partnership, Broadway Partners Parallel Fund P II, L.P., a Delaware limited partnership, and Broadway Partners Parallel Fund C II, L.P., a Delaware limited partnership, jointly and severally (“Seller’s Post-Closing Indemnitor”) agree to guaranty the payment and performance of Seller’s liabilities and obligations that survive Closing under this Agreement, including Seller’s obligations under the Seller’s Indemnity. During the Limitation Period, Seller’s Post-Closing Indemnitor agrees to maintain a net worth of at least $10,000,000, and thereafter if a claim is made against Seller in accordance with the provisions of Section 11, at least two hundred percent (200%) of the amount of such claim (not to exceed $10,000,000), until such claim is resolved. The provisions of this Section 37 shall survive the termination of this Agreement and the Closing.

[No further text on this page; signature page follows]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed the day and year first above written.

SELLER:

2445 M STREET PROPERTY LLC, a Delaware limited liability company

By:

/s/ Jason P. Semmel

Name: Jason P. Semmel

Title: Authorized Signatory

2445 DEBT HOLDING TRUST, a Massachusetts trust

By:

/s/ Jason P. Semmel

Name: JASON P. SEMMEL

Title: AUTHORIZED SIGNATORY

PURCHASER:

WRIT – 2445 M, LLC, a Delaware limited liability company

By: Washington Real Estate Investment Trust, Member

By:

Name: George F. McKenzie

Title: President and Chief Executive Officer

[Signature Page to Purchase and Sale Agreement] [signatures continue on next page]

[Purchase and Sale Agreement]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed the day and year first above written.

SELLER:

2445 M STREET PROPERTY LLC, a Delaware limited liability company

By:

Name: Jason P. Semmel

Title: Authorized Signatory

2445 DEBT HOLDING TRUST, a Massachusetts trust

By:

Name:

Title:

PURCHASER:

WRIT – 2445 M, LLC, a Delaware limited liability company

By: Washington Real Estate Investment Trust, Member

By:

/s/ George F. McKenzie

Name: George F. McKenzie

Title: President and Chief Executive Officer

[Signature Page to Purchase and Sale Agreement] [signatures continue on next page]

[Purchase and Sale Agreement]

Joinder by Principal

The undersigned hereby acknowledges and agrees to be bound by the provisions of Sections 3(e);

Washington Real Estate Investment Trust

By /s/ George F. McKenzie

George F. McKenzie President and Chief Executive Officer

[Signature Page to Purchase and Sale Agreement] [signatures continue on next page]

Joinder by Escrow Agent

The undersigned hereby acknowledges and agrees to be bound by the provisions of this Agreement applicable to it:

Chicago Title Insurance Company, as Escrow Agent

By: /s/ R. Eric Taylor

Name: R. Eric Taylor Title: Vice President and Senior Councel

[Signature Page to Purchase and Sale Agreement] [signatures continue on next page]

Joinder by Seller’s Post-Closing Indemnitor

The undersigned hereby acknowledges and agrees to be bound by the provisions of Sections 36(b)(iv) and 37:

Broadway Partners Real Estate Fund II, L.P., Broadway Partners Parallel Fund B II, L.P., Broadway Partners Parallel Fund P II, L.P., and Broadway Partners Parallel Fund C II, L.P.,

By: Broadway Partners Fund OP II, L P., a Delaware limited partnership, its general partner

By: Broadway Partners Fund GP II, LLC, a Delaware limited liability company, its general partner

By: /s/ Jason P. Semmel

Name: JASON P. SEMMEL

Title: AUTHORIZED SIGNATORY

[Signature Page to Purchase and Sale Agreement]

SCHEDULE A

Description of the Land

All of that certain lot or parcel of land, together with the improvements thereon, situated, lying and being in the District of Columbia, and being more particularly described as follows:

Part of Lot 108, Square 24, shown on subdivision plat recorded in the District of Columbia Surveyor’s Office in Book 175, page 19, and more particularly described as follows:

BEGINNING at the intersection of the north line of M Street, N.W. (90 feet wide) with the east line of 25th Street, N.W. (90 feet wide); thence along said east line of 25th Street. North 175.50 feet, record (175.35 feet, measured); thence with the center line of an alley closed per plat recorded in the District of Columbia Surveyor’s Office in Book 175, page 11, East 204.02 feet, record (204.00 feet, measured); thence through aforementioned Lot 108, South 74.65 feet, record (74.31 feet, measured); thence East 80.01 feet, record (80.00 feet, measured); thence South 100.85 feet, record (100.38 feet, measured); thence West along aforementioned North line of M Street, West 284.03 feet, record (S 89 degrees 52’ W 284.00 feet, measured) to the place of beginning.

Said property being now known for assessment and taxation purposes as Lot 871 in Square 24.

TOGETHER WITH Easement for pedestrian access and walkway, set forth in Deed dated September 15, 1983 recorded September 16, 1983 as Instrument 29864.

FURTHER TOGETHER WITH Easement for open space set forth in Deed dated September 15, 1983 recorded September 16, 1983 as Instrument 29864.

Sched A-1

SCHEDULE B

Personalty

HAND TOOLS

Bolt Cutters
B-X Splitter
C-Clamps
Chisel set
Conduit bender 3/4
Crow Bars (one large and one small)
Drill bit set 1/16 to 1/2
Drill bits Miscell.
Files
Fish Tape (100 ft)
Gear and Pulley Pullers
Grease gun
Hacksaw
Hand Auger
Hand saw crosscut
Hole saw kit 1/2 to 211 pipe
Knock out punch set 1/2 to 1-1/4
Level (two large and two small)
Measuring tape 25 ft
Riveter (pop)
Rubber Mallet
Tap and Die
Tin Snips 12 inch
Tubing cutters
Yard Stick (Metal)

DRILLS

Drill (Battery) B&D CD500
Drill 3/8 Milwaukee hole shooter
Hilt TE125 Hammer Drill with Case

WRENCHES

1/4, 3/8, 1/2 Wrench & Sockets set black case
Adjustable Wrenches
Hex Keys T handle 3/32 to 3/8 hex keys folding
Nut Driver Set 3/16 to 7/16
Open End Wrench Set
Packing Nut Socket Set
Sloan Valve Wrench
Socket sets 1/4,3/8, and 1/2
Strap Wrench #2

9386713.1

Sched B-1

900200.00001/35854407v.12

SCHEDULE B

Personalty (continued)

METERS

Amprobe current recorder
Amprobe Megger AMC-3
Current Tracer Amprobe
Dayton Battery Load Tester
Fluke 23
Fluke 87
Simpson multimeter

POWER TOOLS

Bench Grinder (Dayton) Model 2Z425P
Engraver
Grinder
Proheat heat gun
Sawzall Milwaukee with case
Utility Pump

LIFTS

Genie (Man Lift)

LADDERS (FIBERGLASS)

4 Feet Step
6 Feet Step
8 Feet Step
10 Feet Step
20 Feet Step

Miscellaneous Other Tools

Camera Polaroid
Chain fall 1 ton
Hand truck (barrel)
Key cut code machine HPC1200cm
Key machine ILCO modle 025
Labeler-electronic brother model pt-20
Refrigerant manifold gauges
Torch Oxygen-Acetylene
Vacuum-wet/dry shop

Miscellaneous Other Tools

Generator (portable) Onan 4000

9386713.1

Sched B-2

900200.00001/35854407v.12

SCHEDULE B

Personalty (continued)

Outdoor Tools

Pressure Washer
Snow Blower Cub Cadet Model-317E653F100- Mfg.Code-15286B40185 9HP

Communications Equipment

Nextel Phones

Office Equipment (Engineer & Management)

Desks
Filing Cabinets
Chairs
Directory Board Laptop Dell Latitude with Windows XP
EMS desktop Dell Dimension 3000 Siemens software
Assistant Property Manager desktop Dell Dimension 4400 with Windows XP
Engineer's desktop Dell Dimension 4600 with Windows XP
Security Guard laptop Dell Inspiron 5160 with Windows XP
Bookcase

Fitness Room

Fitness Equipment
Two Flat Screen TVs

Lobby

Lobby Furniture (Four Chairs and One Table)
Security Desk and Chair
Digital Directory Monitor

9386713.1

Sched B-3

900200.00001/35854407v.12

SCHEDULE C

Loan Documents

(All documents are dated as of December 28, 2006 unless otherwise noted)

1. Loan Agreement between 2445 M Street Property LLC, as Borrower, and Greenwich Capital Finance Products, Inc. and Lehman Brothers Bank, FSB, collectively as Lender;

2. $101,865,572 Promissory Note made by 2445 M Street Property, LLC in favor of Greenwich Capital Finance Products, Inc. and Lehman Brothers Bank, FSB, collectively as Payee;

3. Purchase Money Deed of Trust, Assignment of Leases and Rents and Security Agreement made by 2445 M Street Property, LLC, as Trustor, to Lawyers Title Realty Services, Inc., as Trustee, for the benefit of Greenwich Capital Financial Products, Inc., as Beneficiary, recorded in the Land Records of the District of Columbia on January 26, 2007 as Document Number 2007012832;

4. Assignment of Leases and Rents made by 2445 M Street Property, LLC, as Assignor, and Greenwich Capital Financial Products, Inc., as Assignee, recorded in the Land Records of the District of Columbia on January 26, 2007 as Document Number 2007012833.

5. Assignment of Agreements, Licenses, Permits and Contracts made by 2445 M Street Property, LLC, as Assignor, and Greenwich Capital Financial Products, Inc., as Assignee;

6. UCC Financing Statements naming 2445 M Street Property, LLC as Debtor and Greenwich Capital Financial Products, Inc., as Secured Party:

a. Delaware Secretary of State: Filed on December 29, 2006 as Filing Number 6457617 9; and

b. District of Columbia Land Records: Filed on January 26, 2007 as Document Number 2007012834.

7. Clearing Account Agreement among 2445 M Street Property, LLC, as Borrower, Wachovia Bank, National Association, as Clearing Bank, and Greenwich Capital Financial Products, Inc., as Lender; and

8. Guaranty of Recourse Obligations made by Broadway Partners Parallel Fund C II, L.P., Broadway Partners Parallel Fund PII, L.P., Broadway Partners Parallel Fund B II, L.P. and Broadway Partners Real Estate Fund II, L.P., collectively as Guarantor, in favor of Greenwich Capital Financial Products, Inc.

Sched C-1

SCHEDULE C

Loan Documents (continued)

9. Deposit Account Agreement among 2445 M Street Property, LLC, as Borrower, Wachovia Bank, National Association, as Deposit Bank, and Greenwich Capital Financial Products, Inc., as Lender.

Sched C-2

SCHEDULE D

List of Leases

The Advisory Board Company

1. Tenant Lease dated 10/20/2003

2. Amendment No. 1 dated 6/1/2004

3. Amendment No. 2 dated 11/4/2004

4. Amendment No. 3 dated 8/7/2007

5. Amendment No. 4 dated 5/2/08

Patton Boggs LLP

1. Tenant Lease dated 10/15/2004

2. Letter Agreement dated 3/17/2005

3. Consent to sublease dated 10/17/2005 (and consent to amendment to said Sublease dated 7/5/2006)

4. “Second Amendment” dated 11/30/2006

5. Consent to sublease dated 3/15/2007

Wilmer Cutler Pickering Hale and Dorr LLP

1. Tenant Lease dated 12/27/1995

2. Addendum No. 1 dated 4/9/1997

3. Addendum No. 2 dated 4/6/1998

4. Addendum No. 3 dated 4/6/1998

5. Addendum No. 4 dated 7/13/1998

6. Addendum No. 5 dated 10/5/1998

7. Addendum No. 6 dated 6/9/1999

8. Addendum No. 7 dated 9/15/1999

9. Addendum No. 8 dated 3/10/2000

10. Addendum No. 9 dated 8/8/2000

11. Addendum No. 10 dated 8/8/2000

12. Addendum No. 11 dated 4/5/2002

13. Addendum No. 12 dated 10/20/2003

14. Addendum No. 13 dated 12/30/2003

15. Addendum No. 14 dated 8/6/2004

16. Sublease lease letter for ABC 6th floor Telecommunications Room dated 10/20/2003

17. Letter Extension of Lease dated 1/30/2006

Sched D-1

SCHEDULE E

List of Contracts

Type	Vendor	Contract Date
Installation of Fire Safety System MUST ASSUME	Truland Service Corp.	March 4, 2008
Electricity Supply Agreement MUST ASSUME	Constellation NewEnergy	June 28, 2006, September 26, 2006, and November 12, 2007
Parking Services MUST ASSUME	Interpark Incorporated	October, 15, 1985, February 16, 1993, March 15, 1993 and January 27, 2005
Parking Garage Agreement MUST ASSUME	N/A – Agreement with Westin Center Hotel Company	August 13, 1985

Type	Vendor	Contract Date
Air Compressor	Densel Company	July 3, 2007, May 1, 2008
Alarm Monitoring & Access Control	HSM Protection Services, Inc.	October 29, 2007
Copier	Masterfax & Copier Source	July 3, 2007, May 1, 2008
Elevator Maintenance	Schindler Elevator Corporation	May 1, 2008
Energy Management	Siemens	February 22, 2007, May 1, 2008

9386713.1

Sched E-1

900200.00001/35854407v.12

SCHEDULE E

List of Contracts (continued)

Type	Vendor	Contract Date
Fitness Center Equipment	National Fitness Consultants, Inc.	June 15, 2007, May 1, 2008
Fire Alarm Testing	Truland	May 1, 2008
Fire Extinguisher Service	ACE Fire Extinguisher Services, Inc.	July 3, 2007, May 1, 2008
Janitorial Service	ABM Janitorial Services	September 26, 2007
Landscaping-Exterior	Rolling Greens, Inc.	January 1, 2008
Landscaping-Interior	Rolling Greens, Inc.	January 1, 2008
Loading Dock Door Maintenance	AGW and Associates, Inc.	July 3, 2007, May 1, 2008
Metal/Stone/Marble Maintenance	Stuart Dean	July 3, 2007, May 1, 2008
Pest Control	Steritech	July 3, 2007, May 1, 2008
Recycling	The World Recycling Company	July 3, 2007, May 1, 2008
Security	Admiral Security Services	July 3, 2007, May 1, 2008
Shuttle Bus	Beltway Transportation	July 3, 2007, May 1, 2008

9386713.1

Sched E-2

900200.00001/35854407v.12

SCHEDULE E

List of Contracts (continued)

Type Vendor Contract Date

Sprinkler Eastern Fire Protection May 1, 2008

Trash Removal Allied Waste Systems, LLC July 3, 2007, May 1, 2008

Uniforms Cintas May 2, 2002, May 1, 2008

Water Treatment Chem-Aqua July 3, 2007, May 1, 2008

Window Washing Valcourt Building Services June 15, 2007, May 1, 2008

Sched E-3

SCHEDULE F

List of Security Deposits

Tenant Name Expiration Letter of Credit# Amount Issuing Bank

Patton Boggs LLP 4/30/2017 SM210587 3,283,980.00 Wachovia

The Advisory Board Co 10/5/2008 200626 3,198,150.00 Merrill Lynch

Wilmer Cutler 6/1/2019 61615305 6,000,000.00 Citibank, NA

Sched F-1

SCHEDULE G

List of Litigation

NONE

Sched G-1

SCHEDULE H

Brokerage Agreements

Exclusive Leasing Agreement between Owner and Colliers Cassidy & Pinkard, LLC dated March 1, 2007

Letter Agreement dated October 8, 2003 from Cassidy & Pinkard concerning commission agreement with Spaulding & Slye LLC

Sched H-1

SCHEDULE I

Outstanding Leasing Commissions and Tenant Improvement Obligations

Tenant Improvements: Outstanding Amounts as of Effective Date:

Advisory Board (5th Floor) $2,347,166.25

Advisory Board (5th Floor) $250,000.00

Advisory Board (life/safety allowance) $63,831.25

Advisory Board (5th Floor Stairwell) $70,216.00

Patton Boggs (3rd & 4th Floor) $465,492.00

Patton Boggs (4th Floor) $70,216.00

Patton Boggs (other T/I) $1,439,849.62

Leasing Commissions:

Advisory Board (1st Floor) $62,410.50

Advisory Board (5th Floor) $360,457.58

Sched I-1

SCHEDULE J-1

Survey

All matters as shown on the ALTA/ACSM Land Title Survey entitled “A & T Lot 871, Square 24, 2445 M Street, N.W., Washington, D.C.”, prepared by Stephen J. Wenthold of Meridian Surveys, Inc., dated May 16, 2008 and designated as MSI No. 08-1616, including without limitation:

a. light poles

b. grates

c. storm manholes

d. overhead canopies encroaching onto public right of way

e. steps and planters encroaching onto public right of way

f. basement walls of A&T Lot 870 encroach onto subject property

g. face of building encroaching onto A&T Lot 870

h. planters in easement area

All matters as shown on the ALTA/ACSM Land Title Survey entitled “A & T Lot 871, Square 24, 2445 M Street, N.W., Washington, D.C.”, prepared by Stephen J. Wenthold of Meridian Surveys, Inc., dated November 2006, last revised December 8, 2006, and designated as MSI No. 06-4989, including without limitation:

a. light poles

b. grates

c. storm manholes

d. overhead canopies encroaching onto public right of way

e. steps and planters encroaching onto public right of way

f. basement walls of A&T Lot 870 encroach onto subject property

g. face of building encroaching onto A&T Lot 870

h. planters in easement area

Sched J-1

SCHEDULE J-2

Permitted Encumbrances—Title

1. Real Estate Taxes subsequent to those levied for the installment period ending March 31, 2008, a lien not yet due and payable.

2. Public Space (Vault Rents) arising subsequent to June 30, 2008, a lien not yet due and payable.

3. Water and Sewer Charges in connection with the land arising subsequent to _________________, a lien not yet due and payable.

4. Rights of parties entitled to possession, as tenants only, under unrecorded leases.

5. Agreement of Covenants and Easements dated March 22, 1985 and recorded on May 8, 1985 as Instrument No. 16565.

6. Restrictive Covenant and Easement Agreement dated March 30, 1983 and recorded on July 26, 1983 as Instrument No. 22960.

7. Restrictive Covenant dated July 19, 1983 and recorded on July 26, 1983 as Instrument No. 22961.

8. Allocation of Development Rights Covenant dated September 13, 1983 and recorded September 16, 1983 as Instrument No. 29861.

9. Declaration of Covenants (Use and Development) dated September 15, 1983 and recorded on September 16, 1983 as Instrument No. 29862.

10. Declaration of Covenants (Parking) dated September 15, 1983 and recorded on September 16, 1983 as Instrument No. 29863 and re-recorded on October 21, 1983 as Instrument No. 34309.

11. Deed dated September 15, 1983 and recorded on September 16, 1983 as Instrument No. 29864.

12. Declaration of Covenants (Cross-Indemnification) dated September 15, 1983 and recorded on September 16, 1983 as Instrument No. 29865.

13. Public space rental payments pursuant to an Agreement with the District of Columbia relating to projection of sub-surface vaults into public rights-of-way abutting caption property, as set forth in an instrument recorded September 16, 1983 as Instrument No. 29867.

14. Restrictive Covenant and Easement Agreement dated January 16, 1985 and recorded on May 8, 1985 as Instrument No. 16566.

Sched J-2

SCHEDULE K

Wilmer Payments

Rent Subsidy	
1/1/2007- 5/31/2007 (5 Mos)	$8,110
	$8,110
	$8,110
	$8,110
	$8,110
	$40,550
Rent Subsidy (B)	
6/1/2007- 8/31/2007 (3 Mos)	$12,317
	$12,317
	$12,317
	$36,951
Rent Subsidy (C)	
9/1/2007- 5/31/2008 (9 Mos)	$13,337
	$13,337
	$13,337
	$13,337
	$13,337
	$13,337
	$13,337
	$13,337
	$13,337
	$120,033
Stipend	
6/1/2007	**$529,827**
Improvement Allowance	
5/1/2007	**$494,010**
Rent Eq Payments	
5/1/07-8/31/07 (4 Mos)	$38,089
	$38,089
	$38,089
	$38,089
	$152,356
Rent Eq Payments	
5/1/2008	$154,602
	$154,602

9386713.1

Sched K-1

900200.00001/35854407v.12

SCHEDULE L

Loan Document Changes 1. Section 2.2.4 Confirm that Payment Date is the 6th of each month and it will not change. 2. Section 3.1 Change the Clearing Bank to Wells Fargo or Wachovia.

3. Section 3.3 Eliminate insurance escrow component of Section 3.3 because WRIT provides insurance under a blanket policy. See reference to Section 7.1 below. 4. Section 3.4(a) Confirm the amount of the Capital Reserve as of closing. (b) Allow the Purchaser to replace the Capital Reserve with a letter of credit. 5. Section 3.5(a) Confirm the amount of the Rollover Reserve as of closing.

(b) Allow the Purchaser to withdraw from the Rollover Reserve an amount sufficient to induce Advisory Board to relinquish its free rent allowance and agree to pay full contractual rent for balance of the lease term. 6. Section 3.11(a) Simplify waterfall to eliminate step (a)(iv) and change step (a)(v) to provide that all remaining funds are distributed to the Purchaser (Borrower). This assumes that the requirement of an approved annual operating budget is eliminated.

7. Section 4.4 If (and only if) the Purchaser is required to update the litigation representation), revise the litigation representation to state, in the case of litigation against WRIT, that there is no pending or threatened litigation against WRIT as a result of which it is reasonable to expect that there will be an unfavorable outcome that has a material adverse effect.

8. Section 4.7 Revise bankruptcy representation to state that (i) no subsidiary of WRIT has gone into bankruptcy in the last 10 years and (ii) to the Purchaser’s knowledge, no beneficial holder of 20% or more of WRIT’S equity has been in bankruptcy in the last 10 years.

9. Section 4.18 Revise ownership representation to eliminate references to the ownership interests in WRIT, some of which may well be subject to liens, warrants, options and other rights. 10. Section 5.10(a) Submit new standard form of lease to be used for all new leases at 2445 M Street to Lender for approval and get approval as part of loan assumption.

Sched L-1

SCHEDULE L

Loan Document Changes (continued)

(b) If possible, establish objective economic standards for Material Leases that will be satisfactory to the Lender. It is understood that this goes only to the economics of the proposed Material Lease and not the suitability or qualification of the tenant.

11. Section 5.12 Obtain Lender approval of WRIT (or another WRIT management entity) as property manager and the applicable form of property management agreement.

12. Section 5.22 Revise Section 5.22(ii)(c) to provide that the permitted trade debt must be payable, by its terms, within 60 days of the invoice date, not that it must actually be paid within that time period.

13. Section 5.27 Delete prohibition of liens on ownership interests in WRIT. This will not affect prohibition of liens on the ownership interests in the Purchaser.

14. Section 5.31 Revise Patriot Act covenant to provide that (i) no record holder of a 10% or greater direct ownership interest in WRIT may be on the OFAC list and (ii) to WRIT’s actual knowledge, no holder of a 10% or greater beneficial ownership interest in WRIT may be on the OFAC list.

15. Section 6.3.5 Eliminate requirement for Approved Operating Budget, because this is only relevant as long as there is a mezzanine loan. This will result in the removal of certain steps in the waterfall provided in Section 3.11 (a). See above.

16.	Section 7.1(a) Modify insurance provisions to allow the coverage to be provided by WRIT’S company-wide blanket policy.

(b) If Lender has not agreed to eliminate insurance escrow component of Section 3.3, provide that Lender will disburse amount in the Tax and Insurance Subaccount reserved for insurance premiums to reimburse the Purchaser (Borrower) for the deemed cost of the insurance when the blanket policy is renewed and renewal is demonstrated to the Lender.

17.	Article 9(a) Eliminate securitization provisions because the Loan has already been securitized.

(b) If Article 9 remains, delete Section 9.1.8, which allows Lender to split the loan into component parts, which is clearly not necessary given that securitization has already occurred.

Sched L-1

EXHIBIT 1

Escrow Agent’s Wire Instructions

CHICAGO TITLE INSURANCE COMPANY 2000 M St. NW #610 WASHINGTON DC 20036

The following constitute wiring information for the funds being transferred to the escrow account of Chicago Title Insurance Company, Washington DC.

Bank: Bank of America Wire Room

100 West 33rd Street

New York, New York 10001

Telephone: (800) 227-3337

ABA No.: 026009593

Credit Account of: Chicago Title Insurance Company

Custodial Escrow Account

Bank of America

275 Valencia Blvd 2nd Floor

Brea CA 92823 6340

Telephone: (888) 635-2714

Account No.: 1233020186

Reference: Case No. WRIT

Notify: Dee Laskody @ (202) 263-4718

Sched 1-1

EXHIBIT 2

Form of Special Warranty Deed

After recordation, please return to: ___________________________ ___________________________ ___________________________ ___________________________

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED (this “Deed”), made and entered into this ___ day of ___________, 2008, by and between ____________________, having an address at ____________________ (“Grantor”), and ____________________, having an address at ____________________ (“Grantee”).

WITNESSETH:

That in consideration of Ten Dollars ($10.00) and other good and valuable consideration, Grantor does hereby grant unto Grantee, in fee simple forever, all that certain piece or parcel of land, together with the improvements, rights, privileges and appurtenances to the same belonging, situate in the District of Columbia, described as follows, to wit:

See Exhibit A attached hereto and incorporated herein by this reference.

TOGETHER WITH any and all of Grantor’s right, title and interest in all improvements thereupon and all and singular the tenements, here ditaments, rights-of-way, easements, privileges, and appurtenances to the same belonging or in anywise appertaining.

TO HAVE AND TO HOLD the said described land and premises unto and to the use of Grantee, its successors and assigns forever.

This conveyance is expressly made subject to the permitted exceptions set forth on Exhibit B hereto and any other easements, covenants, conditions and restrictions of record insofar as they lawfully affect the Property.

Grantor covenants to warrant specially the Property and to execute such further assurances of the Property as may be requisite.

[Signature page follows]

Sched 2-1

IN WITNESS WHEREOF, Grantor has duly executed and delivered this Deed as of the date first above written.

WITNESS: ______________________________

__________________ )

) SS:

__________________ )

I, __________________, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that __________________, who is personally well known to me as the person named as __________________ of __________________, which is the Grantor in the foregoing and annexed Special Warranty Deed dated ______________, personally appeared before me in said jurisdiction, and acknowledged the same to be the act and deed of ____________ , and that he delivered the same as such.

Given under my hand and notarial seal this _____ day of ____________, 2008.

Notary Public

My Commission Expires: __________

[NOTARY SEAL]

Exh 2-2

EXHIBIT A (To Deed)

LEGAL DESCRIPTION

Exh 2-1

EXHIBIT B (To Deed)

PERMITTED EXCEPTIONS

Exh 2-1

EXHIBIT 3

FORM OF BILL OF SALE

____________________, a ____________________, having an office c/o Broadway Partner Fund Manager, LLC, 375 Park Avenue, 29th Floor, New York, New York 10152 (“Seller”), in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid to Seller by ____________________, a ____________________, having an address at (“Purchaser”), the receipt and sufficiency of which are hereby acknowledged, hereby sells, conveys, assigns, transfers, delivers and sets over to Purchaser all fixtures, furniture, furnishings, equipment, machinery, inventory, appliances and other articles of tangible personal property (other than the Excluded Personalty, as defined in that certain Purchase and Sale Agreement dated ________, 2008 between Seller and Purchaser) listed on Schedule A attached hereto owned by Seller and which are located at and used or usable in connection with the real property located at 2445 M Street, Washington, D.C.

TO HAVE AND TO HOLD unto Purchaser and its successors and assigns to its and their own use and benefit forever.

This Bill of Sale is made by Seller without recourse and without any expressed or implied representation or warranty whatsoever.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of this ____ day of ________________, 2008.

By:

Name: Title:

[Add Schedule A]

Exh 3-1

EXHIBIT 4

NOTICE TO TENANTS

[GRAPHIC] Washington Real Estate Investment Trust 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852 PH: (301) 984-9400 FAX: (301) 984-9610

____________, 200__

Tenant Company Name Street Address City, State, Zip ATTN: Contact Name

Dear Tenant:

This letter is to inform you that as of today, the property in which your business is located, {insert Property name and address}, has been sold by {insert Seller’s name}, your previous landlord, to Washington Real Estate Investment Trust (WRIT).

As of today, all rent or other payments should be made payable and sent to _________________ [to conform lock box requirements]. Any amounts owed for periods prior to this date should also be paid to WRIT, and WRIT will see that {insert Seller’s name} is paid any funds it is due. Security deposits, if any, have been transferred to WRIT, as well. This is also to remind you that, according to your lease agreement, you must provide us with a Certificate of Insurance with Washington Real Estate Investment Trust named as an additional insured. Please refer to your lease agreement for the specific insurance requirements.

Washington Real Estate Investment Trust is a publicly owned company with a diversified portfolio of properties in the Washington-Baltimore area (see enclosed Annual Report). WRIT self-manages its properties, and accompanying this letter is a letter of introduction from WRIT’s property management department. Should you have any questions concerning the management of the property, please contact us at the telephone numbers or address indicated in the property management department’s letter. Should you have any questions concerning your lease, please contact Washington Real Estate Investment Trust, 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852 (PH: 301-984-9400).

Please acknowledge receipt of this letter by signing below. Return an originally signed copy in the enclosed self-addressed stamped envelope and retain a copy for your files.

Washington Real Estate Investment Trust looks forward to providing you with professional real estate services in a prompt and courteous manner.

Sincerely,

WASHINGTON REAL ESTATE INVESTMENT TRUST {SELLER’S NAME}

Exh 4-1

By: By:

George F. McKenzie, President Authorized Agent

RECEIPT ACKNOWLEDGED:

By: Date:

Tenant Representative

Exh 4-2

EXHIBIT 5

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ______________ the undersigned hereby certifies the following on behalf of _______________ (“Seller”).

1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as such terms are defined in the Internal Revenue Code and Income Tax Regulations).

2. Seller’s U.S. employer identification number is _____________.

3. Seller’s office is:

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

[            ], a

[            ]

By:

Name: Title:

Exh 5-1

________________, 2008

EXHIBIT 6 ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS

_________________, a ___________________, having an office c/o Broadway Partner Fund Manager, LLC, 375 Park Avenue, 29th Floor, New York, New York 10152 (“Assignor”), in consideration of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to ___________________, a ____________________________ having an address at ______________________________________ (“Assignee”), (1) all right, title and interest of Assignor as lessor under all the leases, license agreements and other occupancy agreements in effect for space at the real property located at 2445 M Street, Washington, D.C. (the “Premises”) and listed on Schedule A (collectively, the “Leases”), and (2) all right, title and interest of Assignor under all of the service, maintenance, supply and other agreements in effect relating to the operation of the Premises and listed on Schedule B (collectively, the “Contracts”).

Assignee hereby expressly assumes (x) all of the obligations imposed upon the lessor under the Leases which accrue from and after the date hereof (including, without limitation, the lessor’s obligation to return any Transferred Security Deposits (as defined in that certain Purchase and Sale Agreement between Assignor and Assignee dated as of ______________ [__], 2008 (the “Purchase Agreement”)), (y) all of the obligations imposed upon the owner of the Premises under the Contracts which accrue from and after the date hereof. Without limiting Assignee’s obligations hereunder or under the Purchase Agreement, Assignee expressly acknowledges, and agrees to perform, and (z) its obligation to pay Future Commissions and Future Tenant Inducement Costs (as defined in the Purchase Agreement) in accordance with and to the extent provided by the terms of Section 7(g) of the Purchase Agreement for which Seller has given Purchaser a credit and listed on Schedule C. Assignee acknowledges that, simultaneously with the execution hereof, Assignee has received the letters of credit set forth on Schedule D attached hereto in respect of the Transferred Security Deposits.

This Assignment and Assumption of Leases and Contracts and is made by Assignor without recourse and without any express or implied representation or warranty whatsoever except to the extent expressly provided in the Purchase Agreement.

This Assignment and Assumption of Leases and Contracts shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Exh 6-1

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Assumption of Leases and Contracts to be executed as of this _____ day of ____________, 2008.

ASSIGNOR:

By:

Name: Title:

ASSIGNEE:

[            ]

By:

Name: Title:

Exh 6-2

SCHEDULE A

Leases

Sched A-1

SCHEDULE B

Contracts

[List of Contracts]

Sched B-1

SCHEDULE C

Leasing Commissions and Tenant Inducement Costs

Sched C-1

SCHEDULE D

Letters of Credit

Sched D-1

EXHIBIT 7

FORM OF OMNIBUS ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT, made and entered into this _____ day of _______, 2008, between _________________, a _________________, having an address c/o _________________________________ (“Assignor”) and _________________, a ___________________ having an address at _____________________ (“Assignee”).

WITNESSETH:

Assignor for Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to Assignee all of Assignor’s right, title and interest in, to and under (i) all books, records, and files owned by Assignor and relating to the occupancy, use or operation of the real property located at 2445 M Street, Washington, D.C. (the “Premises”), (ii) all transferable licenses, approvals, certificates and permits held by Assignor and exclusively relating to the occupancy, use or operation of the Premises, and (iii) all other items of intangible personal property owned by Assignor and exclusively relating to the occupancy, use or operation of the Premises (the items set forth in clauses (i) through (iii) above are hereinafter referred to collectively as the “Property Matters”);

TO HAVE AND TO HOLD unto Assignee and its successors and assigns to its and their own use and benefit forever.

Assignee hereby expressly assumes the obligations of Assignor in respect of the Property Matters accruing from and after the date hereof.

This Agreement is made by Assignor without recourse and without any expressed or implied representation or warranty whatsoever.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Exh. 7-1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Omnibus Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR:

By:

Name: Title:

ASSIGNEE:

[            ]

By:

Name: Title:

Exh. 7-2

EXHIBIT 8

FORM OF ASSIGNMENT AND ASSUMPTION OF PARKING MANAGEMENT AGREEMENT AND PARKING GARAGE AGREEMENT

____________________, a ____________________, having an office c/o ___________________________ (“Assignor”), in consideration of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to _____________, a _________________, having an address ______________ (“Assignee”), all right, title and interest of Assignor in and to the Parking Management Agreement and Parking Garage Agreement (as defined here in below), relating to certain premises located at 2445 M Street, Washington, D.C.

Assignee hereby expressly assumes all of the obligations imposed upon Assignor under the Agreements accruing from and after the date hereof.

“Parking Management Agreement” means that certain Parking Management Agreement by and between Assignor, as successor to Square 24 Associates, and InterPark Incorporated, as successor to C&C Corporation, dated October 15, 1985, as amended by Amendment to Parking Management Agreement dated February 16,1993, and a Letter dated January 27, 2005.

“Parking Garage Agreement” means that certain Parking Agreement by and between Assignor, as successor to Square 24 Associates, and Westin Center Hotel Company, dated August 13, 1985.

This Assignment and Assumption of Parking Management Agreement and Parking Garage Agreement is made by Assignor without any express or implied representation or warranty whatsoever except to the extent expressly provided in that certain Purchase and Sale Agreement between Assignor and Assignee dated as of , _______,2008.

This Assignment and Assumption of Parking Management Agreement and Parking Garage Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Exh. 8-1

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Assumption of Parking Management Agreement and Parking Garage Agreement to be executed as of this ______ day of ___________________, 2008.

ASSIGNOR:

By:

Name: Title:

ASSIGNEE:

[            ]

By:

Name: Title:

Exh. 8-2

EXHIBIT 9

FORM OF TENANT ESTOPPEL

Date ___________, 2008

Washington Real Estate Investment Trust 6110 Executive Boulevard, Suite 800 Rockville, MD 20852 Attention: _____________

Re: 2445 M Street NW, Washington, DC

Ladies and Gentlemen:

______________________ (“Tenant”) acknowledges that (a) 2445 M Street Property LLC (“Landlord”) entered into an agreement with WRIT-2445 M, LLC (“Purchaser”) involving the sale and purchase of the building commonly known as 2445 M Street NW, Washington, DC (the “Building”), (b) Landlord has requested Tenant to execute and deliver this Tenant Estoppel Certificate to Purchaser and all present and future lenders providing financing with respect to the Building and related property (“Lender”) and (c) Purchaser, Lender and their respective successors and assigns, will rely upon the certifications by Tenant in this Tenant Estoppel Certificate in connection with the purchase and financing of the Building.

Tenant hereby certifies as follows:

Exh.9-1

1. Tenant currently leases in the Building the premises (the “Premises”) commonly known as Suite ______, consisting of ________ square feet, pursuant to the terms and conditions of the lease described on Exhibit A (the “Lease”). Except for the Lease, there are no agreements (written or oral) or documents that are binding on Landlord in connection with the lease of the Premises. The Lease is valid, binding and in full force and effect, and has not been modified or amended in any manner whatsoever except as shown on Exhibit A.1

2. The term of the Lease commenced on ___________ and including any presently exercised option or renewal term, ends on __________, subject to any rights of Tenant to extend the term expressly set forth in the Lease. Tenant has no rights to extend the term of the Lease except to the extent expressly set forth in the Lease.

3. Landlord has delivered possession of the Premises to Tenant, and Tenant has accepted possession of, and currently occupies, the Premises.

4. The current monthly base rent payable under the Lease is $            . Rent and all other charges payable under the Lease on or before the date hereof have been paid. No amounts of monthly base rent payable under the Lease have been prepaid except through the end of the current calendar month, and no other charges payable under the Lease have been prepaid for any period, other than estimated payments of operating expenses and taxes. There are no applicable abatements on rent or other charges now or hereafter existing under the Lease, except as follows:

5. All reconciliations of actual taxes and operating expenses for calendar year 2007 and all previous calendar years (the “Expenses”) with payments made by Tenant therefor have been made and a report thereof delivered to Tenant.

6. Tenant has no options, rights of offer, rights of refusal or other rights to purchase all or any portion of the Building. Tenant has no options, rights of offer, rights of refusal or other rights to expand the Premises or lease any other premises in the Building, except to the extent expressly set forth in the Lease.2

7. All obligations, if any, of Landlord under the terms of the Lease with respect to improvements or repairs to the Premises have been fully performed, and all allowances, reimbursements or other obligations of Landlord for the payment of monies to or for the benefit of Tenant have been fully paid, all in accordance with the terms of the Lease, except as follows: ______________________________.

8. To the best of Tenant’s knowledge, neither Landlord nor Tenant is in default in the performance of any covenant, agreement or condition contained in the Lease, and no event has

1 The form estoppel will include a representation by Tenant that the Lease attached as Schedule 1 to the estoppel is true, complete and correct and will request that Tenant attach the Lease, however if the Tenant deletes the representation or fails to attach the Lease, the estoppel will still qualify pursuant to Section 36(a) (subject to the other conditions and requirements set forth therein).

2 The Patton Boggs Estoppel Certificate will include a statement regarding outstanding Tenant Inducement Costs for Patton Boggs.

Exh. 9-2

occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by any party under the Lease.

9. Tenant is not the subject of any bankruptcy, insolvency or similar proceeding in any federal, state or other court or jurisdiction.

10. Tenant is in possession of the Premises and has not subleased any portion of the Premises or assigned or otherwise transferred any of its rights under the Lease, except as follows:

11. Tenant has deposited a letter of credit in the amount of $______________ with Landlord in as a security deposit under the Lease. Tenant has provided no other security to Landlord with respect to the Lease. Tenant will attorn to and recognize Purchaser as the Landlord under the Lease and will pay all rents and other amounts due thereunder to Purchaser upon notice to Tenant from Landlord that Purchaser has become the owner of Landlord’s interest in the Premises under the Lease.

12. The individual executing this Tenant Estoppel Certificate has the authority to do so on behalf of Tenant and to bind Tenant to the terms hereof.

By: Its:

Exh. 9-3

EXHIBIT 10

FORM OF ASSUMPTION APPLICATION

[to be provided]

10-1

LOAN ASSUMPTION APPLICATION DATE: May 20, 2008 Loan No.: 30-9991098 (A), 18-4000011 (A), 18-6000170 (B) & 18-6000011 (B) Property Name: 2445 M Street

Proposed Borrower and Current Borrower (each as indicated on the Applicant Sheet attached hereto and collectively referred to herein as “Applicant”) hereby apply to Wachovia Bank, National Association (“Servicer”) to assume that certain first priority loan (“Loan”) secured by a lien on the real property and to the appurtenant personalty described below (“Property”) on the terms and conditions set forth herein below (the “Proposed Assumption”). Applicant hereby acknowledges that this Application is merely a request for a Proposed Assumption and that the actual terms and conditions upon which the Lender Parties (identified below) would be willing to consent to the Proposed Assumption will be set forth in a conditional approval letter (the “Conditional Approval Letter”), if issued, and the Assumption Documents (as identified below), if issued.

If a party other than Proposed Borrower is executing this application as an Applicant, references to either shall be deemed interchangeable. Each Applicant represents and warrants to Servicer that it has the foil power and authority to execute this Application on behalf of Proposed Borrower and Current Borrower, respectively, and to bind Proposed Borrower and Current Borrower hereto.

Applicant recognizes that the Lender Parties will offer or withhold their consent to the Proposed Assumption and the terms of the Proposed Assumption in their sole discretion based upon information to be provided to the Servicer herewith or subsequent to the submission of this Application, The terms of the Proposed Assumption will be determined upon, among other things, Servicer’s evaluation of the cash flow, inspection of the Property, historical performance of the Property, review of third party reports, and the solvency and prior experience of each of the Proposed Borrower, Proposed Indemnitor, and the Proposed Manager (each as identified on the Applicant Sheet).

ALL ALTERATIONS TO THE BODY OF THIS APPLICATION MUSTBE PLACED IN THE SPECIAL STIPULATIONS ADDENDUM OF THE APPLICATION. ALL BLANK(INCLUDING THE BLANKS ON THE APPLICANTSHEET) TO BE COMPLETED BY APPLICANT AT SUBMISSION OF APPLICATION.

I. APPLICANT, LOAN, LENDER PARTIES, AND PROPERTY

A. Applicant and other Parties (See attached Applicant Sheet):

B-1. Loan Information: Loan Number: 30-9991098 (A) & 18-4000011 (A) Promissory Note Date: 12/28/2006 Loan Originator: Greenwich & Lehman Original Principal Balance: $44,217,000.00 & $42,483,000.00 Current Principal Balance as of (5/20/2008): $44,217,000.00 & $42,483,000.00 Interest Rate: 5.58%

C-l. Lender Information (collectively, the “Lender Parties”): Pool: LB UBS 2007 C2 Trustee: LaSalle Bank Special Servicer: LNR Partners Master Servicer: Wachovia Securities Sub-Servicer: N/A Rating Agencies: Standard and Poor’s and Fitch

B-2. Loan Information: Loan Number: 18-6000170 (B) & 18-6000011 (B) Promissory Note Date: 4/6/2007 Loan Originator: Lehman & Greenwich Original Principal Balance: $7,431,130.28 & $7,734,441.72 Current Principal Balance as of (5/20/2008): $7.431.130.28 & $7.734.441.72 Interest Rate: 5.84196%

C-2. Lender Information (collectively, the “Lender Parties”): Pool: LB UBS 2007 C2 Companion Trustee: N/A Special Servicer: N/A. Master Servicer: Wachovia Securities Sub-Servicer: N/A Rating Agencies: N/A and N/A

D. Name of Property: 2445 M Street

Address: 2445 M Street NW City: Washington State: DC

Zip Code: 20037 County: District of Columbia Property Type: Office

E. Proposed Borrower History: Please check the appropriate space regarding the statements below. If “yes” is checked for any statement, please attach an explanatory statement, which is subject to the Lender Parties’ approval.

Have the Proposed Indemnitor(s), Proposed Borrower, its Principals, and the Applicant executing this Application on behalf of Proposed Borrower and/or any affiliates or entities owned or controlled directly or indirectly by the Principals of the Proposed Borrower, in the last twenty years thereof::

(i) Ever defaulted and/or been delinquent on a commercial mortgage loan? Yes ☐ No ☐

(ii) Ever had any outstanding tax liens against them? Yes ☐ No ☐

(iii) Ever had any outstanding judgments against them? Yes ☐ No ☐

(iv) Ever been a debtor in a bankruptcy action? Yes ☐ No ☐

(v) Ever had any extraordinary course of business litigation pending? Yes ☐ No ☐

(vi) Ever had any criminal convictions? Yes ☐ No ☐

F. Proposed Closing: If approved, the closing of the Proposed Assumption will occur upon the delivery of all Assumption Documents and the satisfaction of all closing conditions.

G. Last financial statements on record 03/31/2008. Last Rent Roll on record 03/31/2008.

II. FEES, PROCESSING COSTS AND EXPENSES

Applicant shall pay the following fees and expenses to Lender Parties in connection with the Proposed Assumption, delivered to Lender Parties within the appropriate time periods set forth below:

A. Application Fee: Applicant shall pay a non-refundable application fee in the amount of. $5,000.00 to Servicer along with the submission of this Application.

B. Third Party Expense Deposit: Applicant shall make a deposit in the amount of $1,500.00 for the estimated costs and expenses of obtaining a property inspection of the Property, conducting UCC, Bankruptcy, Litigation, Judgment and Lien and Credit searches on the various parties, insurance review, and the estimated costs and expenses of Servicer’s escrow agent. Applicant will be required to reimburse Servicer on demand for any additional costs to perform its due diligence in respect to the Proposed Assumption, whether or not the Lender Parties issue a Conditional Approval Letter in respect to the Proposed Assumption. In the event that the deposit exceeds such actual costs and expenses, Servicer shall refund or credit such excess to the applicable Applicant upon the closing of the Proposed Assumption or sooner if a Conditional Approval Letter is not issued. An additional deposit may be required if a Property evaluation determines further testing or reporting is needed or if a known environmental hazard has been identified.

C. Underwriting Fee: Applicant shall pay an underwriting fee in the amount of $3,000.00 to cover the cost of underwriting. In the event the Application is withdrawn before being sent to underwriting, Servicer shall refund the amount to the applicable Applicant.

D. Legal, Fee’s: Please note that Applicant will be responsible for all legal fees and expenses of Servicer’s legal fees regardless of whether a Conditional Approval Letter is issued or whether the Proposed Assumption closes.

E. Rating Agency Fees: Pursuant to the Servicing Agreement (as defined below), the approval of each Rating Agency indicated above is necessary for the Proposed Assumption. Applicant shall make a deposit in the amount of $17,500.00 for the estimated costs and fees of these Rating Agencies and their counsel. Please note that the actual fees may exceed this amount and that such fees may be due regardless of whether a Conditional Approval Letter is issued or the Proposed Assumption closes. In the event that the deposit exceeds such actual costs and fees, Servicer shall refund or credit such excess to the applicable Applicant upon the closing of the Proposed Assumption or sooner if a Conditional Approval Letter is not issued

F. Assumption Fee: Proposed Borrower and/or Current Borrower will pay an Assumption Fee in the amount of $200,000.00 upon the closing of the Proposed Assumption.

G. Next Monthly Payment: For administrative reasons, Servicer reserves the right to require that the next regularly scheduled payment of principal, interest and escrow amounts be paid at closing of the Proposed Assumption.

H. Documentation and Due Diligence Expenses: In addition to the above fees, Applicant shall pay all other costs and expenses incurred in connection with the preparation for and closing of the Proposed Assumption, whether or not such closing occurs, including, without limitation, appraisal review fees, environmental review and report fees, engineering review fees, inspection and travel fees, credit report fees, insurance policy review fees, tax service fees, title insurance report fees, surveyor’s fees, zoning and surveyor consultant’s fees, escrow fees, legal fees and disbursements (including fees and disbursements of Servicer’s counsel, as well as local counsel selected by Servicer), intangibles taxes, note taxes, mortgage recordation taxes, stamp taxes, transfer taxes, all recording costs and filing fees, all license and permit fees, all title/UCC/litigation/tax lien search fees and all title and other insurance premiums and all other fees required by Servicer.

III. DESCRIPTION OF PROPOSED ASSUMPTION & PROPOSED BORROWER REQUIREMENTS (Subject to Servicer’s requirements provided to Applicant subsequent to this Application) Applicant acknowledges:

A. Assumption Documents: The Current Borrower, Current Indemnitor(s) (identified on the Applicant Sheet), Proposed Borrower, Proposed Indemnitor(s) and Proposed Manager shall be required to execute Servicer’s standard loan assumption documents (the “Assumption Documents”). Copies of Servicer’s form Assumption Documents will be provided by Servicer’s counsel promptly following engagement of such counsel by Servicer. Please be advised that these documents are forms only and will need to be revised to reflect additional terms of the Proposed Assumption Servicer reserves the right to make changes to these documents and to require additional documentation

B. Original Loan Documents: In connection with the Proposed Assumption, Proposed Borrower and Proposed Indemnitor(s) will be assuming all of the obligations and liabilities of Current Borrower and Current Indemnitor(s) under pre-existing loan documents which may include, without limitation, the following: a promissory note, mortgage, deed of trust or security deed, loan agreement, assignment of leases and rents, security agreement, environmental indemnity, indemnity and guaranty relating to recourse items, escrow agreements and various collateral assignments, (together with all other documents executed in connection with the Loan, the “Original Loan Documents”). Please note that the Proposed Borrower and Proposed indemnitor(s) will be required to assume ALL past, present and future obligations of the Current Borrower and Current Indemnitor(s) under the Original Loan Documents as if Proposed Borrower and Proposed Indemnitor(s) had originally executed the Original Loan Documents. Please also note that die Current Borrower and Current Indemnitor(s) will remain liable for all recourse items arising or accruing prior to the closing of the Proposed Assumption. By their execution below, Proposed Borrower and Proposed Indemnitor(s) acknowledge that they have had sufficient opportunity to review the Original Loan Documents with their attorneys, accountants and other professionals as they deem necessary and have conducted such due diligence with regards to the Original Loan Documents, the Loan, the Property, the Current Borrower and Current Indemnitor(s), and the Proposed Assumption as they deem necessary.

C. Lender Representations: Other than representations regarding current principal and escrow balances and current payment amounts, neither Servicer nor any other Lender Party, has made or will make any representations or warranties regarding the Original Loan Documents, the Loan, the Property, or the Current Borrower or Current Indemnitor(s).

D. Limited Recourse: The recourse of the “Lender” under the Original Loan Documents and Assumption Documents shall be limited as provided in the Original Loan Documents.

E. Special Purpose Entity Requirements: The Proposed Borrower shall be a newly formed special purpose entity, which complies with the requirements contained in the Original Loan Documents and Servicer’s standard SPE Requirements. Servicer’s standard SPE Requirements will be provided by Servicer’s counsel promptly following engagement of such counsel by Servicer. Servicer will be happy to provide these requirements earlier upon request of the Proposed Borrower. In so event may an individual or a non-special purpose entity act in the capacity as “Borrower”. Additionally, if required under the Original Loan Documents, and if the Proposed Borrower is a partnership or a limited liability company, Proposed Borrower’s general partner or managing member, respectively, must be a newly formed special purpose entity, which complies with such requirements and Servicer’s standard SPE Requirements. If required under the Original Loan Documents, the board of directors of such general partner or managing member or, if Proposed Borrower is a corporation, the board of directors of Proposed Borrower, shall include at least one independent director recommended by Proposed Borrower and approved by Servicer. If required under the Original Loan Documents or required in connection with the original Loan closing, Proposed Borrower shall also furnish a substantive non-consolidation bankruptcy opinion on Servicer’s standard form.

F. Subordinate Financing: Subordinate or secondary financing whether secured or unsecured, including, without limitation any seller financing, pledges of interest, equity lines [Illegible] letters of credit or seller/vendor liens, shall be prohibited in connection with the Proposed Assumption except to the extent specifically permitted under the Original Loan [Illegible] unless specifically consented to in this proposed assumption through the Conditional Approval Letter.

G. Substitution of Indemnitors: The Proposed Indemnitor(s) must be person(s) or entities acceptable to the Lender Parties. The Lender Parties reserve the right at all times to [Illegible] additional persons or entities to serve as “Indemnitors”. Please note that Servicer may require each person or entity Servicer identifies as a Key Principal (as defined below) to serve as a

Proposed Indemnitor. For purposes of this Application, a Key Principal is a person or entity that Servicer determines, in its sole discretion, to be critical (in a financial or managerial sense or otherwise) to the successful operation and management of the Proposed Borrower and the Property. Al! individuals and entities with a 20% or greater ownership interest (direct or indirect) in the Proposed Borrower or who have managing control of the Proposed Borrower, or its general partner or manager, as applicable, shall be considered a Key Principal. Proposed Borrower and Proposed Indemnitor(s) will be required to assume all obligations of the Current Borrower and Current Indemnitor(s) under any existing indemnity and/or guaranty agreements.

H. Escrows: Please note that the Original Loan Documents require that the Current Borrower maintain certain escrows and/or reserves with the Servicer, which may include escrows for the payment of property taxes and insurance premiums, or reserves for necessary capital improvements, ongoing repairs, tenant upfit and leasing commissions and/or for environmental remediation or other purposes. In connection with the Proposed Assumption, Proposed Borrower will be assuming all escrow obligations of the Current Borrower and all existing escrow balances will be transferred by Servicer for the benefit of the Proposed Borrower. Please also note that the Original Loan Documents provide that the Servicer may re-examine existing escrow and reserve balances and monthly payment amounts at any time (including in connection with the Proposed Assumption), and may modify required escrow and reserve requirements as it deems necessary

I. Management: The Property shall be managed by an entity acceptable to Servicer in accordance with a management agreement approved by Servicer. All management contracts or agreements, other than hotel operating agreements, shall be subordinate to the Original Loan Documents, shall be assigned as additional security and may be terminated by the “Lender”, at its election, upon the occurrence of an Event of Default (as defined in the Original Loan Documents). Hotel franchise and management agreements with national chains shall be subject to the terms of a recognition agreement in form and substance acceptable to Servicer.

J Insurance: Servicer will require satisfactory evidence from Proposed Borrower regarding Proposed Borrower’s proposed fire and hazard, rent loss or business interruption, liability and such other hazard insurance coverage (including flood, if applicable) as required under the Original Loan Documents and otherwise in accordance with Servicer’s current insurance requirements. Please note that both the insurance companies chosen and the coverages provided must meet the requirements contained in the Original Loan Documents. To prevent delays in closing, it is suggested that the Proposed Borrower submit evidence regarding insurance to Servicer at feast five (5) business days prior to the anticipated closing date.

IV. CONDITIONS TO CLOSING

A. Closing Requirements: If the Proposed Assumption receives conditional underwriting approval, the requirements for closing the Proposed Assumption will be set forth in the Conditional Approval Letter and in the Closing Checklist to be prepared by Servicer’s counsel. Servicer’s form Closing Checklist will be provided by Servicer’s counsel promptly following engagement of such counsel by Servicer. Please note that this form checklist is for illustrative purposes only and that the actual closing requirements will be established by the Lender Parties based on their analysis of the Proposed Assumption and the information and documentation you have provided.

B. Conditional Approval Letter: Applicant agrees that the Lender Parties are under no obligation to issue a Conditional Approval Letter or to close the Proposed Assumption, such decision being within the absolute sole discretion of the Lender Parties. Furthermore, should the Lender Parties agree to close the Proposed Assumption, the Proposed Assumption may close absent a Conditional Approval Letter. Such omission will not limit the Lender Parties’ rights under the constraint of the Original Loan Documents, the Assumption Documents or the Application.

C. Centralized Title Insurance Program: In order to expedite the closing process, Servicer has established a centralized title insurance program with the national offices of the approved title insurance companies listed on the Special Stipulations page. Applicant should indicate its selection of a title insurance company on that page, and if no selection is made, Servicer shall select an approved title insurance company (the “Designated Company”) to issue a title endorsement(s) to the existing mortgagee’s title policy or a replacement title policy insurance policy through its affiliate Union Commerce. Unless Applicant has already done so, Servicer (or its counsel) shall order the required title report from the Designated Company at Applicant’s expense and the Designated Company shall thereafter contact Applicant directly. If the Proposed Assumption fails to close for any reason, Applicant shall be responsible for and shall be required to pay all costs and expenses incurred including any customary cancellation charges imposed by such Designated Company.

D. Special Stipulations: The Special Stipulations Rider attached hereto shall contain any and all changes to the body of this Application and any additional conditions to the closing, which conditions are incorporated herein by reference. Furthermore, Applicant agrees to furnish, promptly to Servicer any additional information and documentation that Servicer shall reasonably request in order to process this Application and in order to prepare the necessary Assumption Documents. Any changes to the body of this Application, other than the input of missing information on Sections I & II and the attached Applicant Sheet, do not constitute a part of the Application.

V. MISCELLANEOUS PROVISIONS

A. Brokerage Commissions: In the event that one or more Brokers have been engaged by Applicant with respect to this transaction and have arrived upon an agreement with the Applicant regarding payment for their service as a broker, the broker’s payment shall be paid by the Applicant out of sale proceeds upon the closing of the Proposed Assumption. Applicant agrees to pay the commission of any other broker used in this transaction and to hold the Lender Parties harmless and to defend the Lender Parties from and against any and all claims for brokers’ or finders’ fees and commissions in connection with the transactions described in this Application.

B. Application Expiration: In the event that (i) this Application shall not be fully executed and returned to Servicer with the required funds and submission items within thirty (30) days from the date hereof or (ii) the Proposed Assumption is not actually closed within forty-five (45) days from the date the fully executed Application, together with the required funds and submission items, is submitted to Servicer, then the Proposed Assumption is subject to amendment or termination by Servicer.

C. Role of Servicer: Applicant understands that Servicer, as a servicer of the Loan, may not have the sole authority to approve the Proposed Assumption or issue a Conditional Approval Letter. Applicant understands that the Proposed Assumption may need to receive the approval of one or more of the other Lender Parties.

D No Assignment: Neither this Application nor any Conditional Approval Letter subsequently issued in connection herewith may be assignable in whole or in part by Applicant by operation of law or otherwise and any purported assignment shall be null and void and shall be deemed a termination of this Application at Servicer’s option.

E. REMIC Trust Structure and Pooling and Servicing Agreement: Please note that the Loan has been securitized and is currently held by the Trustee identified above in a Real Estate Mortgage Investment Conduit (REMIC) trust structure (the “Trust”). The Trust and each loan within the Trust, including, without limitation, the Loan, is subject to federal statutes and regulations regarding REMICs which impose certain limitations on the Loan and the Lender Parties. If you have any questions regarding REMICs, it is suggested that you consult with your tax attorney. Please also note that in connection with their servicing of the Loan, Servicer has executed a Pooling and Servicing Agreement (the “Servicing Agreement”), which governs its servicing relationship with the Trust and governs its servicing of the Loan. Again, the Servicing Agreement imposes certain limitations on the Loan and the Lender Parties.

F. Inquiries: Applicant hereby authorizes the Lender Parties and any representative of the foregoing to make inquiries in respect to each Applicant and its respective principals in respect to the character, general reputation or persona! characteristics, financial and credit data in respect to such Applicant and such principals. Upon any Lender Party’s request, Applicant shall provide additional information as to such matters as such Lender Parties may require. Further, Applicant acknowledges that the Lender Parties or representatives of the Lender Parties shall be reviewing, processing and examining financial and other information set forth in this Application and any submissions made in connection herewith. Pursuant to that review, the Lender Parties or such representatives may submit and/or discuss such information with other Lender Parties and with third-party vendors such as underwriters, search firms, attorneys, accountants, brokers, appraisers and consultants. Applicant hereby consents to the examination and sharing of this information among the Lender Parties and with such third parties.

G. Submissions: Attached hereto is a schedule of required materials to be submitted with this Application.

H. Important information about entering into a business relationship with Wachovia: To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship.

I. Credit Authorization: By signature below, Current Borrower, Current Indemnitor(s), Proposed Borrower and Proposed Indemnitor(s) and their respective principals authorize Servicer and/or its agents to order a consumer credit report, verify other credit information including past and present mortgage references, and to conduct such searches and independent investigations as Servicer deem necessary or advisable.

Date: Date:

CURRENT BORROWER: PROPOSED BORROWER:

Signature: Signature:

Name: Name:

Title: Title:

CURRENT INDEMNITOR (1): Signature: PROPOSED INDEMNITOR (1): Signature:.

Name: Name:

CURRENT INDEMNITOR (2): Signature: PROPOSED INDEMNITOR (2): Signature:.

Name: Name:

APPLICANT SHEET

Current Borrower: Name:

Contact:

Address:

City, State, Zip:

Ph:

Fax:

Email:

EIN:

State of Formation: Proposed Borrower: Name:

Contact:

Address:

City, State, Zip:

Ph:

Fax:

Email:

EIN:

State of Formation:

Current Indemnitor(l): Name:

Home Address:

City, State, Zip:

Ph:

Fax:

Email:

SSN#: DOB:

U.S. Citizen? Yes ☐ No ☐ Proposed Indemnitor(l): Name:

Home Address:

City, State, Zip:

Ph:

Fax:

Email:

SSN# DOB:

U.S. Citizen? Yes ☐ No ☐

Current Indemnitor(2):

(Attach separate sheet for additional parties as necessary) Name:

Home Address:

City, State, Zip:

Ph:

Fax:

Email:

SSN#: DOB:

U.S. Citizen? Yes ☐ No ☐ Proposed lndemnitor(2) and EACH entity to hold a 20% or greater interest in Proposed Borrower: (Attach separate sheet for additional parties as necessary) Name:

Home Address:

City, State, Zip:

Ph:

Fax:

Email:

SSN#: DOB:

U.S. Citizen? Yes ☐ No ☐

Current Property Manager: Name:

Contact:

Address:

City, State, Zip:

Ph:

Fax:

Email: Proposed Property Manager: Name:

Contact:

Address:

City, State, Zip:

Ph:

Fax:

Email:

Attorney for Current Borrower: Firm:

Attorney:

Address:

City, State, Zip:

Ph:

Fax:

Email: Attorney for Proposed Borrower: Firm:

Attorney:

Address:

City, State, Zip: Ph:

Fax:

Email:

Broker for Current Borrower: (if applicable) Company:

Broker:

Address:

City, State, Zip:

Ph:

Fax:

Email: Broker for Proposed Borrower: (if applicable) Company:

Broker:

Address:

City, State, Zip:

Ph:

Fax:

Email:

1031 Facilitator for Current Borrower: (if applicable) Company:

Broker:

Address:

City, State, Zip:

Ph:

Fax:

Email: 1031 Facilitator for Proposed Borrower: (if applicable) Company:

Broker:

Address:

City, State, Zip:

Ph:

Fax:

Email:

SPECIAL STIPULATIONS RIDER

Approved Title Insurance Companies: (see section IV. C.)

Applicant to initial one:

— Fidelity National Title Insurance Company (“Fidelity National”)—contact Diane Crawford at (212) 481 -5858

— First American Title Insurance Company (“First American”)—contact Steven Napolitano at (800) 437-1234

— Stewart Title Guaranty (“Stewart”)—contact Regina Fiegel at (800) 342-7588

— Union Commerce, an affiliate of Servicer (writing for Fidelity and Stewart)—contact Danielle Howell at (888) 921-8866

— Title Company that had issued the current policy at the closing of the loan. (Please provide contact)

MATERIALS TO BE SUBMITTED WITH APPLICATION

The following materials are required to be submitted to Servicer in connection with Applicant's submission of this Application [check if applicable]. **Wachovia also reserves the right to request additional information and documentation based on its review of the information you provide or based on its independent investigations.**

Property Name		LOAN #	

PROVIDED BY CURRENT BORROWER (Seller): *

	DOCUMENT	COMMENTS
1.	Executed Application Signed by the Current Borrower(s) & Current Indemnitor(s) including a completed Applicant Sheet	
2.	Purchase and Sale Agreement (including all amendments)	
3.	Current Property Management Agreement & Company Profile (including a list of properties currently managed which should specify property type, property location, property square footage and current occupancy)	
4.	Two Years Certified Year End Operating Statements	
5.	Year to Date Certified Operating Statement (Trailing Twelve, if available)	
6.	Current Certified Rent Roll • Hotel Properties, please provide a STAR Report • Multifamily Properties, please also provide a Unit Mix Breakdown summarizing each unit type and how many units are occupied & vacant	
7.	Sale Volume Report for Retail Properties	
8.	Current Indemnitor(s) please provide: • Company Profile or Individual's Resume including Real Estate Experience • Current Certified Balance Sheet/Financial Statement • Property Schedule of Owned Real Estate (please see Exhibit C)	
9.	Organization Chart for Current Borrower (please see Exhibit A). Please include: • Percentage Ownership for each Organizational Layer • Identification of the Managing Member or General Partner • Complete Organizational Break Down to the "Warm Bodies" or Operating Company	
10.	Copies of Leases for all Tenants occupying 20% or more of the gross leaseable area; as well as a copy of any ground lease that may relate to the property	
11.	Leasing Activity Report that specifies potential leases for current vacancies and/or for current leases that expire/renew within six months	
12.	3rd Party Reports Completed at Origination or Subsequent Updated Reports	

PROVIDED BY PROPOSED BORROWER (Buyer): *

	DOCUMENT	COMMENTS
1.	Executed Application Signed by the Proposed Borrower(s) and Indemnitor(s) including a completed Applicant Sheet	
2.	Application Fee, Third Party Deposit and Underwriting Fee**	
3.	Transaction Narrative - Written narrative of proposed transaction including the proposed structure and the sources and uses for the proposed transaction	
4.	Organization Chart for Proposed Borrower (please see Exhibit A). Please include: • Percentage Ownership for each Organizational Layer • Identification of the Managing Member or General Partner • Complete Organizational Break Down to the "Warm Bodies" or Operating Company	
5.	Draft Organizational documents for the Proposed Borrower and its general partner or manager, as applicable	
6.	Proposed Replacement Indemnitor(s)/Guarantor(s)/ Key Principal(s)*** please provide: • Company Profile or Individual's Resume including Real Estate Experience • Current Certified Balance Sheet/Financial Statement • Property Schedule of Owned Real Estate (please see Exhibit C) • Most Recent Two Years Federal Tax Returns • Three Completed Lender Credit References (Indemnitor(s) only) (please see Exhibit B) • Credit Search Authorization (please see Exhibits D1-D-2)	
7.	Proposed Property Management Agreement	
8.	Proposed Property Management Company Profile (including a list of properties currently managed which should specify property type, property location, property square footage and current occupancy)	
9.	Property Pro Forma Operating Statements – Include a three-year pro forma of operations with lease projections and rollover risk	
10.	Source of Equity & Verification of Funds (i.e. current bank statements, brokerage account statement, 1031 exchange funds, etc)	
11.	1031 Exchange Information (if applicable) - Include expiration date for 1031 exchange period, exchange accommodator's letter and 1031 exchange agreement	
12.	Prior to closing, Assumptor to provide satisfactory Certificates of Insurance evidencing or binding all required coverages and Limits, **including perils of terrorism.**	

* An updated appraisal, and/or new property survey may be required
** This check may come from either the current or proposed borrower
*** Key Principal is defined as all individuals and entities with a 20% or greater ownership interest (direct or indirect) in the Proposed Borrower

5

Exhibit A

SAMPLE DIAGRAMS OF THE CURRENT/PROPOSED BORROWER

If current/proposed borrower is a limited partnership:

SPE BORROWER

GENERAL PARTNER: GENERAL SPE % LIMITED PARTNER: “Limited Partner A” % LIMITED PARTNER: “Limited Partner B” % LIMITED PARTNER: “Limited Partner C” %

If current/proposed borrower is a limited liability company:

SPE BORROWER

MEMBER: “Member A” % MEMBER: “Member B” % MEMBER: “Member C” % MEMBER: “Member D” %

Manager: _____________________

If current/proposed borrower is a corporation:

SPE BORROWER

20% OR GREATER SHAREHOLDER % 20% OR GREATER SHAREHOLDER % 20% OR GREATER SHAREHOLDER % 20% OR GREATER SHAREHOLDER %

Officers

President: _________________________

Vice President: _________________________

Secretary: _________________________

Treasurer: _________________________

Indemnitor: _________________________

Wachovia Bank National Association Commercial Real Estate Services Attn: Karen Rosario NC1075 9th Floor 201 S. College Street Charlotte NC 28244-1075 Fax: 704/715-0036

Exhibit B

Credit Reference

*To be completed, signed, and dated by 3 different Creditors.

Wachovia Loan number: 30-9991098 (A), 18-4000011 (A) Borrower Name:

18-6000170 (B), 18-6000011 (B)

Name of Key Principal:

Account #:

Credit Reference Contact:

Contact Person:

Company:

Address:

Phone #:

Date of Contact:

Q: Please characterize the nature and length of your relationship with the key principal

A:

Q: Would you consider providing real estate financing or other financing to the key principal in the future? Please explain.

A:

Q: Has the key principal ever had a delinquent loan? If so, please explain the situation and how it was resolved.

A:

Q: With regards to your business dealings with the key principal, what else can you tell me about them or their related entities and businesses?

A:

Signed by: _______________________ Date: ___________

Title: ___________________________

Real Estate Operating Schedule

Exhibit C

Property Name & Address Property Type Property

Size Date Acquired Estimated Market Value Lender Current Principal Balance Interest Rate Current Net Operating Income Annual Debt Service Payments Current Free & Clear Cash Flow

The undersigned represents, warrants, and certifies that the information provided herein is true, correct, and completed, and gives a correct and complete showing of all requested information on Exhibit C as of the following date for the undersigned

By: ____________________________ Date:

Exhibit D-l

INDIVIDUAL CREDIT SEARCH AUTHORIZATION FORM

This form must be complete by:

Indemnitors

Individuals who indirectly or directly own 20% or more of the new borrowing entity

Individuals that hold the controlling interest in the new borrowing entity

Date _________, 2008

Loan Number: 30-9991098 (A), 18-4000011 (A) 18-6000170 (B), 18-6000011 (B)

Property Name:

Property Address:

To Whom It May Concern:

By signing below, I hereby authorize Wachovia Bank, National Association and their affiliates and/or agents to obtain any consumer credit reports, verify other credit information including past and present mortgage references, and to conduct such searches and independent investigations as deemed necessary or advisable. Facsimile copies of the signature should also be deemed acceptable.

Signature: ____________________________

Name (printed): _______________________

Home Address: _______________________

Social Security: _______________________

Birth Date: ___________________________

Exhibit D-2

BUSINESS CREDIT SEARCH AUTHORIZATION FORM

This form must be complete by:

Indemnitors

Entities that indirectly or directly own 20% or more of the new borrowing entity

New formed Special Purpose Entity

Date __________, 2008

Loan Number: 30-9991098 (A), 18-4000011 (A) 18-6000170 (B), 18-6000011 (B)

Property Name:

Property Address:

To Whom It May Concern:

By signing below, I hereby authorize Wachovia Bank, National Association and their affiliates and/or agents to obtain any consumer credit reports, verify other credit information including past and present mortgage references, and to conduct such searches and independent investigations as deemed necessary or advisable. Facsimile copies of the signature should also be deemed acceptable.

Signature: _______________________________

Name (printed): __________________________

Title: ___________________________________

Company Name: _________________________

Business Address: ________________________

State of Formation: _______________________

Date of Formation: _______________________

Tax ID #: ______________________________

EXHIBIT 11

FORM OF OWNER’S AFFIDAVIT AND GAP INDEMNITY

The undersigned, a [STATE and FORM OF ENTITY], hereby certifies to [            ], as agent for [            ] (the “Insurer”) the following:

1. The undersigned is the owner (“Owner”) of certain property (the “Property”) situated in [            ], described in title commitment No. ______ (the “Title Commitment”) issued by Insurer.

2. The only tenants of the undersigned are tenants under the leases (the “Leases”) set forth on the rent roll annexed hereto as Exhibit A (or subleases thereunder).

3. During the period of 120 days immediately preceding the date of this certification no improvements or alterations have been made (other than minor repairs) to the Property by or on behalf of Owner that have not been paid for (or if unpaid will be paid in the ordinary course of business) and that no claims against Owner of laborers or materialmen remain unpaid (or if unpaid will be paid in the ordinary course of business) for work performed by or on behalf of Owner and that no material incorporated into the Property by Owner is subject to a security interest (other than in connection with any mortgage described in the Title Commitment).

4. No proceedings in bankruptcy or receivership have been instituted by or against Owner which are now pending, nor has the Owner made any assignment for the benefit of creditors which is in effect as to the Property.

5. Owner agrees not to cause any lien or encumbrance to be filed against the Property between the date hereof and the earlier of (a) the date the documents creating the interest being insured pursuant to the Title Commitment have been filed of record and (b) three (3) days following the date hereof.

6. This certification is made for the purpose of inducing Insurer to issue its title policy insuring the Property.

Dated this ____ day of _____

[SIGNATURES ON FOLLOWING PAGE]

11-1

[            ]

a [STATE and FORM OF ENTITY]

By: [            ], a [STATE and

FORM OF ENTITY]

By: _______________________

Name: Title:

11-2